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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12

City National Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CITY NATIONAL CORPORATION
City National Plaza
555 South Flower Street, Thirteenth Floor
Los Angeles, California 90071
(213) 673-7700

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be held on April 21, 2010

Notice of Annual Meeting and Proxy Statement are available at www.cnb.com/ir/ir-kit.asp

TO OUR STOCKHOLDERS:

        We invite you to attend the 2010 Annual Meeting of Stockholders of City National Corporation to be held on April 21, 2010 at 4:30 p.m., PDT at City National Plaza, 555 South Flower Street, Thirteenth Floor, Los Angeles, California. We will hold our 2010 Annual Meeting of Stockholders to consider the following items of business:

          1.     Election to the Board of Directors of three Class II directors for terms expiring in 2013 or until their respective successors have been elected and qualified;

          2.     Ratification of the selection of KPMG LLP as City National Corporation's independent registered public accounting firm for the fiscal year ending December 31, 2010;

          3.     Amendment of the 2008 Omnibus Plan;

          4.     Approval of the City National Corporation Amended and Restated 2010 Variable Bonus Plan (2010 Variable Bonus Plan);

          5.     A stockholder proposal regarding declassification of the Board of Directors;

          6.     Any other business that may be properly brought before the meeting or any postponement or adjournment of the meeting.

        Stockholders of record at the close of business on February 22, 2010 are entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment of the meeting.

        Whether or not you plan to attend the annual meeting, please sign, date and return the enclosed proxy card in the provided postage paid envelope so that as many shares as possible may be represented at the annual meeting. The vote of every stockholder is important and your cooperation in returning your executed proxy promptly is appreciated. Each proxy is revocable and will not affect your right to vote in person if you attend the annual meeting. We appreciate your continuing support and look forward to seeing you at City National Corporation's annual meeting.

Sincerely,

BRAM GOLDSMITH Chairman of the Board	RUSSELL GOLDSMITH Chief Executive Officer and President

Los Angeles, California
March 15, 2010

CITY NATIONAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS ON APRIL 21, 2010

PROXY STATEMENT

 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING,
PROXY MATERIALS AND VOTING

Q.	Why did you send me this proxy statement?
A.
We sent you this proxy statement because the Board of Directors of City National Corporation (Corporation) is soliciting your proxy to vote at the 2010 Annual Meeting of Stockholders to be held on Wednesday, April 21, 2010 at 4:30 p.m., PDT. You are cordially invited to attend the annual meeting and are requested to vote on the Proposals described in this proxy statement. The annual meeting is being held this year at City National Plaza at 555 South Flower Street, Thirteenth Floor, Los Angeles, California 90071.
Q.	When is this proxy statement being mailed to stockholders?
A.	This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about March 15, 2010.
Q.	What am I voting on?
A.	•	The election of directors;
	•	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2010;
	•	Amendment of the 2008 Omnibus Plan;
	•	Approval of the 2010 Variable Bonus Plan; and
	•	A stockholder proposal regarding declassification of the Board.
We will also consider any other business that properly comes before the meeting.
Q.	How does the Board of Directors recommend I vote?
A.	The Board of Directors recommends you vote as follows:
"FOR":
	•	Election to the Board of the three nominees for Director named in this proxy statement;
	•	Ratification of KPMG LLP as our independent registered public accounting firm for 2010;
	•	Amendment of the 2008 Omnibus Plan;
	•	Approval of the 2010 Variable Bonus Plan; and
"AGAINST":
	•	Declassification of the Board.

Q.    Who can vote at the annual meeting?

A.
Stockholders of record on the Record Date, which was Monday, February 22, 2010, may vote at the annual meeting. At the close of business on the Record Date, there were 52,236,178 shares of the Corporation's common stock outstanding, each of which is entitled to one vote with respect to each matter to be voted on at the annual meeting.

Q.    How many votes are needed to hold the annual meeting?

A.
The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the Record Date will constitute a quorum, permitting us to hold the meeting and conduct business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum.

Q.    What is a broker non-vote?

A.
Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters (such as ratification of independent registered public accounting firm and approval of the 2010 Variable Bonus Plan), but not on non-routine matters (such as election of directors, amendment of the 2008 Omnibus Plan and the stockholder proposal). A broker non-vote occurs when a broker has not received voting instructions from the customer and the broker cannot vote the shares because the matter is not considered a routine matter under NYSE rules.

  Recent changes in regulation have changed how shares held in brokerage accounts are voted in director elections. If you do not vote your shares on Proposal 1—Election of Directors, your broker can no longer vote them for you. Previously, if your broker did not receive instructions from you, they were permitted to vote your shares for you in director elections. However, starting January 1, 2010, under changes to NYSE Rule 452, brokers can no longer vote uninstructed shares. Therefore, it is very important that you vote your shares for all proposals, including the election of directors.

Q.    What is the difference between a "stockholder of record" and a "street name" holder?

A.
The terms describe how your shares are held. If your shares are registered directly in your name with Continental Stock Transfer & Trust, the Corporation's transfer agent, you are a "stockholder of record." If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a "street name" holder.

Q.    What do I have to do to vote?

A.
You may vote by granting a proxy, or for shares held in street name, by submitting voting instructions to your broker or other nominee. If your shares are held by a broker or other nominee, you will receive instructions that you must follow to have your shares voted. See below for more information on voting your shares if held in the name of your broker.

  If you hold your shares as the stockholder of record, you may vote by signing and dating each proxy card you receive and returning it in the enclosed postage paid envelope. If you mark the proxy card to show how you wish to vote, your shares will be voted as you direct. If you return a signed proxy card but do not mark the proxy card to show how you wish to vote, your shares will be voted FOR each of the Board of Directors' nominees for election as director, FOR ratification of KPMG LLP (KPMG) as our independent registered public accounting firm, FOR amendment of the 2008 Omnibus Plan, FOR approval of the 2010 Variable Bonus Plan, and AGAINST the stockholder proposal. If you are the record holder of the shares, you may change or revoke your vote at any time before it is counted at the annual meeting by: (i) notifying our Secretary at the address shown above; (ii) attending the annual meeting and voting in person; or (iii) submitting a later dated proxy card.

  In addition, if other matters are properly presented for voting at the annual meeting, the proxy holders are also authorized to vote on such matters as they shall determine in their sole discretion. As of the date of this proxy statement, we have not received notice of any other matters that may be properly presented for voting at the annual meeting.

Q.    What do I have to do to vote my shares if they are held in the name of my broker?

A.
If your shares are held by your broker, you must vote your shares through your broker. You should receive a form from your broker asking how you want to vote your shares. Follow the instructions on that form to give voting instructions to your broker. If you do not give instructions to your broker, (i) with respect to the ratification of our independent registered public accounting firm, and approval of the 2010 Variable Bonus Plan, your broker will vote your shares at its discretion on your behalf, but (ii) with respect to the election of directors, amendment of the 2008 Omnibus Plan, and the stockholder proposal, a broker non-vote will occur. The broker non-vote will not be counted and no votes will be cast on your behalf. The voting instruction form will provide instructions for you to return it, including instructions for voting by telephone and the Internet. You may change your vote by submitting new voting instructions to your broker, bank or nominee.

Q.    How do I vote my shares that I hold in the City National Corporation Profit Sharing Plan?

A.
If you hold shares in your account under the City National Corporation Profit Sharing Plan (Profit Sharing Plan), you will receive directions on how to submit your voting instructions as part of your proxy mailing. For any shares you hold in the Profit Sharing Plan, if your voting instructions are not received by Friday, April 16, 2010, your shares will be voted in proportion to the way the other Profit Sharing Plan participants voted their shares. If your shares are held in our Profit Sharing Plan, you may change your vote by following the voting instructions as part of your proxy mailing, except that any changes to your voting instructions must be provided by Friday, April 16, 2010. You will not be able to change your vote after this deadline.

Q.    How is each proposal approved or disapproved?

A.
(a) Election of Directors: You may vote either "FOR" each director nominee or withhold your vote from any one or more of the nominees. Directors are elected by a plurality of votes cast. The three nominees who receive the most votes will be elected.

  (b) Ratification of Independent Registered Public Accounting Firm:    You may vote "FOR," "AGAINST" or "ABSTAIN" from voting on the proposal to ratify the selection of KPMG as our independent registered public accounting firm for the year ending December 31, 2010. If you abstain from voting, it will have the same effect as a vote against this proposal. Stockholder ratification of the selection of KPMG as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is requested to approve this proposal.

  (c) Amendment of the 2008 Omnibus Plan:    You may vote "FOR" or "AGAINST" or "ABSTAIN" from voting on the proposal to amend the 2008 Omnibus Plan. Approval of the proposal requires the votes cast in favor of such proposal to exceed the votes cast against such proposal. Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast. Under NYSE Rules, broker non-votes can have the effect of votes against this item if the total votes cast on this item do not exceed 50% of our outstanding shares of common stock.

  (d) Approval of the 2010 Variable Bonus Plan:    You may vote "FOR" or "AGAINST" this item, or "ABSTAIN" from voting on this proposal. Abstentions are counted as votes present and entitled to vote at the meeting and will have the same effect as a vote against this item. The resolutions will be approved if a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on this item vote "FOR" this item.

  (e) Stockholder Proposal:    Approval of the stockholder proposal requires the votes cast in favor of such proposal to exceed the votes cast against such proposal. Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on such proposal.

Q.    How may I obtain a separate set of proxy materials or request a single set for my household? What should I do if I receive more than one set of voting materials?

A.
If you share an address with another stockholder, you may receive only one set of proxy materials (including our 2009 Summary Annual Report, Form 10-K for the year ended December 31, 2009, and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, please request the additional copies by e-mail to investor_relations@cnb.com, by facsimile to (213) 673-7622 or by calling (213) 673-7615. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may contact us in the same manner or write us at the address set forth below in the last question to request delivery of a single copy of these materials.

Q.    Why may I receive multiple voting instruction forms and/or proxy cards?

A.
If you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. If you are an employee of City National Bank, you will receive a voting instruction card for all the shares you hold in the Profit Sharing Plan and you will receive a proxy card for any restricted shares of our common stock you hold. In each case, please complete, sign, date and return each proxy card and voting instruction form that you receive.

Q.    Who is paying for this solicitation?

A.
The Corporation will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, proxies may be solicited personally or by telephone, facsimile, the Internet or other means by certain directors, officers and employees who will receive no additional compensation for their services. We have engaged Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, to assist in the solicitation of proxies at an estimated fee of $17,500 plus disbursements. We will pay brokers and others who hold our common stock in their name for the expenses of forwarding the proxy materials to the beneficial owners of the common stock.

Q.    What are the guidelines for attending the meeting?

A.
Any stockholder entitled to vote at the annual meeting may attend the annual meeting. If you plan to attend the annual meeting, please bring the admission ticket attached to your proxy card and photo identification. If your shares are held in the name of a broker or other nominees, please bring with you a letter (and a legal proxy if you wish to vote your shares) from the broker or nominee confirming your ownership as of the record date, which is February 22, 2010. Failure to bring such a letter may prevent you from attending the meeting.

Q.    How do I get more information about the Corporation?

A.
With this proxy statement, we are also sending you our 2009 Summary Annual Report and our Form 10-K for the year ended December 31, 2009, which includes our financial statements. At your request, we will send you additional copies of these reports without charge. The Form 10-K includes a list of exhibits filed with the Securities and Exchange Commission (SEC) but not the exhibits. If you wish to receive copies of the exhibits, you may request them from us by mail, facsimile or e-mail at the following contact information. We will send the exhibits to you upon payment of our expenses for doing so.

  Investor Relations
  City National Corporation
  555 S. Flower Street, 9th Floor
  Los Angeles, California 90071
  Facsimile: (213) 673-7622
  E-mail:   investor_relations@cnb.com

  Our website is available for information purposes only and should not be relied upon for investment purposes, nor is it incorporated by reference into this proxy statement. The other materials available in the online investor kit include our annual reports on Form 10-K and quarterly reports on Form 10-Q. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding SEC registrants, including City National Corporation.

PROPOSAL 1: Election of Directors

        Our Board of Directors is divided into three classes, with the term of office of one class expiring each year, meaning that our stockholders elect approximately one-third of our Directors at each annual meeting. Currently, our Board of Directors has 12 members; however, effective immediately prior to the 2010 annual meeting, Michael L. Meyer is retiring from the Board. The term of office of our Class II directors will expire at this year's annual meeting. On the nomination of our Board, Russell Goldsmith, Ronald L. Olson and Robert H. Tuttle, will each stand for re-election as Class II directors at this year's annual meeting for a three year term expiring at our annual meeting in 2013 or until their successors have been elected and qualified.

        Unless otherwise directed, the persons named as proxies in the enclosed proxy card intend to vote "FOR" the election of the nominees. If one or more of the nominees unexpectedly becomes unavailable to serve as a director, the proxies may be voted for one or more substitute nominees selected by our Board of Directors, or the authorized number of directors may be reduced. If the authorized number of directors is reduced for any reason, the proxies will be voted for the election of the remaining nominees named in this proxy statement. To the best of our knowledge, all nominees are and will be available to serve as directors.

        Set forth below is information as of February 1, 2010 about each nominee for election as a Class II director, and each of the Class I and Class III directors whose terms have not yet expired and who will continue to serve as directors after this year's annual meeting. Each of the current directors is also a director of City National Bank (Bank), a wholly owned subsidiary of City National Corporation (collectively, Corporation and Bank are referred to in this Proxy Statement as the Company). The biographies of each of the nominees and continuing directors below includes information about the person's age, principal occupation, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that led the Compensation, Nominating & Governance Committee (CN&G Committee) and the Board to determine that the person should serve as a director. When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively, the CN&G Committee and the Board of Directors focus primarily on the information in each of the Directors' individual biographies. In addition to the information presented below, we also believe that all of our nominees and continuing directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to service of our Company and our Board. Finally, each of the directors named below support and enhance our commitment to serve entrepreneurs, professionals, their businesses and families with complete financial solutions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF
RUSSELL GOLDSMITH, RONALD L. OLSON AND ROBERT H. TUTTLE.

Nominees for election as Class II Directors with Terms Expiring in 2013:

Name	Age	Principal Occupation and Other Directorships/Qualifications	Director of Bank Since	Director of Corporation Since
Russell Goldsmith(1)	59	Chief Executive Officer of City National Corporation and Chairman of the Board and Chief Executive Officer, City National Bank since October 1995. President of City National Corporation since May 2005. Vice Chairman of City National Corporation from October 1995 to May 2005. Representative of the Twelfth District on the Federal Reserve Federal Advisory Council (FAC) since 2008 and Vice President of the FAC for 2010. Director of Wynn Resorts, Limited since May 2008.	1978	1979

Mr. Goldsmith contributes to the Board his broad knowledge of the banking, legal and entertainment industries; a deep understanding of the Company and its day-to-day operations; and strong management and leadership skills from his extensive experience as a community, business and industry leader, including his service as former vice chairman of the San Diego Padres and on another public company board.

Ronald L. Olson	68	Partner, Munger, Tolles & Olson, law firm, for more than the past five years. Director, Edison International since 1995, Berkshire Hathaway, Inc. since 1997, The Washington Post Company since 2003 and Western Asset Funds, Inc. since 2005 (includes overseeing the thirteen portfolios of the Corporation, serving as a Director of Western Asset Income Fund and as a Trustee of Western Asset Premier Bond Fund).	2001	2001

Mr. Olson contributes to the Board his insight, sophisticated decision-making skills and counsel as a prominent and well-respected attorney, with extensive experience in securities and other complex litigation matters and transactional and corporate governance issues, as well as wide-ranging contacts in the community developed through his years of industry leadership and service on other public company boards.

Name	Age	Principal Occupation and Other Directorships/Qualifications	Director of Bank Since	Director of Corporation Since
Robert H. Tuttle	66

Co-managing Partner, The Tuttle-Click Automotive Group since November 2009 and from 1989 to July 2005. From July 2005 to February 2009, U.S. Ambassador to the Court of St. James's, London, England. From 1988 to 1989, Assistant to the President and Director of Presidential Personnel, The White House, from 1985-1988, Deputy Assistant to the President and Director of Presidential Personnel, The White House, and from 1982 to 1985, Special Assistant to the President, The White House. Director, City National Corporation from 2002 to 2005 and Arizona Bank from 1989 to 1999. From 1994 to 1998, Chairman of the Executive Committee of Arizona Bank.

			2010	2010

Mr. Tuttle contributes to the Board his experience as a business leader, former bank director and distinguished public servant, with extensive knowledge of international relations and markets, and strong relationships within the global community. Mr. Tuttle has extensive experience with human resources, business operations, sales, service and marketing, and the ability to make complex, sophisticated decisions.

Class III Directors (Terms Expire at 2011 Annual Meeting):

Name	Age	Principal Occupation and Other Directorships/Qualifications	Director of Bank Since	Director of Corporation Since
Richard L. Bloch	80	President, Piñon Farm, Inc. and Co-management Partner of CLB Partners for more than the past five years.	1974	1979

Mr. Bloch contributes to the Board his entrepreneurial skills and abilities as an experienced business leader in the real estate and entertainment industries and as a public servant, with extensive knowledge of and contacts in the San Diego community and a broad-based understanding of the Company from his years of service on the Company's Board.

Bram Goldsmith(1)	86	Chairman of the Board, City National Corporation, for more than the past five years.	1964	1969

Mr. Goldsmith contributes to the Board his many years of experience as a successful real estate developer and as a leader of both the banking industry and the Company. He brings to the Board his unique perspective as one of the earliest clients of the Bank, his 46 years as a director of the Company, his service as the Chairman of the Company since 1975, and as the Chief Executive Officer of the Company from 1975 to 1995.

Name	Age	Principal Occupation and Other Directorships/Qualifications	Director of Bank Since	Director of Corporation Since
Ashok Israni	62	President and Chairman, Pacifica Companies for more than the past five years.	2007	2007

Mr. Israni contributes to the Board his significant knowledge in real estate development and investment, in-depth knowledge of the economy in San Diego and Southern California, and the ability to analyze complex business problems and develop creative solutions arising from his substantial success as an entrepreneur.

Kenneth Ziffren	69	Partner, Ziffren Brittenham LLP, law firm, for more than the past five years. Director, Panavision, Inc. from 1998 to 2006.	1989	1989

Mr. Ziffren contributes to the Board his extensive experience as a leading entertainment lawyer and law professor at UCLA with deep knowledge of the entertainment and media businesses and sophisticated experience in evaluating business issues, negotiating contracts, advising clients, resolving disputes and making strategic decisions.

Class I Directors (Terms Expire at 2012 Annual Meeting):

Name	Age	Principal Occupation and Other Directorships/Qualifications	Director of Bank Since	Director of Corporation Since
Kenneth L. Coleman	67	Non-executive Chairman of the Board, Accelrys, Inc., since February 2006. From May 2002 to January 2006, Chairman and Chief Executive Officer, ITM Software. Director, Accelrys, Inc. since May 2003, MIPS Technologies, Inc. since January 1998, and United Online, Inc. since September 2001.	2003	2003

Mr. Coleman contributes to the Board his highly successful executive and entrepreneurial experience in the computer and technology industry, knowledge about the Northern California economy, extensive experience in human resources, and strong skills in evaluating business issues, making strategic business judgments, and understanding the impact of science and technology on consumers, companies and the economy. Mr. Coleman also has unique experience in the management of the Information Technology function to ensure that it maximizes its impact on the enterprise.

Name	Age	Principal Occupation and Other Directorships/Qualifications	Director of Bank Since	Director of Corporation Since
Bruce Rosenblum	51	President, Warner Bros. Television Group, since September 2005. Executive Vice President, Television, Warner Bros., from 1999 to September 2005.	2007	2007

Mr. Rosenblum contributes to the Board his significant achievement and experience in the entertainment business and knowledge regarding the entertainment industry and clients, as well as skills in evaluating business and legal issues, handling personnel, compensation and operational matters and strategic planning.

Peter M. Thomas	59	Managing Partner, Thomas & Mack Co., LLC, a commercial real estate development company, for more than the past five years. From 1992 to 1995, President and Chief Operating Officer of Bank of America-Nevada; and from 1982 to 1992, President and Chief Operating Officer of Valley Bank of Nevada. Director of Boyd Gaming Corporation since April 2004.	2003	2003

Mr. Thomas contributes to the Board his extensive experience in banking, finance and commercial real estate industries, including service on other public company boards, as well as strong management skills, financial sophistication, and the ability to make strategic decisions and provide valuable insight into the Nevada economy and competitive landscape.

Christopher J. Warmuth	55	Executive Vice President, City National Corporation and President, City National Bank since May 2005. Executive Vice President and Chief Credit Officer, City National Bank from June 2002 to May 2005.	2005	2005

Mr. Warmuth contributes to the Board his broad-based knowledge of the banking and real estate industries, an in-depth understanding of the Company, its businesses and operations; including credit policy and risk management; and valuable and strategic insight into the Company's challenges and opportunities.

(1)
Russell Goldsmith is the son of Bram Goldsmith.

 PROPOSAL 2: Ratification of Selection of Independent Registered Public Accounting Firm

        Our Board of Directors has ratified the decision of the Audit & Risk Committee to appoint KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Although we are not required to do so, it has been our practice to seek stockholder ratification of this appointment as a matter of good corporate governance. KPMG has audited our financial statements since 1993. Representatives of KPMG will be present at our annual meeting to make a statement if they desire to do so and to respond to appropriate questions.

        If the stockholders fail to ratify the selection, the Audit & Risk Committee may reconsider whether or not to retain KPMG and reserves the discretion to retain KPMG as our independent registered public accounting firm. Even if the selection is ratified, the Audit & Risk Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit & Risk Committee determines that such change would be in the best interests of the Corporation and its stockholders.

        We incurred the following fees in 2009 and 2008 for professional services provided by KPMG:

	2009	2008
Audit Fees(1)	$1,726,700	$1,660,000
Audit-Related Fees(2)	179,500	179,500
Tax Fees(3)	60,000	60,000
All Other Fees	—	—

Total Fees	$1,966,200	$1,899,500

(1)
Audit Fees represented fees for professional services provided in connection with the integrated audit of the Company's financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)
Audit-Related Fees consisted of professional services related to audits of employee benefit plans, internal control reviews of wealth management department operations, AIMR performance attestations regarding the wealth management department and other audit services requested by management, which are in addition to the scope of the financial statement audit.

(3)
Tax Fees included tax return review and tax compliance advice.

        The Audit & Risk Committee's policy is to pre-approve all audit and non-audit services to be provided by our independent registered public accounting firm. Pre-approvals are generally provided for up to one year, are detailed as to the particular service or category of services, and are subject to a specific budget. The Audit & Risk Committee has delegated pre-approval authority to its Chairman when expedited approval of services is necessary. All of the services provided by KPMG in 2009 and 2008 were pre-approved by the Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
THE RATIFICATION OF THE SELECTION OF KPMG AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3: Amendment of the 2008 Omnibus Plan

        We are asking stockholders to approve an amendment to the Corporation's 2008 Omnibus Plan (2008 Plan) for the purpose of reserving 500,000 additional shares of common stock of the Corporation (Shares) for issuance under the 2008 Plan (New Shares). There were 2,246,683 Shares (Existing Shares) available under the 2008 Plan as of December 31, 2009. Upon approval by stockholders of the amendment to the 2008 Plan, the New Shares will be available for grant under the 2008 Plan in addition to the Existing Shares. Also we are asking stockholders to approve an amendment to the 2008 Plan for the purpose of changing from the current 3.3 to 2 the ratio used to reduce the maximum number of Shares available for Awards under the 2008 Plan for every Share of Restricted Stock (RS), Restricted Stock Units (RSUs), Performance Shares (PS) or Performance Share Units (PSUs) issued (which includes the 1 Share of RS or PS issued).

        The objective of the 2008 Plan is to promote the success of the Corporation by providing an additional means to attract, motivate, retain and reward employees and non-employee directors of the Corporation and its subsidiaries. The Board of Directors has found equity awards to be an effective means of compensating employees in a manner that aligns their interests with the interests of stockholders. Equity awards motivate employees to create long-term stockholder value and to build long-term capital to share in the success of the Corporation. In order to have sufficient shares available for grants of equity awards, the Board of Directors therefore recommends adoption of the amendment to the 2008 Plan. On April 23, 2008, the stockholders approved the 2008 Plan. The amendment to the 2008 Plan was approved by the Board and the Compensation, Nominating & Governance Committee (CN&G Committee or Compensation Committee) on February 24, 2010, subject to stockholder approval. In the event stockholder approval of the amendment is not obtained, the Corporation will continue to grant awards pursuant to the 2008 Plan, subject to applicable law.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
THE PROPOSAL TO AMEND THE 2008 OMNIBUS PLAN.

 Description of the 2008 Omnibus Plan

        The summary below is subject to, and qualified in its entirety by, the full text of the 2008 Plan, as amended, a copy of which is attached as Appendix A. The material features of the 2008 Plan are as follows:

  •
  as amended, the 2008 Plan provides for the reduction in the maximum number of Shares available for Awards under the 2008 Plan of 2 Shares (3.3 Shares prior to amendment) for every Share of Restricted Stock (RS), Restricted Stock Units (RSUs), Performance Shares (PS) or Performance Share Units (PSUs) issued (which includes the 1 share of RS or PS issued);

  •
  the 2008 Plan authorizes grants of all types of Awards, other than Incentive Stock Options (ISOs), but including deferred units, available under the 2008 Plan to Non-Employee Directors;

  •
  restrictions imposed on RS Awards may not lapse over a period of less than three (3) years following the date of the Award; and

  •
  the 2008 Plan authorizes grants of RSUs denominated in Shares and payable in Shares, cash or a combination thereof and of Performance Units (PCUs) valued by reference to a designated amount of cash or property other than Shares and payable as the CN&G Committee determines, including in Shares, cash or a combination thereof based upon achievement of specified performance goals.

        Any unexercised, unvested or undistributed portion of Awards under the Existing Plan and all previous plans of the Corporation which are returned to the Corporation will be available for Awards as additional Shares under the 2008 Plan. Shares subject to reissue will be credited to the 2008 Plan using the same reduction factor as was used at the time of the Award.

        The following table summarizes information, as of December 31, 2009, relating to equity compensation plans of the Company pursuant to which equity securities of the Company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	4,850,396	(1)(2)	$50.26	(2)	2,246,683	(3)
Equity compensation plans not approved by security holders	621,045		$45.44		—

Total	5,471,441	(2)	$49.64		2,246,683	(3)

(1)
Includes 382 shares assumed in the acquisition of Business Bank Corporation (BBC) with a weighted-average exercise price of $38.72. BBC shareholders had approved these stock option plans.

(2)
Includes 609,830 shares of outstanding restricted stock/restricted stock units. The weighted-average exercise price does not take into account awards that have no exercise price such as restricted stock and restricted stock units.

(3)
For every Share of restricted stock issued, the maximum number of Shares that may be delivered pursuant to awards under the Existing Plan is required to be reduced by 3.3 shares (including the 1 share of restricted stock issued).

        In March 2001, the Board of Directors adopted the 2001 Stock Option Plan (the "2001 Plan"), which is a broadly-based stock option plan under which options were only granted to employees of the Corporation and subsidiaries who are neither directors or executive officers. The 2001 Plan contains a change of control provision similar to the other stockholder approved plan. The 2001 Plan was not submitted to the stockholders for their approval. No further awards can be issued under the 2001 Plan.

Administration and Eligibility

        The 2008 Plan is administered by the CN&G Committee. Except for any amendment requiring stockholder approval under applicable law or the NYSE listing standards, the Board of Directors may amend, suspend or discontinue the 2008 Plan in its discretion. Termination of the 2008 Plan will not affect any Awards then outstanding.

        Officers at the level of Vice President or above and other officers who provide substantial services to the Corporation and non-employee directors are eligible to participate as well as other persons who perform or agree to perform substantial services for the Corporation of a nature similar to those performed by key employees, including significant agents and consultants, except that ISOs may only be granted to employees. The CN&G Committee determines which employees will receive Awards and the terms of the Awards. As of January 1, 2010, approximately 407 officers and 8 non-employee directors would have been eligible for selection to participate in the 2008 Plan. No determination has been made as to the number of agents, consultants and other persons who are neither employees nor directors, but who might have been, or may be, eligible to participate in the 2008 Plan.

 Kinds of Awards

        The following types of awards (Awards) are authorized by the 2008 Plan:

        Stock Options:     Stock options (Options), either ISOs or Nonqualified Stock Options (NSOs), may be granted to eligible employees. ISOs are subject to certain limitations not applicable to NSOs. NSOs may be granted to non-employee directors. The exercise price of all Options may not be less than the fair market value of the Corporation's common stock on the date of grant (for an ISO granted to any eligible employee owning more than 10% of the Corporation's stock the exercise price may not be less than 110% of the fair market value). The aggregate fair market value (determined at the date of grant) of the stock subject to all ISOs held by an optionee that vest in any single calendar year cannot exceed $100,000.

        Stock Appreciation Rights:     Stock Appreciation Rights (SARs) may be granted to eligible employees or non-employee directors, either in tandem with Options or freestanding. Upon exercise, the holder receives a specified amount in cash, Shares, or a combination of the two. The exercise price of SARs may not be less than the fair market value of a Share on the date of grant. Each SAR entitles the holder to receive the excess of the fair market value of a Share on the exercise date over the fair market value of such Share on the date the SAR was awarded, subject to any maximum determined by the CN&G Committee. If SARs are granted in tandem with Options, they may be exercised only during the time and to the extent that the related Options may be exercised, and the number of Options held by the optionee is decreased by the number of SARs exercised by the optionee.

        The CN&G Committee may not reduce the exercise price of any Option or SAR granted under the 2008 Plan.

        Restricted Stock Awards:     RS Awards may be granted to eligible employees or non-employee directors. The CN&G Committee shall determine the consideration to be paid and the period over which the restrictions shall lapse. However, the restrictions may not lapse with respect to any RS Award over a period of less than three years following the date of the Award. Unless otherwise provided in the applicable award agreement, an employee or non-employee director receiving a RS Award shall be entitled to cash dividend and voting rights for all RS issued even though not vested, provided that such rights shall terminate immediately as to any RS which ceases to be eligible for vesting. An award agreement may provide that cash dividends shall be automatically deferred and reinvested in additional RS, held subject to the vesting of the underlying RS. RSUs may be granted to any eligible employee or non-employee director which may be payable in Shares, cash or a combination thereof.

        Performance Share Awards:     PS Awards may be granted based on criteria determined by the CN&G Committee which, if achieved, result in the Corporation's issuing to the employee or non-employee director an amount in Shares, cash or a combination equal to the fair market value of the number of Shares specified in the Award Agreement, subject to any maximum determined by the Committee. The financial criteria include those outlined in Section 1.6 of the 2008 Plan attached as Appendix A, which criteria may be applied to any Award. The Committee may provide for full or partial credit for the satisfaction of criteria before the end of the period of time specified or the attainment of the specified goal, in the event of the employee's death, retirement or disability or under such circumstances as the Committee may determine, subject to Section 162(m) of the Code. PSUs may be granted to any eligible employee or non-employee director.

        Performance Unit Awards:     PCUs may be granted to eligible employees valued by reference to a designated amount of cash or property other than Shares, which value may be paid by delivery of such property as the CN&G Committee shall determine, including, without limitation, Shares, cash or a combination thereof, upon achievement of such performance goals during the performance period as the CN&G Committee shall establish at the time of such grant or thereafter.

 Maximum Shares

        The maximum number of shares for which Options and freestanding SARs may be granted to a single employee in any three calendar year period shall not exceed 2,400,000 Options or SARs, or in the case of RS, RSUs, PS, or PSUs, their equivalent at the ratio of 1:3.3. See above regarding other share limitations in the 2008 Plan. The limitations are subject to adjustment in the event of changes in the capitalization or corporate structure of the Corporation. Upon termination, cancellation, forfeiture or expiration of any unexercised Award under the Existing Plan, the number of shares with respect to which Awards may be granted under the 2008 Plan will be increased by the number of shares to which such unexercised Award pertained. In addition, the maximum value of the property, including cash or shares, that may be paid or distributed to any eligible employee or non-employee director pursuant to a grant of PCUs with respect to any three calendar year period shall be $15 million dollars.

Terms of Awards

        The CN&G Committee determines the vesting (subject to the limitations described under Kinds of Awards—Restricted Stock) and, where applicable, the expiration date of Awards, but Awards that provide for the right to acquire stock may not remain outstanding more than 10 years after the grant date, and any ISO Award granted to any eligible employee owning more than 10% of the Corporation's stock must not be for a term longer than five years. Unless the Committee determines otherwise, Awards do not vest or become exercisable until six months after the date of grant.

        Awards may generally be exercised only by the person to whom they were granted, and, unless otherwise permitted by the Corporation, cannot be sold, pledged, assigned or otherwise transferred, except to the Corporation, by a designation of beneficiary or according to the grantee's will or the laws of descent and distribution or according to the terms of certain court orders.

        The CN&G Committee will determine the effect of the termination of employment on Awards, depending on the nature of the termination, including changing the exercise period or the number of shares for which an Award is vested or exercisable at the time of termination or thereafter.

Adjustments and Extraordinary Events

        In the event of an extraordinary corporate transaction, the Committee shall proportionately adjust the 2008 Plan and outstanding Awards as to the number or kind of shares to which they relate, the price payable upon the exercise of Awards or the applicable performance standards or criteria. If a Change in Control Event, as defined in the 2008 Plan, takes place, then all outstanding Options and SARs become exercisable, all RS and RSU restrictions lapse and all PS, PSUs and PCUs shall become vested, unless the CN&G Committee determines otherwise, in which event the CN&G Committee will make provision for continuation and, if required, assumption of the 2008 Plan and outstanding Awards or for the substitution of new Awards therefor.

Federal Income Tax Consequences

        Stock Options:     Grants of NSOs and ISOs do not create taxable income at the time of the grant. Optionees will realize ordinary income at the time of exercise of a NSO equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Optionees will not realize income at the time of a qualified exercise of an ISO. If the shares of stock acquired in the exercise of an ISO are retained for a period of at least two years after the Option is granted and one year after the Option is exercised, any gain upon the subsequent sale of the stock will be taxed as a long-term capital gain. An optionee who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the Option is granted or one year after the Option is exercised will realize ordinary income as of the date of disposition up to the difference between the exercise price and fair market value of the stock on the date of exercise. To the extent ordinary income is recognized by the optionee, the Corporation may deduct a like amount as compensation.

        Restricted Stock:     Grants of RS will not be subject to taxation until the restrictions lapse. At that time, the employee's ordinary income will be the difference between the fair market value at the time the restrictions lapse and the amount employees pay, if anything, for the Shares. Employees may be entitled to make an election within thirty (30) days of the RS Award which will cause tax to be due on the value of the Shares at the time of the grant. Taxable income on RSUs will be deferred until the time of actual distribution at termination of service.

        A discussion of the tax consequences of other types of Awards under the 2008 Plan is beyond the scope of this disclosure.

        Section 162(m) Limits:     Notwithstanding the foregoing discussion, Section 162(m) of the Internal Revenue Code (Section 162(m)) and the regulations thereunder would render non-deductible to the Corporation certain compensation to certain executive officers that exceeds $1,000,000 in any year, unless the compensation is exempt. The rules contain an exemption for performance-based compensation plans that includes the requirement, among other things, that the material terms of the plan be approved by stockholders. Although the Corporation believes that Options and SARs granted under the 2008 Plan should be exempt under the rules, and consequently deductible to the Corporation as discussed above, RS and RSUs may not be exempt if the aggregate compensation of the executive officer would exceed such limit. PS, PSUs and PCUs are intended to be classified as performance based compensation which is exempt from the Section 162(m) limitation. In the event of a further change in the applicable law or rules, the continued deductibility of Options, SARs and PS, PSUs and PCUs cannot be assured.

        Section 409A:     Except to the extent specifically provided otherwise by the Committee, it is intended that the 2008 Plan and Awards issued under the 2008 Plan will comply with Section 409A of the Code (and any Treasury Regulations and related guidance) to the extent the Awards are subject thereto, and the 2008 Plan and such Awards shall be interpreted on a basis consistent with such intent. The 2008 Plan and any Award Agreements issued under the 2008 Plan may be amended in any respect deemed by the Committee to be necessary in order to seek to preserve compliance with Section 409A of the Code.

PROPOSAL 4: Approval of the 2010 Variable Bonus Plan

        We are asking shareholders to approve the City National Corporation Amended and Restated 2010 Variable Bonus Plan (2010 Variable Bonus Plan). The purpose of the 2010 Variable Bonus Plan is to promote the success of the Corporation by providing incentives to officers consisting of cash awards based upon the Corporation's achievement of specific goals, and to attract, retain and reward officers of the Corporation. The 2010 Variable Bonus Plan is designed to take into account Section 162(m) of the Internal Revenue Code, which generally denies a corporate tax deduction for annual compensation exceeding $1,000,000 paid to the chief executive officer and the four other most-highly compensated officers of a public company. Certain types of compensation, including performance-based compensation, are generally excluded from this deduction limit. In an effort to insure that certain compensation payable under the 2010 Variable Bonus Plan continues to qualify as performance-based compensation, the plan is being submitted to stockholders for approval at the annual meeting.

        On April 28, 2004, the shareholders approved the existing Amended and Restated 1999 Variable Bonus Plan. The 2010 Variable Bonus Plan was approved by the Board as of February 24, 2010, subject to shareholder approval. In the event shareholder approval is not obtained, that portion of the awards made under the existing Amended and Restated 1999 Variable Bonus Plan in excess of $1 million may not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL
TO APPROVE THE 2010 VARIABLE BONUS PLAN.

 Description of the 2010 Variable Bonus Plan

        Set forth below is a summary of certain material features of the 2010 Variable Bonus Plan, which summary is qualified in its entirety by reference to the actual 2010 Variable Bonus Plan, a copy of which is attached hereto as Appendix B.

Administration

        The 2010 Variable Bonus Plan is administered by the Compensation, Nominating & Governance Committee. To the extent required to comply with Section 162(m), each Committee member qualifies as an "outside director." Among other things, the Committee has the authority to select the officers of the Corporation to whom awards may be granted and to determine the terms and conditions of any such awards. The Board of Directors of the Corporation has the absolute discretion to modify or amend the 2010 Variable Bonus Plan in whole or in part, or suspend or terminate the 2010 Variable Bonus Plan in its entirety. However, the effect of any such modification, amendment, suspension or termination during a Plan Year (as defined in the 2010 Variable Bonus Plan) will be weighed against the requirements of Section 162(m).

Eligibility

        The chief executive officer and all other officers of the Corporation, and its subsidiaries, are eligible to be selected by the Committee to be granted awards under the 2010 Variable Bonus Plan. Prior to, or within 90 days after, the commencement of each Plan Year, the Committee shall designate the individuals eligible to participate in the 2010 Variable Bonus Plan. The Committee may also designate individuals to participate in the 2010 Variable Bonus Plan after the 90th day of the Plan Year, with the respective period for such individuals consisting of less than a full Plan Year; however, any awards earned by such individuals will be pro-rated. Russell Goldsmith, the Corporation's Chief Executive Officer, is the only officer selected by the Committee to participate in the 2010 Variable Bonus Plan for the 2010 Plan Year.

        It cannot be determined at this time what benefits or amounts, if any, will be allocated to or received by any persons or group of person under the 2010 Variable Bonus Plan if adopted. Such determinations as to allocations and receipts or pay out are at the discretion of the Committee and dependent upon future performance. However, the annual non-equity incentive plan compensation paid to the Named Executive Officers for 2009 and prior years are set forth in the non-equity incentive plan compensation column of the Summary Compensation table. See EXECUTIVE COMPENSATION, below.

Description of Awards

        On or before the 90th day of each Plan Year, the Committee shall establish the Corporate Financial Criteria which will apply to awards and the Performance Goals to be met by participants to earn awards. The 2010 Variable Bonus Plan has been modified from the existing Amended and Restated 1999 Variable Bonus Plan to specify that a participant's salary for purposes of determining an award shall be the salary as of the date of the Committee meeting where the bonus is approved. The Performance Goals will be specific, objective goals, the outcome of which are substantially uncertain at the time established, for each of the Corporate Financial Criteria. The Corporate Financial Criteria may include the criteria described in Section 6 of the 2010 Variable Bonus Plan attached hereto as Appendix B; provided however that (except in the case of a participant who has entered into an employment contract with the Corporation, in which case the Committee will have no discretion to award a bonus less than the minimum amount required by such agreement) the Committee retains the discretion to determine whether an award will be paid under any one or more of such Corporate Financial Criteria. The 2010 Variable Bonus Plan has been modified from the existing Amended and Restated 1999 Variable Bonus Plan to expand the list of financial measures that may be used as a financial criteria.

        The level of achievement of the Performance Goals at the end of the Plan Year will determine the amount of each participant's award. If the minimum level of achievement for a Plan Year is not met, no payment of an award will be made to the particular participant for the Plan Year (except in the case of a participant who has entered into an employment contract with the Corporation, in which case the Committee will be required to grant to such individual such minimum amount as may be required by the employment agreement). To the extent that minimum Performance Goals achievement levels are met or surpassed, and upon certification by the Committee in writing that the Performance Goals and other material terms of the award were satisfied, payment of an award will be made to the participant for that Plan Year. The 2010 Variable Bonus Plan has been modified from the existing Amended and Restated 1999 Variable Bonus Plan to require payment of awards, which have not been deferred, to be paid not later than the fifteenth day of the third month following the end of the plan year. Subject to the requirements of Section 162(m) and to the requirement of any employment agreements between the Corporation and a participant, the payment of all awards are subject to reduction by the Committee. The 2010 Variable Bonus Plan has been modified from the existing Amended and Restated 1999 Variable Bonus Plan to delete terminations due to retirement or reduction in force as termination causes which result in payment of a bonus. The maximum amount payable under the 2010 Variable Bonus Plan to a participant during any Plan Year is $3,000,000.

CORPORATE GOVERNANCE

        We are committed to maintaining the highest standards of business conduct and corporate governance. We regularly review our governance practices and update them, as appropriate, based upon applicable state law, NYSE rules and listing standards, SEC regulations, and best practices recommended by recognized governance authorities. Our corporate governance program includes robust risk management and compliance policies, practices and programs.

        Our framework for corporate governance includes the following:

        Corporate Governance Guidelines:     Our Corporate Governance Guidelines (Guidelines) establish significant corporate governance policies and practices for our Company.

        Codes of Conduct:     Our Codes of Conduct include our Code of Ethics for Senior Financial Officers and our Principles of Business Conduct and Ethics for our directors, officers and colleagues (Codes).

        Board Committee Charters:     Each standing committee of our Board operates pursuant to a written charter (Charter) which states each committee's functions and duties. Each committee's Charter is reviewed, revised, as appropriate, and reaffirmed annually. Further information regarding our Board committees is set forth below.

        Organizational Documents:     Our Restated Certificate of Incorporation and Bylaws set forth basic rights and duties for our Company's corporate governance.

        Our Guidelines, Codes and Charters are available on our website at www.cnb.com/ir/governance (CNC Corporate Governance Web Page). We will post on this website any amendments to the Guidelines, Codes or Charters, or waivers of the Codes for directors and executive officers. There were no waivers in 2009.

        Director Independence:     Our Board of Directors has established criteria for independence to determine the independence of non-employee members of the Board (Independence Standards). The Independence Standards are included as part of our Guidelines and are attached to this proxy statement as Appendix C. Our Board has designed our Independence Standards to provide a framework for Board decisions that is free of relationships that may impair, or appear to impair, our Board's ability to make independent collective judgments, and to ensure that all permitted transactions between the Company and a director or his/her family or their respective primary business affiliations will be on arms-length market terms. The Independence Standards seek to accomplish these goals by utilizing a combination of economic tests and confirmation that relationships are maintained on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

        At its meeting on February 24, 2010, our Audit & Risk Committee and Board reviewed the relationship of the Company with each of our non-employee directors and determined that each of the following persons is an independent director as defined by the listing standards of the NYSE and the Independence Standards: Richard L. Bloch, Kenneth L. Coleman, Ashok Israni, Michael L. Meyer, Ronald L. Olson, Bruce Rosenblum, Peter M. Thomas, Robert H. Tuttle and Kenneth Ziffren. The Audit & Risk Committee and Board also determined that Linda Griego who served as a director until September 1, 2009 was an independent director.

        In the case of any entities which transacted business with the Company over the past three years in which any of our independent directors (or any of their immediate family members) has served as an executive officer or is a partner, principal or greater than a 10% stockholder, any payments made to, or received from, the Company have been substantially below the dollar limits in our Independence Standards and the NYSE independence standards. All payments and transactions were made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

        Certain members of the Board were clients of the Bank in the ordinary course of business during 2009. Similar transactions are expected to occur in the future. In the opinion of management, all such transactions were effected on substantially the same terms as those prevailing at the time for comparable transactions with other unrelated persons, including, as to any loans, the terms of interest rates, fees and collateral, and any loans did not involve more than normal risk of collection or present other unfavorable features.

        Board Meetings and Committees; Leadership Structure; Annual Meeting Attendance:     In 2009, each current director attended at least 75% of the total number of meetings of the Board and Board committees on which he or she then served. All directors are expected to attend the annual stockholder meeting, and all Board members (and nominees) (other than Michael L. Meyer) were present at our 2009 annual meeting.

        We separate the roles of CEO and Chairman with Bram Goldsmith serving as the Chairman of the Board and Russell Goldsmith serving as the CEO. Bram Goldsmith, as our Chairman, provides guidance, continuing strong leadership, energy and passion to the Board from his perspective as one of the earliest clients of the Bank, his experience as a successful real estate developer, and years of experience as an executive of the Company. Russell Goldsmith, as our CEO, is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company. Since our Chairman is not "independent," the Chairman of our Special Matters Committee, Kenneth Ziffren, leads all executive sessions of the independent directors. In 2009, our independent directors met quarterly in executive session twice without management, and twice with our CEO.

        Committee membership and the number of meetings of the full board and each standing committee in 2009 are shown in the table below. As it deems appropriate, our Board may form new committees or disband committees, other than the Audit & Risk Committee and the Compensation, Nominating &

Governance Committee (Compensation Committee or CN&G Committee). The chair of each committee determines the frequency and agenda of committee meetings. (Members are designated with a "✓".)

	Board of Directors	Audit & Risk Committee	CN&G Committee	Special Matters Committee	Wealth Management & Fiduciary Committee	Community Reinvestment Act Committee
Richard L. Bloch	✓	✓	✓
Kenneth L. Coleman	✓		✓			Chair
Bram Goldsmith	Chair					✓
Russell Goldsmith	✓			✓
Ashok Israni	✓				✓	✓
Michael L. Meyer	✓	✓				✓
Ronald L. Olson	✓				Chair
Bruce Rosenblum	✓		Chair
Peter M. Thomas	✓	Chair*		✓	✓
Robert H. Tuttle	✓
Christopher J. Warmuth	✓				✓	✓
Kenneth Ziffren	✓	✓		Chair
Number of 2009 Meetings	15	13	12	2	4	4

*
Identified as the Audit & Risk Committee "Financial Expert." Michael L. Meyer served as the Audit & Risk Committee "financial expert" during fiscal year 2009.

  Robert H. Tuttle joined the Board effective February 24, 2010. Linda Griego served as a director and member of the Wealth Management & Fiduciary Committee until leaving the Board of Directors on September 1, 2009 and is not included in the above meeting tabulations.

  Risk Oversight:

        The Board is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board, as disclosed in the charters of the each of the committees.

        The Audit & Risk Committee monitors the Company's overall risk profile, including all credit, market, liquidity, operational and regulatory risk management activities, and reviews and approves the activities of key management governance committees that regularly evaluate risks and internal controls for the Company. These management committees include the Asset Liability Management Committee, the Credit Policy Committee, the Senior Operations Risk Committee and the Risk Council. The Risk Council reviews the development, implementation and maintenance of risk management processes from a Company-wide perspective, and assesses the adequacy and effectiveness of the Company's risk management policies and the Enterprise Risk Management Program. The Wealth Management & Fiduciary Committee reviews and assesses all key risk issues related to the wealth management and fiduciary activities of the Company and reports regularly to the Board on its activities. Together with the Senior Risk Management Officer of the Company, the CN&G Committee engages in a risk assessment of the employee compensation plans of the Company and reports out to the Board the results of the risk assessment together with any recommendations to limit any risks.

        Each of these board committees makes regular reports to the Board regarding their deliberations and actions. Managers from each of the primary functional lines of business make presentations to the Board throughout the year which include a summary of key business issues and challenges, and the CEO schedules longer "focus" presentations to the Board regarding strategic planning, annual budget, capital plan, compensation, products and technology, among other areas. The Senior Risk Management Officer makes a regular report directly to the Board regarding enterprise risk management of the Company and provides the Board with annual supervisory examination reports from the Company's primary regulators.

The primary regulators of the Bank and Corporation also make annual presentations to the Board. Finally, the CFO provides monthly financial reporting packages to the Board.

        Contacting the Board of Directors:     Individuals can contact the Board, any Committee, or select Board members (including the independent directors as a group) by sending an email to bdofdirectors@cnb.com or by writing to: Board of Directors, Attention: Corporate Secretary, City National Corporation, 400 N. Roxbury Drive, Beverly Hills, California 90210. This contact information is also provided on the CNC Corporate Governance Web Page. The Audit & Risk Committee has also established procedures for the receipt, retention and treatment of so-called "Whistleblower" complaints regarding accounting and auditing matters or actual or potential corporate fraud or violation of applicable law, which procedures are stated on the CNC Corporate Governance Web Page.

The Compensation, Nominating & Governance Committee:

        The CN&G Committee is appointed by the Board to assist with director and officer compensation matters, recommend director nominees, and review and recommend appropriate policies and guidelines for governance matters. Each member of the CN&G Committee (which acts jointly as the CN&G Committee of the Bank) is an independent director as defined by the requirements of the NYSE and our Independence Standards.

        Compensation Matters:     The CN&G Committee's responsibilities with respect to compensation matters, as discussed in detail in its charter, include reviewing and approving:

  •
  annually, management's recommendations and criteria for the overall annual compensation to be paid to or accrued for all officers in the aggregate;

  •
  annually, management's recommendations for compensation of members of the Strategy and Planning Committee (S&P Committee) other than the CEO, and all other officers earning an annual base salary of $250,000 or more. (The S&P Committee includes the Chairman of the Board, the CEO, the Chief Financial Officer and the President of the Bank);

  •
  the terms of employment of the CEO and other members of the S&P Committee and all other officers earning an annual base salary of $250,000 or more, including terms of employment contracts, termination agreements, change in control agreements, and recommendations of management to promote any person to an officer position of Executive Vice President or higher;

  •
  corporate goals and objectives relevant to CEO compensation, evaluating the CEO's performance in light of those goals and objectives, and recommending to the Board the CEO's compensation in light of those goals and objectives;

  •
  recommendations to the Board for approval, subject as necessary or appropriate to stockholder approval, regarding stock option plans and other equity-based compensation plans that permit payment in or based on the Corporation's stock in connection with the CN&G Committee's administration of such plans; and reviewing and approving other compensation plans (and material amendments) in which the directors, the CEO, other members of the S&P Committee or any other officers earning an annual base salary of $250,000 or more participate; and other broadly-based compensation plans (and material amendments) which are available to employees, officers or directors;

  •
  changes to the compensation and benefits provided to the Board, including as members of Board committees and recommending such changes to the Board for approval;

  •
  the Compensation Discussion and Analysis (CD&A) section of the proxy statement; and

  •
  reports to the Board regarding compensation matters.

        Under the Troubled Asset Relief Program (TARP) Capital Purchase Program (CPP), the U.S. Department of Treasury invested $400 Million in the Company's preferred stock which the Company repurchased in full as of March 3, 2010. Under the TARP CPP, the CN&G Committee has been required to discuss, evaluate and review with senior risk officers of the Corporation the senior executive officer (SEO) compensation plans and employee compensation plans to ensure that the SEO compensation plans do not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Company, ensure that the employee compensation plans do not expose the Company to unnecessary risks and take such action as the Committee deems necessary to limit these risks. The CN&G Committee has authority under its charter to certify and disclose as to this review of SEO incentive compensation arrangements and other employee compensation plans. See below under Executive Compensation, Compensation, Discussion & Analysis, Implications of Participation in the TARP Capital Purchase Program on our Executive Compensation Program.

        The CN&G Committee has the independent authority to retain and terminate compensation consultants to assist in the evaluation of director, CEO or senior executive compensation. In 2009, the CN&G Committee retained the services of George Paulin, Chairman and CEO of Frederic W. Cook, as its independent consultant to provide advice and recommendations on the CEO's compensation package. The CN&G Committee also retained the services of Frederic W. Cook to work with the Company's senior risk officers to conduct the comprehensive risk review of the Company's employee plans as required by the TARP CPP. See below under Compensation Committee Report. The CN&G Committee may also seek advice and assistance from internal or external legal, accounting or other advisors. The CN&G Committee may form and delegate authority to subcommittees when appropriate.

        Nomination and Director Qualifications:     In carrying out its responsibility to recommend and identify nominees for election to the Board, the CN&G Committee is authorized to retain search firms, as well as obtain advice and assistance from internal or external legal, accounting or other advisors. Nominations for the election of directors may be made by a stockholder of record entitled to vote for the election of directors by complying with the procedures set forth in the Corporation's bylaws for nominations of persons for election to the board of directors. The Corporation did not receive any stockholder nominations for the 2010 annual meeting.

        The CN&G Committee identifies, screens and recommends to the Board candidates for membership on the Board, including nominees proposed by stockholders, if any, on the basis of candidate guidelines established by the CN&G Committee and approved by the Board as well as those qualifications for directors set forth in the Guidelines. These criteria and factors include whether the candidate (i) has demonstrated notable or significant achievements in business, education, or public service; (ii) has the requisite intelligence, education and experience to make a significant contribution to the membership of the Board of Directors; (iii) will serve as a significant and active resource for referrals and business development for the Company; (iv) will assist in achieving a mix of Board members that represents a diversity of skills, background, viewpoints, experiences, industry knowledge and community contacts, including with respect to age, gender, demographics, race and specialized experience; and (v) has the highest ethical standards, a strong sense of professionalism and dedication to serving the interests of all the shareholders and will be available to the Board of Directors in the fulfillment of director duties. In addition to the particular experiences, qualifications, attributes and skills discussed with respect to each director in Proposal 1, Election of Directors, the CN&G Committee believes that all of the members of the Board satisfied or met the foregoing criteria and factors.

        The director candidates and the foregoing criteria, including regarding diversity, is considered by the CN&G Committee in light of the contribution and responsibility that the Board of Directors has to provide guidance and oversight to management, including reviewing the Corporation's business strategies and financial performance, providing advice and insight into general and local economic and business conditions that may affect the Company's business, reviewing key risks in the Company's business, reviewing and approving major transactions, ensuring processes are in place for promoting integrity in the conduct of management and other colleagues, and ensuring processes are in place for mandating integrity and transparency in financial reporting.

        The CN&G Committee facilitates the annual assessment of the Board's performance and each of its standing committees. The CN&G Committee also reviews the adequacy of the Guidelines and the Codes and recommends and proposes changes to the Board for approval.

        Compensation Committee Interlocks and Insider Participation:     None of the members of the CN&G Committee in 2009 has ever been an officer or employee of the Corporation or any of its subsidiaries. During 2009, no executive officer or employee-director of the Corporation served as a director of an entity where a member of the CN&G Committee or any other independent Director of the Corporation is an executive officer. Certain members of the CN&G Committee were clients of the Bank in the ordinary course of business during 2009. Similar transactions are expected to occur in the future. In the opinion of management, all such transactions were effected on substantially the same terms as those prevailing at the time for comparable transactions with other unrelated persons, including, as to any loans, the terms of interest rates, fees and collateral, and that such loans did not involve more than normal risk of collection or present other unfavorable features.

The Audit & Risk Committee:

        Each member of the Audit & Risk Committee is an independent director as defined by the requirements of the NYSE and our Independence Standards, and is "financially literate" as determined by the Board of Directors in its business judgment. Under the Guidelines, Committee members are not expected to serve simultaneously on the audit committees of more than two other public companies, unless the Board determines that such service is (i) not otherwise prohibited and (ii) will not impair the effectiveness and ability to serve effectively on the Audit & Risk Committee. The Audit & Risk Committee also functions as the Audit & Risk Committee of the Bank and the Trust Audit Committee with audit oversight responsibility for audit, risk and compliance related wealth management and fiduciary activities of the Company.

        The following "Report by the Audit & Risk Committee" shall not be deemed "soliciting material" or incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the 1934 Act, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Report By The Audit & Risk Committee

        The charter of the Audit & Risk Committee ("we" or "the Committee") states that the Committee's purpose is to assist the Board in fulfilling its oversight responsibilities regarding:

  •
  monitoring and oversight of the integrity of the Corporation's financial statements and financial accounting practices;

  •
  monitoring and oversight of the effectiveness of the Corporation's internal control over financial reporting;

  •
  monitoring and oversight of the Corporation's compliance with legal and regulatory requirements;

  •
  monitoring and oversight of the qualifications and independence of the Corporation's internal auditors and independent registered public accounting firm;

  •
  monitoring and oversight of the performance of the Corporation's internal audit function and independent registered public accounting firm; and

  •
  monitoring and oversight of all risk management activities, including audit, credit risk review and Enterprise Risk Management functions, as well as all risk management functions, and Enterprise Risk Management activities of the Corporation and Bank performed by management, all management committees, as well as other Board Committees.

        In carrying out these responsibilities, the Committee, among other things:

  •
  discusses with management, the internal auditors and the independent registered public accounting firm the adequacy and effectiveness of the Corporation's and subsidiaries' internal controls regarding financial, accounting, regulatory and legal compliance;

  •
  reviews and discusses with management and the Corporation's independent registered public accounting firm financial results prior to the release of earnings and quarterly and annual financial statements, including Management's Discussion and Analysis of Financial Condition and Results of Operations and the results of the independent registered public accounting firm's quarterly review and annual audit of the financial statements, prior to the filing of the Corporation's quarterly and annual reports on Forms 10-Q and 10-K;

  •
  reviews disclosures made by the Corporation's Chief Executive Officer and Chief Financial Officer related to their certification process for the annual and quarterly reports concerning any significant deficiencies in the design or operation of internal controls or any material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation's internal controls;

  •
  reviews reports from management, including, as appropriate, the senior officers of Risk Management, Internal Audit, Compliance and Credit Risk Review, to monitor and oversee the Corporation and its subsidiaries' conformity with internal controls, applicable legal and regulatory requirements, and reviews material reports received from regulators or governmental agencies;

  •
  discusses with management the Corporation's risk assessment and risk management policies; and

  •
  reviews management's report on its assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year, and the independent registered public accounting firm's report on the effectiveness of internal control over financial reporting.

        During 2009, the Audit & Risk Committee conducted meetings in a manner designed to facilitate effective and complete communication among the committee members, management, internal auditors, risk management and compliance officers and the Corporation's independent registered public accounting firm, KPMG. Among the matters discussed with the Corporation's internal audit, risk management and compliance officers, as well as KPMG, was the overall scope and plans for their respective audits and controls assessments. During 2009, the Committee met in executive session with the internal auditors, the senior risk management officer and KPMG, to discuss the result of their examinations, observations and recommendations regarding financial reporting practices and the effectiveness of the Corporation's internal controls.

        In performing its function, during the year ended December 31, 2009, the Committee has:

  •
  reviewed and discussed the audited financial statements of the Corporation as of and for the year ended December 31, 2009 with the Corporation's management;

  •
  discussed with the Corporation's independent registered public accounting firm all matters required to be discussed by SAS 114 (Codification of Statements on Auditing Standards, AU § 380), as may be modified or supplemented;

  •
  received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant's independence; and

  •
  in accordance with the Audit & Risk Committee's policy on Pre-Approval of Audit and Non-Audit Related Services, reviewed and approved all fees paid to KPMG for all audit and non-audit related services.

        The Committee has also reviewed and overseen the Corporation's and KPMG's review and assessment process related to Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board's Auditing Standard No. 5 regarding the audit of internal control over financial reporting. Based on the foregoing review and discussions, the Audit & Risk Committee recommended to the Board of Directors that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

THE AUDIT & RISK COMMITTEE
PETER M. THOMAS, CHAIRMAN RICHARD L. BLOCH MICHAEL L. MEYER KENNETH ZIFFREN

Additional Governance Matters:

        Transactions with Related Persons:     Certain directors, officers and stockholders of the Corporation, and their associates, were depositors, borrowers or clients of the Bank in the ordinary course of business during 2009. Similar transactions are expected to occur in the future. In the opinion of management, all such transactions were effected on substantially the same terms as those prevailing at the time for comparable transactions with other unrelated persons, including, as to any loans, the terms of interest rates, fees and collateral, and that such loans did not involve more than normal risk of collection or present other unfavorable features.

        Ronald L. Olson, a director of the Corporation, is a Partner with the law firm of Munger, Tolles & Olson LLP which provides legal services to the Corporation and its subsidiaries. The Corporation and its subsidiaries paid fees of $344,209 to Munger, Tolles & Olson LLP during 2009. The Company believes that the transactions described above are comparable to those which would have been undertaken under similar circumstances with nonaffiliated entities or persons.

        Bram Goldsmith currently serves as the Chairman of the Board of the Corporation and as an untitled officer of the Bank pursuant to an employment agreement approved by our Board of Directors on May 15, 2003 for an initial two year term, which was extended for two additional years, and subsequently extended for four additional one year terms, with the most recent extension to May 14, 2011, as approved by the CN&G Committee and the independent members of the Board of Directors. The agreement provides for an annual base salary of $350,000 and an annual incentive bonus not to exceed $150,000, with total amount of base and bonus not to exceed $500,000. For fiscal year 2009, Bram Goldsmith earned base salary in the amount of $350,000, and he was paid a discretionary cash bonus of $50,000 in recognition of his continuing contribution to the Company. Bram Goldsmith is a party to the Strategy & Planning Committee Change in Control Severance Plan which provides that following a defined change in control event, cash severance payments are made upon an involuntary or good reason termination.

        Review, Approval or Ratification of Transactions with Related Persons:     We have adopted written policies to implement the requirements of Regulation O of the Federal Reserve Board, which restricts the extension of credit to directors and executive officers and their family members and other related interests. Under these policies, extensions of credit that exceed regulatory thresholds must be approved by our Board of Directors.

        With respect to other transactions involving the Corporation in which a director or executive officer or immediate family member may have a direct or indirect material interest, pursuant to its Charter, the Audit & Risk Committee has the authority to review insider and affiliated person transactions ("related person transactions") and advise the Board with respect to these related person transactions. The CN&G Committee also has the authority to consider for approval any related party transactions pursuant to its Charter. If a related party transaction involves compensation or is otherwise related to an employment relationship with the Corporation, the related party transaction will be reviewed by the CN&G Committee.

        Prior to the Company entering into any related person transactions, either the Audit & Risk Committee or the CN&G Committee, as applicable, reviews the terms of the transaction to ensure that they are fair and reasonable, on market terms, on an arms-length basis and comply with the Company's Codes. The applicable Board Committee then reports to the Board on the related person transaction, and the disinterested members of the Board vote on whether to approve the transaction.

        Section 16(a) Beneficial Ownership Reporting Compliance:     Section 16(a) of the 1934 Act requires directors and executive officers of the Corporation and persons who own more than 10% of the Corporation's common stock (10% Owners) to file reports of initial ownership of the Corporation's common stock and subsequent changes in ownership with the SEC and to provide us with copies of such reports. Based solely on a review of the copies of such reports and written representations that no other reports were required to be filed during 2009, the Corporation's directors, officers and 10% Owners complied with all Section 16(a) filing requirements in a timely manner in 2009.

        Proxy Statement Proposals:     To be considered for inclusion in the Corporation's proxy statement for the 2011 Annual Meeting of Stockholders, a stockholder proposal must be received in writing by the Corporation's Secretary at its principal executive offices on or before November 15, 2010 and must satisfy the other requirements of Rule 14a-8 under the 1934 Act.

        Other Proposals and Nominations:     The Corporation's bylaws establish advance notice procedures as to (i) business to be brought before an annual meeting of stockholders other than by or at the direction of the Corporation's board of directors, and (ii) the nomination, other than by or at the direction of the Corporation's board of directors, of candidates for election as directors. Under the Corporation's bylaws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a stockholder entitled to vote who has delivered a notice to the Secretary of the Corporation no later than the close of business on January 21, 2011 and not earlier than December 22, 2010. The notice must contain the information required by the bylaws. Copies of our bylaws may be obtained by written request addressed to the Secretary at the Corporation's principal executive offices.

        These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC. A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable rules of the SEC.

 DIRECTOR COMPENSATION

        For director compensation, we use a combination of cash fees and compensation tied to our common stock to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the amount of time that directors expend in fulfilling their duties as well as the skill required for members of our Board. In 2009, we retained Semler Brossy Consulting Group LLC to review the compensation for outside directors for continued competitiveness with the market. The Board considered the results of Semler Brossy's review in confirming the compensation for outside directors for 2009 and approving the recommendations of the Compensation Committee to revise the Annual Director Award (Annual Award) program as described below for 2009.

        Director Meeting Fees and Retainers:     We pay the following cash fees to non-employee directors for attendance at Board and Committee meetings and for serving as Committee Chairs:

Type of Fees	Amount
Board of Director Meetings	$2,000
Committee Meetings	$1,500
Annual Retainer for Chair of Board Committees(1)
Audit & Risk Committee	$10,000
Compensation, Nominating & Governance Committee	$5,000
Community Reinvestment Act Committee	$3,000
Special Matters Committee	$3,000
Wealth Management & Fiduciary Committee	$3,000

(1)
The retainers are paid bi-annually in January and July.

        Annual Director Award:     Beginning in 2009, rather than using a share denominated approach, the Board approved the recommendation of the Compensation Committee to use a dollar value denominated approach to determine the Annual Award. Using this approach, on the date of the annual stockholders meeting, the Company makes the Annual Award to each non-employee director in the amount of $35,000. In furtherance of the stock ownership policy described below, pursuant to the terms of the Director Deferred Compensation Plan (Director DCP) and the Guidelines, each non-employee director has elected to defer the Annual Award to the Director DCP and has designated the CNC Stock Fund as the investment election for the entire Annual Award. The CNC Stock Fund is measured in number of shares of CNC Common Stock (Stock Fund Units). Stock Fund Units do not have voting rights. Distributions from the fund are made in shares following termination of service. The value of the Stock Fund Units is based on the market price of the Company's common stock together with dividend equivalents on that stock.

        Stock Ownership Requirement:     Similar to our named executives, our directors are subject to a minimum stock ownership requirement to align our Board's economic interests with our stockholders' interests. Within three years after joining our Board, each director is required to own at least $100,000 worth of our common stock. Ownership may be achieved in several ways, including directly-owned stock through open market purchase, Stock Fund Units in the CNC Stock Fund in our Director DCP, and, due to the nominal $1.00 exercise price of previously granted director stock options, 100% of the gain on any in-the-money vested but unexercised director stock options. The higher of the actual spot date price or the one year simple moving average price for the Company's stock may be used in determining compliance with these ownership requirements. As of February 1, 2010, each of our outside directors was in compliance with the stock ownership requirements. See Security Ownership of Management table below for further detail.

        Deferred Compensation Program:     The Director DCP allows non-employee directors to elect each year to defer up to 100% of the cash amount of their standard director meeting fees and annual committee chair retainers, instead of receiving these amounts as cash payments taxable in the year of receipt. Under the Director DCP, Directors may designate select investment options in which the deferred director payments are deemed to be invested. As described above, 100% of the Annual Award is deferred to the Director DCP and allocated to the CNC Stock Fund. Other than a one-time transfer of existing balances, no amounts other than the Annual Award may be deferred by the directors to the CNC Stock Fund. Other than the CNC Stock Fund, the investment options are non-publicly traded mutual funds, and are only available through variable insurance products. Directors have no ownership interest in the investment options they select; and the options are used to measure gains or losses. In addition, share equivalents allocated to the CNC Stock Fund have no voting rights. Investment results are credited to the directors' accounts daily, net of all investment option related expenses. There is no guaranteed investment return on any deferred payment amounts. Amounts in a director's deferral account represent unsecured claims against our assets. Other than the CNC Stock Fund, directors may change investment allocation elections as often as daily. Directors may not subsequently change their investment elections (or diversify out of the CNC Stock Fund) for amounts invested in the CNC Stock Fund. All deferred amounts together with any credited investment returns are paid out to participating directors in accordance with their advance written election either in a lump sum or in installments commencing upon termination of service, except that years 2007 and earlier may be paid during the director's services on the Board if so elected in advance. Directors are not permitted to receive distributions of amounts allocated to the CNC Stock Fund during the director's service. Distributions from the CNC Stock Fund will be in shares of the Company's common stock following the director's termination of service. This unfunded, non-qualified plan structure is required in order to preserve the beneficial tax deferral treatment for participating directors.

        The table below summarizes the compensation we paid to non-employee directors for the fiscal year ended December 31, 2009.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Richard L. Bloch	56,000	—	—	—	—	35,000	91,000
Kenneth L. Coleman	51,500	—	—	—	—	35,000	86,500
Linda Griego	24,000	—	—	—	—	35,000	59,000
Ashok Israni	40,000	—	—	—	—	35,000	75,000
Michael L. Meyer	44,000	—	—	—	—	35,000	79,000
Ronald L. Olson	31,000	—	—	—	—	35,000	66,000
Bruce Rosenblum	47,000	—	—	—	—	35,000	82,000
Peter M. Thomas	62,000	—	—	—	—	35,000	97,000
Kenneth Ziffren	49,000	—	—	—	—	35,324	84,324

(1)
See Summary Compensation Table for compensation of Russell Goldsmith and Christopher J. Warmuth. See discussion under Transactions with Related Persons for compensation of Bram Goldsmith. Directors who are employees of the Company receive no compensation for services as Directors. Linda Griego resigned from the Board of Directors effective September 1, 2009.

(2)
Amounts reported as "All Other Compensation" includes $35,000 which was the dollar amount of the Annual Award in 2009. The full amount of the Annual Award for each non-employee director was deferred to the Director DCP and allocated to the CNC Stock Fund under the Director DCP. Each director was allocated 973 Stock Fund Units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Owners of Common Stock:

        The following table sets forth information as of February 1, 2010 regarding the beneficial owners of more than 5% of the outstanding shares of our common stock. To our knowledge, based on the absence of any other filings which beneficial owners of more than 5% of the outstanding shares of our common stock are required to make with the SEC, there are no other beneficial owners of more than 5% of the outstanding shares of our common stock. Except as otherwise noted in the footnotes below, each of these persons or entities had sole voting and investment power with respect to our common stock beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)		Percent of Class(2)
Bram Goldsmith:
400 North Roxbury Drive Beverly Hills, CA 90210			4.4%
Bram and Elaine Goldsmith, Trustees of the Bram and Elaine Goldsmith Family Trust	1,412,504
Elaine and Bram Goldsmith, Trustees of the Elaine Goldsmith Revocable Trust	567,989
Bram Goldsmith	52,580	(3)
Goldsmith Family Foundation	244,780	(4)
Bram Goldsmith, Trustee of Oak Trust A	13,731	(5)

Total	2,291,584	(16)
Russell Goldsmith:
400 North Roxbury Drive Beverly Hills, CA 90210			9.9%
Goldsmith Family Partnership	2,860,000	(6)
The Russell Goldsmith Trust	42,240	(7)
ELM 2006 Charitable Annuity Lead Trust	30,000	(8)
Russell Goldsmith, Trustee of certain family trusts	7,046	(9)
California Quintet LLC	1,222	(10)
Maple-Pine Limited Partnership	304,930	(11)
Goldsmith Family Foundation	244,780	(4)
Russell Goldsmith	1,217,669	(12)
Russell Goldsmith, Trustee of the West LA Investment Trust No. 1-R	8
B.N. Maltz Foundation	57,000	(13)
CDG 2009 IDIT	180,000	(14)
BCG 2009 IDIT	180,000	(14)
MKB Co. Ltd.	7,500	(15)

Total	5,132,395	(16)
Marsico Capital Management, LLC:
1200 17th Street, Suite 1600 Denver, Colorado, 80202	3,538,085	(17)	6.8%
Lord, Abbett & Co. LLC:
90 Hudson Street Jersey City, New Jersey 07302	3,575,263	(18)	6.9%

(1)
Includes shares subject to employee stock options which are presently exercisable or which will become exercisable within 60 days after February 1, 2010. Does not include restricted stock units issued pursuant to the City National Corporation 2008 Omnibus Plan (2008 Omnibus Plan) or under the Company's previous stock plans (together, Company Omnibus Plans). Restricted stock units do not have voting rights and do not convert to shares until termination of employment. Does not include stock fund units issued pursuant to the Company's executive deferred compensation plan, which stock fund units do not have voting rights and do not convert to shares until termination of employment. See below under Security Ownership of Management for further information on vested restricted stock units and stock fund units held at February 1, 2010.

(2)
Based on 52,113,813 shares of common stock outstanding at February 1, 2010.

(3)
Shares allocated to Bram Goldsmith's account under the Profit Sharing Plan.

(4)
The Goldsmith Family Foundation is a tax-exempt charitable foundation of which Bram Goldsmith and Russell Goldsmith are directors and officers. Bram Goldsmith and Russell Goldsmith each disclaim beneficial ownership of these shares.

(5)
Shares held in a trust for the benefit of a family member for which Bram Goldsmith is the sole trustee.

(6)
The Goldsmith Family Partnership is a limited partnership whose general partners include the Russell Goldsmith Trust, of which Russell Goldsmith is the sole trustee and the West LA Investment Trust No. 1-R, of which Russell Goldsmith is the sole trustee. Russell Goldsmith disclaims beneficial ownership of the shares held by the Goldsmith Family Partnership except to the extent of Russell Goldsmith's respective pecuniary interest in the partnership.

(7)
Excludes the 2,860,000 shares identified as being held by the Goldsmith Family Partnership which the Russell Goldsmith Trust may be deemed to beneficially own as a general partner of the Goldsmith Family Partnership.

(8)
ELM 2006 Charitable Annuity Lead Trust is a charitable trust for which Russell Goldsmith is the sole trustee.

(9)
Shares held in trusts for the benefit of family members for which Russell Goldsmith is the sole trustee.

(10)
California Quintet LLC is a limited liability company whose managing members are Russell Goldsmith and his spouse.

(11)
Maple-Pine Limited Partnership is a limited partnership of which Russell Goldsmith is the General Partner.

(12)
Includes 239,720 shares solely owned by Russell Goldsmith, 2,744 shares allocated to Russell Goldsmith's account under the Profit Sharing Plan and 975,205 stock options exercisable within 60 days after February 1, 2010.

(13)
The B.N. Maltz Foundation is a tax-exempt charitable foundation of which Russell Goldsmith is a director. Russell Goldsmith disclaims beneficial ownership of these shares.

(14)
Shares held in trust for the benefit of family member for which Russell Goldsmith is the special trustee with voting power but no investment control and no pecuniary interest in any transaction involving shares of the Company held by the trust.

(15)
MKB Co. Ltd. is a limited liability company whose managing members include Russell Goldsmith's spouse. The number of shares of City National Corporation held by MKB Co. Ltd. exceeds her pecuniary interest therein. Russell Goldsmith disclaims beneficial ownership of these shares.

(16)
Separate beneficial ownership information provided for Bram Goldsmith (although not required) to provide specific information regarding duplicate ownership. After appropriate elimination of duplicate ownership attributable to both Russell Goldsmith and Bram Goldsmith under the Goldsmith Family Foundation (see footnote 4), Bram Goldsmith and Russell Goldsmith and their related interests beneficially own 7,179,199 shares which constitutes 13.78% of the outstanding shares.

(17)
Based solely upon information contained in a Form 13G/A filing with the SEC. Of the 3,538,085 shares beneficially owned by Marsico Capital Management, LLC, it has sole voting power as to 3,464,990 shares and sole dispositive power as to 3,538,085 shares. The "Percent of Class" calculation in the table was made using the 3,538,085 shares reported as beneficially owned in the Form 13G/A filing and the 52,113,813 shares of our common stock outstanding as of February 1, 2010.

(18)
Based solely upon information contained in a Form 13G filing with the SEC. Of the 3,575,263 shares beneficially owned by Lord, Abbett & Co. LLC, it has sole voting power as to 3,319,326 shares and sole dispositive power as to 3,575,226 shares. The "Percent of Class" calculation in the table was made using the 3,575,263 shares reported as beneficially owned in the Form 13G filing and the 52,113,813 shares of our common stock outstanding as of February 1, 2010.

 SECURITY OWNERSHIP OF MANAGEMENT

City National Corporation:

        The following table sets forth the number of shares of the Corporation's common stock beneficially owned as of February 1, 2010 by each of the current directors, the nominees recommended by the Board of Directors for election as directors, each of the individuals included in the Summary Compensation Table below, and all current directors, nominees and executive officers as a group. Except as otherwise noted in the footnotes below, each of these persons had sole voting and investment power with respect to the Common Stock beneficially owned by him or her.

	(a)		(b)		(c)			(d)	(e)
Name or Number of Persons in Group	Number of Shares of Common Stock Beneficially Owned(1)		Right to Acquire(2)		Total		Percent of Class*	Restricted Stock Units Vested(3)	Stock Fund Units (EDCP / DDCP)(4)
Richard L. Bloch	121,455	(5)	—		121,455		*		1,476
Michael B. Cahill	20,626	(6)	77,107		97,733		*		—
Christopher J. Carey	20,810	(7)	84,123		104,933		*	17,323	6,639
Kenneth L. Coleman	871	(8)	1,000		1,871		*		1,476
Richard Gershen	10,557	(9)	11,241		21,798		*		—
Bram Goldsmith	2,291,584	(10)	—		2,291,584		4.4%		7,287
Russell Goldsmith	4,157,190	(11)	975,205		5,132,395		9.9%	61,353	—
Ashok Israni	2,987		—		2,987		*		1,476
Michael L. Meyer	9,300		—		9,300		*		1,476
Ronald L. Olson	30,000	(12)	2,000		32,000		*		1,476
Bruce Rosenblum	1,600	(13)	—		1,600		*		1,476
Peter M. Thomas	5,750		1,000		6,750		*		2,828
Robert H. Tuttle	—		—		—		*	—	—
Christopher J. Warmuth	32,290	(14)	119,237		151,527		*	7,206	—
Kenneth Ziffren	14,548		—		14,548		*		1,476
All Directors, Nominees and Executive Officers as a group (17 persons)	6,490,486	(1,5-16)	1,297,110	(2,15)	7,787,596	(1-16)	14.9%

*
Percentage information is omitted for those individuals whose beneficially owned shares represent less than 1% of the outstanding shares of the Corporation's common stock. Percentage information is based on 52,113,813 shares of common stock outstanding at February 1, 2010.

(1)
Includes restricted stock issued pursuant to the Company Omnibus Plans which has voting rights but not dispositive power. Excludes shares subject to stock options listed in column (b), restricted stock units issued pursuant to the Company Omnibus Plans listed in column (d), and stock fund units issued pursuant to the Company's deferred compensation plans listed in column (e).

(2)
Represents shares subject to options which are presently exercisable or which will become exercisable within 60 days after February 1, 2010.

(3)
Represents vested restricted stock units issued pursuant to the Company Omnibus Plans, including restricted stock units that will vest within 60 days of February 1, 2010. These units do not have voting rights and do not convert to shares until six months after termination of employment. Value is based on market price of the Company's common stock together with dividend equivalents on that stock.

(4)
Represents units held in the Company Stock Fund under the Executive Deferred Compensation Plan for executive officers and under the Director Deferred Compensation Plan for outside directors. Units held in the Company Stock Fund do not have voting rights. Distributions from the Company Stock Fund are in shares of the Company's common stock following termination of employment, in the case of an officer, or termination of service, in the case of a director.

(5)
Richard Bloch has shared voting and investment power in these shares that are held in a trust of which he is a co-trustee.

(6)
Includes 1,629 shares allocated to Michael B. Cahill's account under our Profit Sharing Plan. Includes 10,431 shares of restricted stock.

(7)
Includes 4,141 shares allocated to Christopher J. Carey's account under our Profit Sharing Plan. Includes 12,669 shares of restricted stock.

(8)
Kenneth L. Coleman has shared voting and investment power in these shares that are held in a trust of which he is a co-trustee.

(9)
Includes 10,557 shares of restricted stock.

(10)
Includes 13,731 shares owned by Oak Trust A, the beneficiary of which is a family member and of which Bram Goldsmith is the sole trustee, 52,580 shares allocated to Bram Goldsmith's account under our Profit Sharing Plan, and shared voting and investment power as follows: (i)1,412,504 shares owned by the Bram and Elaine Goldsmith Family Trust, of which Bram Goldsmith is a co-trustee; (ii) 567,989 shares owned by the Elaine Goldsmith Revocable Trust, of which Bram Goldsmith is a co-trustee; and (iii) 244,780 shares owned by the Goldsmith Family Foundation, a charitable foundation of which Bram Goldsmith is a director and officer. Shares owned by the Goldsmith Family Foundation are also shown as being beneficially owned by Russell Goldsmith. Bram Goldsmith disclaims beneficial ownership of the shares owned by the Goldsmith Family Foundation.

(11)
Includes 2,860,000 shares owned by the Goldsmith Family Partnership (of which the Russell Goldsmith Trust and West LA Investment Trust No. 1-R are general partners); shares owned by the following trusts of which Russell Goldsmith is the sole trustee: 42,240 shares owned by the Russell Goldsmith Trust, 8 shares owned by West LA Investment Trust No. 1-R, 7,046 shares owned by various family trusts, and 30,000 shares owned by ELM 2006 Charitable Annuity Lead Trust; shares owned by the following trusts for which Russell Goldsmith is the special trustee with voting power but no investment control and no pecuniary interest in any transaction involving shares of the Company held by the trust: 180,000 shares owned by CDG 2009 IDIT and 180,000 shares owned by BCG 2009 IDIT; 1,222 shares owned by California Quintet LLC, a limited liability company whose managing members are Russell Goldsmith and his spouse; 304,930 shares owned by Maple-Pine Limited Partnership, a limited partnership of which Russell Goldsmith is the General Partner; 239,720 shares solely owned by Russell Goldsmith (including 49,620 shares of restricted stock); and 2,744 shares allocated to Russell Goldsmith's account under our Profit Sharing Plan; and shared voting and investment power as follows: 244,780 shares owned by the Goldsmith Family Foundation, a charitable foundation of which Russell Goldsmith is a director and officer, 57,000 shares owned by the B.N. Maltz Foundation, a charitable foundation of which Russell Goldsmith is a director, and 7,500 shares owned by MKB Co. Ltd, a limited liability company of which Russell Goldsmith's spouse is one of the managing members; the number of shares of City National Corporation held by MKB Co. Ltd. exceeds her pecuniary interest therein. Shares owned by the Goldsmith Family Foundation are also shown as being beneficially owned by Bram Goldsmith. Russell Goldsmith disclaims beneficial ownership of the shares owned by the Goldsmith Family Partnership except to the extent of his pecuniary interest therein, the Goldsmith Family Foundation, the B.N. Maltz Foundation and MKB Co. Ltd.

(12)
Ronald L. Olson has shared voting and investment power in these shares that are held in a trust of which he is a co-trustee.

(13)
Bruce Rosenblum has shared voting and investment power in these shares that are held in a trust of which he is a co-trustee.

(14)
Christopher J. Warmuth has shared voting and investment power in 9,485 of these shares that are held in a trust of which he is a co-trustee. Includes 6,997 shares allocated to Christopher J. Warmuth's account under our Profit Sharing Plan. Includes 15,808 shares of restricted stock.

(15)
In addition to the ownership disclosed for the persons identified in the Security Ownership of Management table, the beneficial ownership of two additional "Executive Officers" are included in the totals for Columns (a), (b) and (c) of the table. "Executive Officers" mean those individuals designated as such for purposes of Section 16 of the 1934 Act. The number of shares beneficially owned by all of our directors and executive officers as a group is as follows: 6,490,486 (which amount includes 110,713 shares of restricted stock and 70,342 shares allocated to executive officers' accounts under our Profit Sharing Plan) plus; 1,297,110 shares subject to options (see footnote 2) for a total of 7,787,596 shares, representing 14.9% of the outstanding shares of our common stock as of February 1, 2010. None of these shares are pledged as security.

(16)
The sum total for this column reflects appropriate elimination of duplicates attributable to both Russell and Bram Goldsmith under the Goldsmith Family Foundation (see footnotes 10 and 11).

 Stock Ownership of Subsidiaries of City National Corporation:

        Other than CN Real Estate Investment Corporation (CN REIT) and CN Real Estate Investment Corporation II (CN REIT II), each indirect, wholly-owned subsidiaries of the Corporation, the directors, nominees and executive officers do not beneficially own any interest in any other subsidiaries of City National Corporation. The information below sets forth the number of 8.5% Series A Non-Cumulative Preferred Shares and 8.5% Series B Non-Cumulative Preferred Shares of CN REIT and the number of 8.5% Series A Non-Cumulative Preferred Shares of CN REIT II beneficially owned as of February 1, 2010 by each of the current directors, the nominees recommended by the Board of Directors for election as directors, each of the individuals included in the "Summary Compensation Table" below and all current directors, nominees and executive officers as a group. Except as otherwise noted in the footnotes below, each of these persons had sole voting and investment power with respect to the Series A and Series B Shares owned.

CN Real Estate Investment Corporation:

Name or Number of Persons in Group	Series A Shares Beneficially Owned		Series A Percent Of Class*	Series B Shares Beneficially Owned		Series B Percent Of Class*
Bram Goldsmith	1,100	(1)	3.24%	800	(2)	11.72%
Russell Goldsmith	800	(3)	2.36%	250	(4)	3.66%
Michael B. Cahill	100		*	—		—
All Directors, Nominees and Executive Officers as a group (3 persons—Series A; 2 persons—Series B)	1,500	(1,3,5)	4.42%	1,050	(2,4)	15.38%

*
Percentage information is omitted for those individuals whose beneficially owned shares represent less than 1% of the outstanding shares of the subsidiary's preferred stock.

(1)
Includes 500 Series A shares owned by the Goldsmith Family Foundation, a charitable foundation of which Bram Goldsmith is a director and officer and 600 Series A shares owned by trusts of which members of the family of Bram Goldsmith are the beneficiaries and Bram Goldsmith is the sole trustee. Shares owned by the Goldsmith Family Foundation are also shown as being beneficially owned by Russell Goldsmith. Bram Goldsmith disclaims beneficial ownership of the shares owned by the Goldsmith Family Foundation.

(2)
Includes 500 Series B shares owned by the Bram and Elaine Goldsmith Trust and 300 Series B shares owned by the Elaine Goldsmith Revocable Trust, of which trust Bram Goldsmith is a co-trustee.

(3)
Includes 500 Series A shares owned by the Goldsmith Family Foundation, a charitable foundation of which Russell Goldsmith is a director and officer. Shares owned by the Goldsmith Family Foundation are also shown as being beneficially owned by Bram Goldsmith. Russell Goldsmith disclaims beneficial ownership of the shares owned by the Goldsmith Family Foundation. Also includes 300 Series A shares owned by trusts of which members of the family of Russell Goldsmith are the beneficiaries and Russell Goldsmith is the sole trustee.

(4)
Includes 150 Series B shares owned by trusts of which members of the family of Russell Goldsmith are the beneficiaries and Russell Goldsmith is the sole trustee.

(5)
The sum total for this column reflects appropriate elimination of duplicates attributable to both Russell and Bram Goldsmith under the Goldsmith Family Foundation (See footnotes 1 and 3).

CN Real Estate Investment Corporation II:

Name or Number of Persons in Group	Series A Shares Beneficially Owned		Series A Percent Of Class*
Bram Goldsmith	200	(1)	*
Russell Goldsmith	300	(2)	*
Christopher J. Warmuth	150		*
Michael B. Cahill	200		*
All Directors, Nominees and Executive Officers as a group (4 persons)	850	(1,2)	0.56%

*
Percentage information is omitted for those individuals whose beneficially owned shares represent less than 1% of the outstanding shares of the Subsidiary's preferred stock.

(1)
Includes 100 shares owned by Bram Goldsmith's spouse. Bram Goldsmith disclaims beneficial ownership of the shares held by his spouse.

(2)
These shares are owned by trusts of which members of the family of Russell Goldsmith are the beneficiaries and Russell Goldsmith is the sole trustee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis:

        This section addresses our compensation program, philosophy and objectives, our process for making compensation decisions, including the role of management, the Board and the Compensation Committee in the design of our compensation program, and our 2009 executive compensation components. We address the factors most relevant to an understanding of what our compensation program is designed to reward, including each of the essential elements of compensation, why we choose to pay each element of 2009 compensation, how we determine the amount of each compensation element, and how each compensation element fits into our overall compensation objectives and affects decisions regarding other compensation elements.

        The Summary Compensation Table and the related tables that follow this section present the compensation paid for 2009 to Russell Goldsmith, Chief Executive Officer (CEO) and President, City National Corporation; Chairman of the Board and CEO, City National Bank; Christopher J. Carey, Executive Vice President and Chief Financial Officer (CFO); and the next three highest paid executive officers named in these tables: Richard Gershen, Executive Vice President, Wealth Management; Christopher J. Warmuth, Executive Vice President and President (President), and Michael B. Cahill, Executive Vice President, General Counsel, and Secretary. When we refer to the "named executives" in this proxy statement, we mean these five individuals. The use of "we," "our" and similar words in this analysis is intended to include both City National Corporation and City National Bank unless otherwise noted. We refer to our employees as "colleagues," and we use the same terminology in this analysis.

        Our corporate strategic goals are focused on our vision and mission to exceed client expectations through superior service, expertise and execution, to become the most recommended financial provider and serve the best interests of our clients, colleagues, shareholders and communities. Our executive compensation philosophy and programs play an important role in achieving our objective to become the most recommended financial provider and deliver on shareholder expectations to build sustainable long-term growth in stockholder value. We design our compensation programs to reward our named executives both for recent performance and to motivate them to achieve strong future performance for the Company and long-term value for our stockholders. We also design our compensation plans and programs with a view to the risk potential of various design elements of the plans and in light of the impact the participants in the particular plans and programs have on enterprise risk of the Company while taking into consideration other plan features which can mitigate risk.

        With regard to 2009 and looking ahead to 2010, the S&P Committee and the Compensation Committee structured the compensation awarded to the named executives to reflect the challenging economic environment in 2009. In 2009, the Company managed expenses tightly and with limited exceptions, did not increase base salaries of colleagues. With our strong, conservative balance sheet and rigorous cost control program, the Company completed its 17th consecutive year of profitability in 2009 with assets and deposits at record levels. The Company continues to have strong capital ratios, significant liquidity and is well reserved. Nonetheless, performance for 2009 did not meet the expectations of management and the Board. Based on 2009 results and the pay for performance philosophy of our organization, cash incentive awards were substantially reduced for 2009 throughout the Company, and our named executives received no cash incentive payouts pursuant to their respective cash incentive plans, as further explained below. (Richard Gershen was paid a guaranteed bonus for 2009, his initial year at the Company, as also described below.) While business conditions remain challenging, the Company anticipates increased profitability in 2010. The focus of our executive compensation programs continues to be to align our colleagues and capabilities with a focus on priority growth strategies to deliver our value proposition of providing a superior client experience in order to create long-term stockholder value with appropriate attention to credit quality and risk management controls.

  Objectives of our Executive Compensation Program

        Our compensation program reflects the following objectives which apply to our named executives in the same manner as all our colleagues:

  •
  "Pay for Performance:"  Our compensation program is designed to support our business and financial strategies by emphasizing performance-based pay that determines payouts based on our colleagues' level of achievement. Each year our compensation program is calibrated to support the achievement of financial and other business goals of the Company and encourage appropriate decision-making and effective risk management by our colleagues. We reward colleagues for their contribution to the achievement of these financial and strategic goals by applying our performance-based guidelines which strive to assess individual, business unit and company-wide collective performance against our goals in a fair, objective and consistent manner.

  •
  "Act like Stockholders:"  Our compensation program is designed to align our colleagues' interests with the interests of our stockholders. We include equity awards in our compensation package to encourage our colleagues to think and act like our stockholders, to motivate our colleagues to create long-term stockholder value, and to provide recipients with an opportunity to build long-term capital.

  •
  "Invest in Colleagues:"  A key corporate priority is to attract, retain, motivate and develop our colleagues. Our compensation program is designed to provide a competitive total compensation opportunity through base salary, annual incentives and equity incentives. We recognize that investing in our colleagues is essential to delivering the financial solutions and quality services that are critical to attain our goals and increase stockholder value.

  How Executive Compensation is Determined

Role of our Compensation Committee:

        Our Compensation Committee is responsible for reviewing and approving our director and officer compensation plans, policies and programs. This responsibility includes compensation awarded to our CEO and our other named executives. Each of the material actions of the Compensation Committee is reported to the full Board of Directors at its regular meetings. Generally, the types of compensation and benefits provided to our named executives for fiscal 2009 were similar to those provided to our other executive officers. See Corporate Governance above regarding the responsibilities of the Compensation Committee under its Charter. See Implications of Participation in the TARP Capital Purchase Program on our Executive Compensation Program below regarding the executive compensation requirements that applied to the Company for periods during our participation in the TARP CPP. The Compensation Committee has directed the Company and management to take all actions required to comply with the executive compensation requirements and corporate governance standards arising due to the Company's participation in the TARP CPP.

Use of Market Comparison Data:

        We regularly reassess our compensation and benefit programs and practices for suitability with our overall objectives, principles, corporate growth strategies and for continued competitiveness within the employment marketplace. We allocate compensation among salary, cash incentives and equity incentives in part by evaluating our performance measured against our plan goals and also by assessing our competitive position in the market. On a case-by-case basis and from time to time, we assess the compensation level for positions by analyzing market data that is reflective of our talent market. We obtain this data both from published surveys and, as needed, our own informal surveys. To the extent we compare our compensation with the compensation levels at other companies, we generally try to position our compensation between the 50th and 75th percentile of surveyed companies. However, an individual named executive's pay may differ from this overall competitive positioning strategy due to an individual's performance, experience level, scope of responsibility, unique skills and talents, and the competitive market for the officer's position. Each named executive's current and prior compensation is considered in setting future compensation. The total compensation paid for the named executive positions reflects our stated objective to Invest in Colleagues.

        In order to determine the amount of the performance stock option grant made to our CEO in 2009, we used the component companies included in the KBW Regional Bank Index during the relevant measurement period.

Role of Internal Comparison:

        We seek to establish compensation levels that are both consistent with the external competitive market and also reflective of the internal value of each position based on our strategies and business goals. Our compensation programs achieve a balance between fixed and variable pay and result in our executives having more pay at risk than non-executive colleagues. As part of our decision making process for executive compensation, we internally compare colleagues' roles and their respective performance. We look at the relative level of complexity and significant differences of each job position, the position of the job in the Company's hierarchy, the internal reporting relationship of the job position and the added value of the job to the Company and then calibrate the total compensation appropriately.

Role of Individual and Company Performance:

        Individual objectives are set each year for the named executives. These include financial objectives that are tied to our business plan and overall strategy. Internal goals are set at levels designed to challenge and motivate our colleagues, their teams and the entire organization. Goals for our named executives are based on a Company performance component and performance in the executive's area of responsibility. With regard to our named executives who are members of our S&P Committee and have responsibility for the performance of the entire organization, incentive cash awards are based primarily on consolidated Company performance. Awards for all of our named executives are modified for individual performance as further explained below. At the conclusion of each fiscal year, as further explained below, our CEO and S&P Committee, assisted by our Human Resources Department, evaluate our named executives both against the operating plan for the prior fiscal year and on their achievement of applicable key division and/or individual objectives. Actual performance results for the corporate financial and division and individual performance objectives, while separately evaluated, are aggregated for purposes of determining the incentive awards. The S&P Committee then presents its findings and compensation recommendations to the Compensation Committee for its review and consideration. When making compensation decisions, our Compensation Committee considers both the achievement of our financial corporate goals and each named executive's performance against divisional and/or individual objectives for the year.

Implications of Participation in the TARP Capital Purchase Program on our Executive Compensation Program:

        On November 21, 2008, the U.S. Department of the Treasury (U.S. Treasury) invested $400 million in the Company's preferred stock and warrants through the TARP CPP established pursuant to the Emergency Economic Stabilization Act of 2008, as amended (EESA). On December 30, 2009, the Corporation repurchased $200 million or 200,000 shares of the Series B Preferred Stock that it had originally sold to Treasury, and on March 3, 2010, the Corporation repurchased the remaining $200 million or 200,000 shares of Series B Preferred Stock sold to Treasury.

        The American Recovery and Reinvestment Act of 2009 ("ARRA") and the Interim Final Rule on TARP Standards for Compensation and Corporate Governance (TARP Standards) imposed additional compensation restrictions and corporate governance standards on companies participating in the TARP CPP. During the period that an obligation arising from financial assistance provided under TARP remained outstanding (other than the warrants to purchase common stock of the Company that Treasury holds), which included 2009 and the first two months and three days of 2010, the compensation of our named executives (the SEOs) and certain other most highly compensated employees (MHCE) of the Company was subject to the following:

  •
  limitation on any incentives that could lead SEOs to take unnecessary and excessive risks that could threaten the value of the Company;

  •
  a limitation on the payment or accrual of any bonus, incentive compensation or retention award subject to specified exclusions;

  •
  a "clawback" of any bonus payment based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

  •
  a prohibition on any "golden parachute" payment which includes any payment for the departure from the Company for any reason or any payment due to a change in control or the Company except for payments for services performed or benefits accrued; and

  •
  a prohibition on gross-ups.

        Additionally, during our participation in the TARP CPP (including the first two months and three days of 2010), the amount that we were able to deduct annually for compensation paid to each named executive under Section 162(m) of the Internal Revenue Code was reduced from $1 million to $500,000, and without regard to previously established performance-based compensation exceptions.

        As was also required by the TARP Standards, our Compensation Committee and senior risk officers met to discuss, evaluate and review the SEO compensation plans and the employee compensation plans and to ensure that the SEO compensation plans do not encourage the SEOs to take unnecessary and excessive risks that threaten the value of our Company and the employee compensation plans do not expose the Company to unnecessary risks. See Compensation Committee Report for the Compensation Committee's certification and disclosure.

  Principal Components of our 2009 Executive Compensation Program

        For the fiscal year ended December 31, 2009, consistent with past years, to meet the compensation objectives described above, we structured compensation for our named executives to include the following principal components of compensation: (i) base salary, (ii) performance-based incentive compensation, (iii) long-term equity incentive compensation, (iv) retirement and other benefits, including participation in change in control agreements providing for certain severance payments; and (v) limited perquisites and other personal benefits. Our policies and practices for each of the principal compensation components are explained in the following paragraphs, and were subject to the limitations described above as a result of our participation in the TARP CPP.

Base Salary:

        We provide our named executives with a base salary to compensate them for their services during the year. No specific weighting is targeted for base salaries as a percentage of total compensation. Our Compensation Committee considers and, if acceptable after any required modifications, approves the recommendations of the S&P Committee and our CEO, with regard to members of the S&P Committee, concerning their base salaries, including market adjustments and merit increases. Merit increases in base pay are designed to reward named executives for their job performance and to manage pay growth consistent with our stated objectives to Invest in Colleagues and Pay for Performance. In 2009, in light of the economic environment and the Company's rigorous cost control program, none of the named executive officers received a base salary increase. The CEO's base salary is fixed for the term of his employment agreement. The Summary Compensation Table lists the named executives' base earnings for 2009.

Performance-Based Incentive Compensation:

  CEO Non-Equity Incentive Compensation

        Russell Goldsmith, our CEO, has been selected to participate in the City National Corporation Amended and Restated 1999 Variable Bonus Plan (Variable Bonus Plan) with regard to his annual non-equity incentive compensation. The Variable Bonus Plan furthers our stated objectives to Pay for Performance by providing cash awards to strongly performing officers who achieve specific financial goals. At the start of each fiscal year, an objective performance goal is established for one or more financial criteria under our Variable Bonus Plan. In 2009, net operating income (NOI) was selected as the corporate financial criteria with a performance goal for NOI of $58 million. NOI is equal to Net Income set forth on our Consolidated Statement of Income for the year ended December 31, 2009. Under the Variable Bonus Plan and our CEO's employment agreement, our CEO is entitled to incentive compensation based on a target bonus percentage of his annual base salary scaled up ratably to a maximum of 200% of the target bonus amount and scaled down ratably to 35% of the target bonus amount based on the percentage achievement of plan goals. If less than 85% of plan goals are achieved, no annual incentive compensation is payable. For the fiscal year ended December 31, 2009, the target bonus percentage is 149% of annual base salary, a 6% increase from 2009. The Variable Bonus Plan and the compensation structure of our CEO's employment agreement was originally designed to maximize the deductibility of our compensation and incentive payments by taking into account the requirements of Section 162(m). However, due to our participation in the TARP CPP, the amount that we were able to deduct under Section 162(m) of the Internal Revenue Code for 2009 was reduced from $1 million to $500,000, and we were unable to take advantage of the performance-based compensation exception of Section 162(m). See above regarding the Implications of Participation in the TARP Capital Purchase Program on our Executive Compensation Program.

        At the conclusion of each fiscal year, the Compensation Committee reviews our CEO's performance and reviews each of the elements of his compensation package under the terms of his employment agreement, including base salary, incentive cash bonus and long-term incentives. The Compensation Committee determines his incentive cash bonus based on the goals and formula established at the beginning of the fiscal year. In 2009, 43.8% of the NOI goal was achieved. Since less than 85% of the NOI plan goal was achieved, in accordance with the terms of the Variable Bonus Plan and his employment agreement, no payment of an incentive cash bonus to Russell Goldsmith was approved by our Compensation Committee.

  Executive Management Incentive Compensation Plan (Executive Plan)

        The Executive Plan furthers our stated compensation program objectives to Invest in Colleagues and Pay for Performance by providing financial incentives to the members of our executive committee (managers of business units) on the basis of the overall performance of the Company, individual division performance and individual performance. Other than our CEO, each of our named executives participates in the Executive Plan. Richard Gershen joined the Company in 2009, and solely for his initial year of employment, his incentive compensation was paid pursuant to the terms of his letter agreement dated January 12, 2009 (Gershen Agreement) rather than the Executive Plan. See discussion below regarding the Gershen Agreement.

        Each named executive is assigned a percentage amount of his or her base salary to be used with regard to calculating the amount of each named executive's Award under the Executive Plan (Award Percentages). Awards under the Executive Plan are paid in the form of cash distributions. When setting Award Percentages, consideration is given to the officer's individual level of responsibility for contributing to our performance and overall market competitiveness. For fiscal 2009, the Award Percentages are: Christopher J. Carey—75%; Christopher J. Warmuth—75%; and Michael B. Cahill—60%. Pursuant to the Gershen Agreement, for 2009, Richard Gershen's bonus target is 150% of his annual base salary and may be as much as 200% of his annual base salary depending upon his performance.

        Awards to the named executives are funded based on Company performance and performance of each executive's area of responsibility. Our CFO and President have responsibility for the performance of the entire organization, and funding of Awards for them is based 100% on the Company's performance relative to the financial goal for the Company's NOI established annually. Michael B. Cahill is responsible for a staff division, and funding of his Award is based 60% on the Company's performance relative to the financial goal for the Company's NOI established annually and 40% on achievement of his respective key division and/or individual performance goals established annually. The funding formula for the Executive Plan is designed to align Awards more directly to line division performance against goals and to staff division key performance goals. Funding and payment of Awards for all participants in the Executive Plan is subject to an individual performance modifier which can result in an upward or downward adjustment by as much as 20% based on an annual qualitative and quantitative assessment of individual performance.

        At the start of each calendar year, management sets a NOI goal for the Company and each line division during our annual budget process as part of setting internal financial and strategic goals for each of our business units. Goals with significant division and/or Company-wide impact are also set for heads of the staff divisions. In 2009, the NOI goal for the Company performance was $58 million and was equal to the Net Income in the annual budget approved by the Board of Directors. The funding level for the Company performance component is adjusted both upwards for performance above goal, to a maximum level of 150% of the goal, and downwards for performance below goal. If less than 85% of the NOI goal is achieved, there is no funding of the Company performance component for any participant in the Executive Plan. The NOI goal for line divisions has a similar funding mechanism. The component of funding of Awards based on the participant's divisional area of responsibility will not fund regardless of division results if overall Company performance is less than 65% of the NOI goal, except at the discretion of the S&P Committee and the Compensation Committee. The Compensation Committee also retains discretion in determining overall Plan funding.

        Shortly following the conclusion of each calendar year, our CEO and S&P Committee (with respect to non-S&P Committee members), assisted by our Human Resources Department, conduct an annual performance evaluation process for our named executives, other than the CEO. For the 2009 performance year, the criteria considered included: financial performance; executive's performance of job responsibilities and achievement of individual and/or departmental objectives; management and leadership skills; and results of all compliance, credit risk review and internal audit results for the executive's division. Considering this evaluation, our S&P Committee determines recommendations for salary adjustments, and, combined with the results of Company and division performance, recommended annual cash incentive award amounts. Recommendations for named executives who are members of our S&P Committee are determined and made by our CEO. The recommendations are presented to the Compensation Committee for its approval.

        As noted above, the Compensation Committee has discretion in determining overall Executive Plan funding. The Executive Plan provides that the S&P Committee with the concurrence of the Compensation Committee can adjust the performance results for NOI of the Company by that amount they deem to have resulted from unusual events that are not directly the result of the actions of Executive Management. The performance results can be adjusted either upward or downward for an unusual gain or unusual loss. The practice of the Company has been to consider these unusual items and any upward or downward adjustments each year on a case by case basis. In 2009, the Company's net operating income decreased $4.6 million due to a FDIC special assessment and $1.3 million due to a net loss on securities resulting from other-than-temporary impairments offset by gains on sales of securities. The net loss on securities is explained in further detail under the heading "Balance Sheet Analysis-Securities" of the Company's Management, Discussion and Analysis contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009. The S&P Committee and Compensation Committee carefully reviewed each of these unusual items and determined that they were not directly the result of the actions of the members of Executive Management. Therefore, the performance result for Company NOI was increased by $5.9 million resulting in achievement of 53.9% of the NOI goal for the Company for purposes of the Executive Plan. Since less than 65% of the NOI goal was achieved, there was no funding of either the Company performance component or division performance component for any participant in the Executive Plan. As a result, no cash incentive Awards were recommended for payment to the named executives who participated in the Executive Plan in 2009. Pursuant to the Gershen Agreement, for fiscal 2009, Richard Gershen received payment of a bonus guarantee equal to 100% of his target or 150% of his base salary. Payment of the bonus guarantee under the Gershen Agreement was made under the exclusion to the limitations on bonus payments under the TARP Standards for legally binding rights under valid employment contracts as of February 11, 2009.

        Under the Executive Plan, the Compensation Committee retains sole discretion to approve all Awards. The Compensation Committee reviews the recommended awards and can modify or cancel a recommended amount in its sole discretion. Recommendations by management for the grant of stock awards to named executives under our equity compensation plan are also submitted to the Compensation Committee for approval at the same time to ensure the Compensation Committee considers all elements of proposed compensation. Based on the considerations described by management outlined above, the Compensation Committee approved the recommendation by the S&P Committee that no cash Awards be funded under the Executive Plan. The Compensation Committee approved the payment of the bonus guarantee to Richard Gershen pursuant to the terms of the Gershen Agreement and under the exclusion to limitation on bonus payments under the TARP Standards for legally binding rights under valid employment contracts as of February 11, 2009. The lack of actual incentive award amounts other than the bonus guarantee payment to Richard Gershen is reflected below in the Summary Compensation Table.

Equity Compensation:

  Stock Options, Restricted Stock and Restricted Stock Units

        Our Compensation Committee grants equity compensation awards pursuant to the 2008 Omnibus Plan and administers outstanding options and restricted stock/restricted stock units issued under our previous stock plans (together, Company Omnibus Plans). Grants of equity compensation awards are consistent with, and further the objective of our compensation program to align our colleagues' interests with the interests of our stockholders, to motivate them to create long-term stockholder value, and to provide recipients with the opportunity to build long-term capital to share in the Company's success. The vesting and other design features of these awards are consistent with these objectives. In granting awards to named executives, we establish the total dollar value of the award taking into account expectations for the executive's future contribution to the long-term success of the Company, the strategic business plan for the Company and the role of the executive, market data, internal parity, prudent corporate level expense management, and consistency in equity award policies and practices. The named executive is then granted stock options and restricted stock (or RSUs) each having a grant date fair value computed in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation, equal to approximately 50% of the total award value.

        In 2009, subject to the limitations and restrictions of the TARP Standards, we granted named executives non-qualified stock options and restricted stock. A description of each type of award is set forth following the Grants of Plan-Based Awards Table.

        Due to the limitations and restrictions of the TARP Standards, Christopher J. Carey, Christopher J. Warmuth and Michael B. Cahill were each required to forfeit a certain number of option shares included in the option award granted in 2009. See below in the notes following the Summary Compensation Table for detail regarding the amount of shares forfeit by each of the named executives. The value of the restricted stock grant made in 2009 to Christopher J. Carey, Christopher J. Warmuth and Michael B. Cahill conformed to the general rule under the TARP Standards for the exclusion to the limitation on bonus payments for long term restricted stock, and the vesting schedule was amended to comply with the TARP Standards. See below in the notes following the 2009 Outstanding Equity Awards at Fiscal Year-End for the amended vesting schedule. The equity compensation awards made to Russell Goldsmith and Richard

Gershen in 2009 were made pursuant to the exclusion to the limitations on bonus payments under the TARP Standards for legally binding rights under valid employment contracts as of February 11, 2009.

  Equity Compensation Granting Practices

        Grants of equity compensation awards are made by our Compensation Committee in accordance with its Charter and our equity compensation plans. The grant date of all equity compensation awards is the date of the Compensation Committee meeting at which the award is approved and, in the case of stock options, the grant price (also known as the exercise price) is required to be the same as the closing price of our common stock on the New York Stock Exchange on that meeting date. Equity compensation awards cannot be approved by written consent.

        Annual equity compensation awards for named executives and for all other colleagues are granted at a Compensation Committee meeting the same time each year in conjunction with the review of the officers' annual individual performance. These actions of the Compensation Committee have typically occurred in late February or early March of each calendar year, and shortly before the effective date of base salary changes (if any) and annual cash incentive payments. In the event of an equity compensation award for a new hire, the new hire is notified that management will recommend to the Compensation Committee an award in connection with the new hiring, but that equity award is not deemed approved until the Compensation Committee specifically approves the grant and the new hire actually begins employment. All details of equity compensation awards are reflected in the minutes of the respective Compensation Committee meetings, which minutes are maintained in the Compensation Committee minute book. All equity compensation awards are promptly communicated to the recipients and to appropriate Human Resources, Accounting and Legal department personnel to ensure proper recordation, reporting and accounting for such awards.

  Equity Ownership Guidelines

        Our stock award program requires our named executives to own a specific minimum amount of our common stock consistent with our stated objective to Act Like Stockholders. Our minimum stock ownership requirements, together with equity awards, are designed to cause named executives' equity stake in the Company to increase over time, further aligning their economic interests with our stockholders. The amount of common stock our named executives must own varies depending upon the named executive's position and is computed as a multiple of annual base salary. Stock ownership requirements are phased in over five years with the first phase of the requirement becoming applicable three years from hire date or change in officer position. The stock ownership requirements currently applicable to the named executives are: Russell Goldsmith—500% of base; Christopher J. Carey—350% of base; Christopher J. Warmuth—262.5% of base; and Michael B. Cahill—150% of base. Richard Gershen is not yet subject to the ownership requirement as he commenced employment in February, 2009.

        Ownership may be achieved in several ways including vested restricted stock and restricted stock units, directly-owned stock through open market purchase, stock held in our Profit Sharing Plan, units in the stock fund in our Executive DCP (see below), and 50% of the gain on in-the-money vested but unexercised stock options. The higher of the actual spot date price or the one year simple moving average price for the Company's stock may be used in determining compliance with these ownership requirements. As of February 1, 2010, Russell Goldsmith and Michael B. Cahill were in compliance with the applicable stock ownership requirements. The other named executives subject to these requirements did not satisfy the requirements applicable to each of them. The affect of the significant decline in the stock price of the Company's stock on calculating the value of the ownership of the named executives resulted in these individuals not meeting the ownership requirements; although the ownership of each of these named executives in the Company has increased as compared to a year ago. Further, with regard to Christopher J. Carey and Christopher J. Warmuth, the percentage of out-of-the-money vested but unexercised stock options ranges from 100% for Christopher J. Carey to 93% for Christopher J. Warmuth. See the Security Ownership of Management, Outstanding Equity Awards at Fiscal Year-End, and Option Exercises and Stock Vested tables for further detail regarding the ownership of each named executive.

Retirement and Other Benefits:

  Executive Deferred Compensation Plan

        The named executives are eligible to participate in our 2000 Executive Deferred Compensation Plan (the Executive DCP) on the same terms as other eligible executive colleagues. Pursuant to our Executive DCP, the named executives can defer up to 85% of their salary and up to 100% of their annual non-equity incentive bonus compensation, instead of receiving these amounts as cash payments taxable in the year of receipt. Beginning in 2008, the Executive DCP was amended to add the Company's common stock as an additional deemed investment option, which has been designated as the "CNC Stock Fund." Shares held by a participant in the CNC Stock Fund do not have voting rights. The Executive DCP was amended to add a "profit sharing make-up contribution" for plan years beginning with 2008. The Bank can make a contribution to the account of each participant whose Profit Sharing Plan employer contribution was reduced as a result of deferrals to the Executive DCP. The amendment was approved to help offset the impact that salary and commission deferrals to the Executive DCP have on the amount of the colleague's Employer Contribution to the Profit Sharing Plan which is calculated as a percentage of colleague eligible pay. Any amount of base salary and/or commission that a colleague defers into the Executive DCP is not counted for purposes of calculating eligible compensation under the Profit Sharing Plan. See below under Profit Sharing Plan regarding the Employer Contribution. If the Profit Sharing Plan Employer Contribution, either alone or together with the Executive DCP profit sharing make-up contributions, equals or exceeds the maximum aggregate limit allowed under the Profit Sharing Plan, then no (or partial) make-up contributions will be made to the Executive DCP. In 2009, no profit sharing make-up contributions were made to the Executive DCP. Other than any profit sharing make-up contribution, contributions to the Executive DCP consist solely of colleague deferrals. See the Nonqualified Deferred Compensation table below for further detail.

  Supplemental Retirement Benefit Plan

        Russell Goldsmith is provided supplemental retirement benefits under the Supplemental Retirement Benefit Agreement (SERP), Appendix A to his employment agreement. See the Pension Benefits table below for further detail.

  Profit Sharing Plan

        Retirement benefits are provided by our Profit Sharing Plan which combines both profit sharing and 401(k) features. The named executives participate in the Profit Sharing Plan on the same basis as all other colleagues. The 401(k) feature enables the named executives to make employee deferrals subject to annual limitations established by the IRS. Subject to the maximum compensation limit of $245,000 set by law for 2009, if a named executive elects to make employee deferrals into the Profit Sharing Plan, we match 50% of the first 6% of pay contributed in a payroll period. Under the profit sharing feature, we may also make a discretionary "Employer Contribution" each year to the Profit Sharing Plan. Our contribution is linked to annual growth in net profits (as defined by the Profit Sharing Plan) consistent with our stated objective to Pay for Performance. If we do not increase net profits as compared to the prior year, the "Employer Contribution" is 6% of eligible pay. If net profits grow by 1% or more, the Employer Contribution may scale up to as much as 10% for a growth rate of 15% or greater. If net profits decline by more than 10%, the Employer's Contribution could be less than 6% and could drop to zero depending on the level of negative growth. The aggregate maximum Employer Contribution for any year cannot exceed 8% of net profits less matching contributions. For 2009, the matching contribution was made, but no profit sharing contribution was made to the plan due to the decrease in net profits in 2009 compared to 2008. The matching contribution we made for fiscal year 2009 for each named executive is included in the Summary Compensation Table under "All Other Compensation."

Perquisites and Other Personal Benefits:

        Consistent with the Company's focus on expense management and our pay for performance philosophy, we intentionally limit perquisites, and the costs of these benefits constitute only a small percentage of each named executive's total compensation. We provide our named executives with perquisites and other personal benefits that we believe are reasonable, competitive and consistent with our overall compensation program and philosophy to Invest in Colleagues. Other than a separate Executive Long Term Disability Insurance (LTDI) plan provided to our executives, the health and insurance plans we provide to our named executives are the same ones we provide to all colleagues. We fully cover the premium cost of the Executive LTDI plan to assist our executives to maintain LTDI coverage. Given the job positions and compensation levels of the executives, the amount of coverage that the Executive LTDI provides is higher for the Executive LTDI plan than the LTDI provided to other colleagues. See Summary Compensation Table for details regarding the perquisites provided in 2009.

Termination of Employment and Change in Control Plans and Agreements:

        The named executives who are members of the S&P Committee (other than our CEO) are eligible to participate in the Strategy & Planning Committee Change in Control Severance Plan (S&P Plan), and the named executives who are members of the Executive Committee are eligible to participate in the Executive Committee Change in Control Severance Plan (EC Plan). Christopher J. Carey and Christopher J. Warmuth are participants in the S&P Plan, and Michael B. Cahill and Richard Gershen are participants in the EC Plan. The rights and obligations of Russell Goldsmith and the Company upon a change in control are governed by the terms of that certain Amended and Restated Employment Agreement, dated December 22, 2008, amending and restating the existing Employment Agreement, dated as of June 30, 2006, including his Employment Agreement originally dated March 31, 1997 (which is attached as Annex A thereto) providing benefits in the event of a change in control of the Company (CEO CIC Agreement).

        The CIC Plans and the CEO CIC Agreement are designed to promote stability and continuity of management despite the risks of job loss in the event of termination due to a change in control, consistent with market practices and are consistent with our stated objective to Invest in Colleagues. The CIC Plans and CEO CIC Agreement provide that following a defined change in control event, cash severance payments are paid upon either voluntary termination of employment during a specified 30 day period (in the CIC Plans, the 30-day period immediately preceding the first anniversary of the change in control; and in the CEO CIC Agreement, the 30-day period immediately following the first anniversary of the change in control) deemed to be a termination for "good reason," or involuntary termination for any reason other than cause, death or disability, or termination for "good reason," within 12 months (36 months for the CEO) of the occurrence of a change in control. The CEO CIC Agreement provides that the CEO will be employed for the greater of three years or the remaining term of his employment agreement. This structure provides for transition in the event of a change in control and provides an incentive for the named executives to remain with the successor organization after a change in control.

        Information regarding applicable payments under these agreements for the named executives is provided below under the heading Potential Payments Upon Termination or Change in Control.

  Executive Compensation Tax and Accounting Considerations

        Deductibility of Executive Compensation:     To maintain flexibility in compensating executive officers the Compensation Committee does not require all compensation to be awarded in a tax-deductible manner, but it is their intent to do so to the extent possible and consistent with overall corporate goals. To that end, we are seeking stockholder approval of the 2010 Variable Bonus Plan, which is designed to qualify under the performance-based compensation exception to the deductibility limitations of 162(m) of the Internal Revenue Code. As discussed above under Implications of Participation in the TARP Capital Purchase Program on our Executive Compensation Programs, during our participation in the TARP CPP

(including the first two months and three days of 2010), the amount that we were able to deduct under Section 162(m) was reduced from $1 million to $500,000 and we were unable to exclude performance-based compensation from the calculation of the maximum amount of compensation deductible. Once the TARP CPP no longer applies, the $1 million limit is again applicable. See above under Implications of Participation in the TARP Capital Purchase Program on our Executive Compensation Programs for further explanation of the implications of participation in the TARP CPP on deductibility of executive compensation.

        Nonqualified Deferred Compensation:     Section 409A imposes penalties on participants in deferred compensation arrangements that do not comply with the strict requirements of the rules. The deferred compensation plans were amended effective January 1, 2009 to bring the plans into compliance with Section 409A. As required by the IRS, we believe that we have been operating in good faith compliance with the statutory provisions that became effective January 1, 2005 and the applicable guidance. A more detailed discussion of our nonqualified deferred compensation arrangements is provided below under the heading Nonqualified Deferred Compensation.

         Accounting for Stock-Based Compensation:     We account for share-based compensation in accordance with Accounting Standards Codification Topic No. 718, Compensation-Stock Compensation. See "Critical Accounting Policies" and Note 13 to our Consolidated Financial Statements, each in our Annual Report on Form 10-K for the year ended December 31, 2009.

Compensation Committee Report

        The Compensation, Nominating & Governance Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based on such review and discussion, the Compensation, Nominating & Governance Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2009.

        The Company participated in the TARP CPP during 2009 and the first two months and three days of 2010. As required by the TARP CPP and the TARP Standards, the Compensation Committee certifies that it has (1) reviewed with senior risk officers the SEO compensation plans and made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company; (2) reviewed with senior risk officers the employee compensation plans and made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and (3) reviewed the Company's employee compensation plans to eliminate any features of these plans that would encourage the manipulation of the Company's reported earnings to enhance the compensation of any employee.

        The Compensation Committee has engaged in a comprehensive review of the Company's employee plans in order to comply with these TARP requirements. The Company's senior risk officers, along with senior employees in the Company's human resources and legal departments, worked with the Compensation Committee's independent compensation consultant, Frederic W. Cook & Co., Inc., to inventory and evaluate all of the Company's employee incentive plans and to evaluate these plans with regard to the categories of risk identified in the TARP Standards. While this review particularly focused on the City National Corporation Amended and Restated 1999 Variable Bonus Plan (which covers Russell Goldsmith), the Executive Management Incentive Compensation Plan (which covers senior executives other than Russell Goldsmith), the Key Officer Incentive Plan (which covers more participants than any other plan, has historically accounted for the largest percentage of annual incentive plan payouts, and which covers many key officers in line, operating, and support divisions, including all senior employees in the Finance, Credit Administration, and Legal departments who are not covered by the Executive Management Incentive Plan), and the City National Corporation 2008 Omnibus Plan, it also extended to all the Company's employee plans, including the plans maintained by the Company's affiliates that provide wealth management services. The results of this review were presented to and discussed by the Compensation Committee at meetings held in December 2009 and January 2010.

        The employee incentive plans were evaluated considering compensation design principles and the compensation risk of the plans from a design standpoint. The review also identified areas of enterprise risk of the Company and evaluated the degree to which participants in a plan perform functions that have the potential significantly to affect overall enterprise risk. The review then analyzed the extent to which design features have the potential to encourage behaviors that could significantly contribute to enterprise risk. The presence of features outside of the plan that have the potential to mitigate risk were taken into consideration in evaluating the overall results. With the concurrence of the Company's senior risk officer and the independent consultant, the Compensation Committee's review concluded that there were no significant risk areas from a compensation risk perspective and the incentive plans were generally well aligned with compensation design principles.

        The Compensation Committee considered this review at its December 2009 and January 2010 meetings, and at these meetings reviewed its conclusions with its compensation consultant and the Company's Senior Risk Management Officer. Based on its review, the Compensation Committee concluded that the employee plans presented no significant risk areas from a compensation risk perspective and were generally well aligned with compensation design principles. No areas were identified where it was considered necessary to (1) modify plan provisions in order to not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company; (2) modify the employee compensation plans to limit unnecessary risks posed to the Company; or (3) eliminate plan features that would encourage the manipulation of the Company's reported earnings to enhance the compensation of any employee.

        Appendix D contains a listing of the employee plans that were reviewed.

                      COMPENSATION, NOMINATING &
                      GOVERNANCE COMMITTEE

                      BRUCE ROSENBLUM, CHAIRMAN
                      RICHARD L. BLOCH
                      KENNETH L. COLEMAN

SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation paid or earned by each of the named executives for each of fiscal years 2009, 2008 and 2007. Compensation information is provided for Richard Gershen only for fiscal year 2009 as he first became a named executive in that year.

Name and Principal Position (a)	Year (b)	Salary ($)(1)(2) (c)	Bonus ($)(3) (d)	Stock Awards ($)(4) (e)	Option Awards ($)(4) (f)	Non-Equity Incentive Plan Compensation ($)(5) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6) (h)	All Other Compensation ($)(7) (i)	Total ($) (j)

Russell Goldsmith	2009	978,528	—	1,175,002	1,874,996	0	14,016	30,397	4,072,939
Chief Executive Officer and	2008	978,528	—	1,175,036	1,475,017	0	479,147	42,880	4,150,608
President, City National	2007	978,528	—	1,249,741	1,701,781	875,848	546,326	54,556	5,406,780
Corporation; Chairman of the
Board and Chief Executive
Officer, City National Bank

Christopher J. Carey	2009	470,000	—	300,002	263,438	0	—	52,305	1,085,745
Executive Vice President and	2008	466,667	—	300,029	300,001	0	—	89,000	1,155,697
Chief Financial Officer, City	2007	450,000	—	285,249	274,303	250,000	—	166,882	1,426,434
National Corporation and City
National Bank

Richard Gershen	2009	348,333	850,000	249,990	250,000	0	—	171,540	1,869,863
Executive Vice President,
Wealth Management Services,
City National Bank

Christopher J. Warmuth	2009	485,000	—	362,493	318,321	0	—	26,102	1,191,916
Executive Vice President, City	2008	481,667	—	362,537	362,502	0	—	35,895	1,242,601
National Corporation and	2007	465,000	—	363,031	349,100	250,000	—	37,312	1,464,443
President, City National Bank

Michael B. Cahill	2009	400,000		114,990	100,982	0	—	20,322	636,294
Executive Vice President,	2008	386,250	—	150,042	150.007	110,000	—	31,055	827,354
General Counsel and Corporate	2007	350,000	—	155,638	149,666	150,000	—	33,222	838,526
Secretary, City National
Corporation and City
National Bank

(1)
Includes amounts contributed to our Executive Deferred Compensation Plan, which is an unfunded, nonqualified plan with no guaranteed level of performance or security. See the Nonqualified Deferred Compensation table for more detail.

(2)
Richard Gershen commenced employment with the Company in February 2009.

(3)
The 2009 reported bonus for Richard Gershen includes a one-time signing bonus of $250,000 and a guaranteed bonus in the amount of $600,000.

(4)
The amounts shown in columns (e) and (f) for stock awards and option awards represent the aggregate grant date fair value computed in accordance with Accounting Standards Codification Topic No. 718, Compensation-Stock Compensation. See the Company's Annual Report on Form 10-K, "Critical Accounting Policies" and Note 13 to the Company's Consolidated Financial Statements for the year ended December 31, 2009 regarding the Company's accounting for share-based compensation plans. Restricted stock awards are valued at the closing price of the Company's common stock on the date of award. The fair value of each option award is estimated on the date of grant using the Black-Scholes valuation model.

The amounts shown in column (f) for option awards in 2009 are net of the following number of shares which were required to be forfeited pursuant to the limitations and restrictions of Section 111 of EESA, as amended by ARRA, and the TARP Standards and the limitations on payment or accrual of bonus, retention award or incentive compensation contained therein applicable to the following persons: Christopher J. Carey—6,577 shares, Christopher J. Warmuth—7,947 shares and Michael B. Cahill—2,521 shares. (The aggregate amount of option shares forfeited in 2009 pursuant to the TARP Standards are referred to in this Proxy Statement as the TARP Option Forfeited Shares.)

(5)
Russell Goldsmith participates in the Variable Bonus Plan. Each of the other named executives participates in the Bank's Executive Management Incentive Compensation Plan. See the Compensation Discussion and Analysis for more detail regarding these plans. See also the Grants of Plan-Based Awards table.

(6)
Amounts reported show the aggregate change in the actuarial present value of Russell Goldsmith's accumulated benefit under his SERP for fiscal years 2009, 2008 and 2007. Earnings on nonqualified deferred compensation are not included in this column, since no named executive earned above-market or preferential earnings on nonqualified deferred compensation. Information on the named executives' earnings under the Executive Deferred Compensation Plan is set forth in the Nonqualified Deferred Compensation table below.

(7)
Amounts reported as "All Other Compensation" include the following for fiscal year 2009:

•
Perquisites:

•
Auto Allowance: consistent with benefits provided to all executive committee members, each named executive receives an annual automobile allowance.

•
Club Dues: monthly club dues are reimbursed to named executives pursuant to our Club Membership Policy which states that club membership is to be primarily used to develop business. Amounts reported for Richard Gershen and Michael B. Cahill do not include any amounts reimbursed for club dues.

•
Executive Long Term Disability Insurance: consistent with benefits provided to all executives, the Company fully covers the premium cost of Executive LTDI for the named executives.

•
Contributions to Defined Contribution Plan: Reflects our matching contribution to the Profit Sharing Plan allocable to the named executive, including any matching contribution to the Section 401(k) deferred compensation feature of the Profit Sharing Plan. For 2009, no profit sharing contribution was made for each named executive due to the decrease in net profits in 2009 compared to 2008. The Profit Sharing Plan is described in more detail in the Compensation Discussion and Analysis.

•
$25,000 cost-of-living adjustment paid to Christopher J. Carey in 2009 to partially alleviate the cost of living in the Los Angeles area. The payment to Mr. Carey of the annual cost-of-living benefit terminated as of June 30, 2009.

•
$152,880 for relocation costs and expenses paid to Richard Gershen in 2009.

2009 GRANTS OF PLAN-BASED AWARDS

        In fiscal year 2009, we granted the named executives a combination of non-qualified stock options and restricted stock pursuant to the 2008 Omnibus Plan. The material terms of each of these types of equity compensation awards is set forth below this table. We do not have any Equity Incentive Plans as defined for purposes of this table.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Russell Goldsmith	3/6/2009	510,302	1,458,007	2,916,013	—	—	—	49,620	211,331	23.68	2,350,002
	7/22/2009				—	—	—		61,135	34.11	699,996

Christopher J. Carey	3/6/2009	88,125	352,500	634,500	—	—	—	12,669	47,380	23.68	563,440

Richard Gershen	3/6/2009	600,000	600,000	800,000	—	—	—	10,557	44,964	23.68	499,990

Christopher J. Warmuth	3/6/2009	90,938	363,750	654,750	—	—	—	15,308	57,251	23.68	680,814

Michael B. Cahill	3/6/2009	60,000	240,000	432,000	—	—	—	4,856	18,162	23.68	215,972

(1)
The cash incentive award paid to Russell Goldsmith is determined in accordance with the terms of the Company's Variable Bonus Plan and Russell Goldsmith's employment agreement. The terms of his employment agreement are described in the narrative section following this table. For fiscal 2009, pursuant to his employment letter dated January 12, 2009 (Gershen Agreement), Richard Gershen received a bonus guarantee equal to 100% of his annual incentive target or 150% of his annual base salary. Pursuant to the Gershen Agreement for 2009, Richard Gershen was eligible to receive up to 200% of his annual base salary in incentive compensation depending upon performance. Cash incentive awards paid to each of the other named executives for performance in fiscal year 2009 are determined under the Executive Management Incentive Compensation Plan. See the Compensation, Discussion and Analysis (CD&A) for further details regarding how objectives are set under the respective incentive plans and actual incentive awards are calculated and determined for each named executive. See also the Summary Compensation Table and CD&A for further details regarding actual incentive awards for 2009.

(2)
The amounts shown for option awards in 2009 are net of the TARP Option Forfeited Shares.

(3)
For a discussion of the assumptions made by us in arriving at the grant date fair value of these awards, see note 13 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009.

Grant of equity to Richard Gershen made pursuant to his letter agreement dated January 12, 2009.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

Russell Goldsmith Employment Agreement

        Russell Goldsmith serves as Chief Executive Officer and President of City National Corporation and Chairman of the Board and Chief Executive Officer of City National Bank pursuant to his employment agreement approved by the independent members of our Board of Directors in December 2008, which agreement amended and restated his 2006 employment agreement. The current employment agreement expires in July 2010. The CN&G Committee has commenced negotiations with Russell Goldsmith to extend the term and renew the agreement. The material terms of the 2008 employment agreement are substantially the same as in the preceding 2006 employment agreement (and also the 2002 employment agreement in place immediately prior to the 2006 employment agreement), as follows:

  •
  Term:  December 22, 2008 to July 15, 2010 (same termination date as under 2006 employment agreement).

  •
  Annual Base Salary:  $978,528 for term of the agreement.

  •
  Annual Incentive Bonus:  Each year, if plan goals are achieved, entitled to annual incentive compensation based on a "Target Bonus Percentage" of annual base salary, scaled up ratably to a maximum of 200% of Target Bonus Amount and scaled down ratably to 35% of Target Bonus Amount based on the percentage achievement of plan goals. In any fiscal year, if less than 85% of plan goals are achieved, no annual incentive compensation is payable. "Target Bonus Percentage" is 149% in 2009, and increases 6% each subsequent year.

  •
  Annual Stock Award Value:  Annual stock award grants to be made with aggregate deemed value of $2,350,000 each March during the term of the Agreement.

  •
  Performance Stock Options:  Additional annual stock option awards are to be determined based on our total stockholder return (TSR) if our TSR for the immediately preceding three years as of June 30th is sufficient to place us in at least the 25th percentile of peer banks ranked by TSR scaling up ratably to the 90th percentile for a maximum payout.

  •
  Supplemental Executive Retirement Plan:  Existing SERP currently in place is continued, which benefits are described in more detail in the Pension Benefits table.

  •
  Termination and Change in Control:  See below regarding Potential Payments Upon Termination Or Change in Control.

Equity Incentive Plan Awards

        Stock Options:     Stock options provide grantees the opportunity to buy shares of our common stock at a certain exercise price during a ten year term after the options vest. This enables the grantee to benefit from expected appreciation in the value of our stock if our future performance remains strong. All of the stock options we issue have an exercise price equal to the fair market value of the underlying common stock on the date of grant. Vesting of stock options is contingent upon continuing employment, with full vesting achieved at a rate of 25% per year over four years. Stock options have no voting rights and do not receive dividends. Regarding acceleration of vesting upon certain termination events, see below under Potential Payments Upon Termination or Change in Control. See above under Compensation, Discussion & Analysis, Equity Compensation regarding forfeiture of option awards due to the limitations and restrictions of the TARP Standards.

         Restricted Stock:     Restricted stock is a grant of shares of company stock subject to specified vesting provisions and limitations on transfer. Full vesting of restricted stock and RSUs is contingent upon the named executive's continuing employment for five years. Under our Company Omnibus Plans, restricted stock and RSUs vest at a rate of 25% per year, beginning two years after the grant date. On each dividend payment date for our common stock, dividends are paid on restricted stock at the same rate as dividends are paid on our common stock. Restricted stock has full voting rights.

        Restricted Stock Units:     Each RSU constitutes a right to receive a distribution of shares of our common stock at least six months after the termination of employment, subject to the same vesting requirements as those for restricted stock. Dividend equivalent units are issued with respect to RSUs on each dividend payment date for our common stock and are payable at the same rate as dividends are paid on our outstanding common stock. RSUs have no voting or other stockholder rights. Because of the deferral in conversion of RSUs into stock and their distribution only after termination of employment, use of RSUs further extends the grantee's interest in our long term financial success and our strong performance over an extended period of time. RSUs also provide a tax deferral benefit for key employees.

2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table sets forth information about outstanding equity awards to the named executives at December 31, 2009. We have no Equity Incentive Plans as defined.

		Option Awards					Stock Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Russell Goldsmith	2/23/2000	83,000			27.06	2/22/2010
	3/5/2001	125,000			36.66	3/4/2011
	2/27/2002	125,000			50.30	2/26/2012
	7/24/2002	250,000			47.12	7/23/2012
	6/4/2003	62,500			45.54	6/3/2013
	2/25/2004	47,440			60.93	2/24/2014
	3/11/2005	42,000			68.98	3/10/2015	2,875	131,100
	3/3/2006	34,647	11,549		75.87	3/2/2016	5,775	263,340
	7/14/2006	22,617	7,540		64.08	7/13/2016
	2/20/2007	33,420	33,420		74.79	2/19/2017	12,533	571,505
	7/25/2007	15,216	15,216		72.51	7/24/2017
	2/27/2008	23,824	71,473		54.88	2/26/2018	21,411	976,342
	7/23/2008	5,626	16,880		50.39	7/22/2018
	3/6/2009	0	211,331		23.68	3/5/2019	49,620	2,262,672
	7/22/2009	0	61,135		34.11	7/21/2019

Christopher J. Carey	7/6/2004	25,000			65.61	7/5/2014
	3/11/2005	15,000			68.98	3/10/2015	1,000	45,600
	3/3/2006	10,203	3,401		75.87	3/2/2016	1,701	77,566
	2/20/2007	7,628	7,628		74.79	2/19/2017	2,861	130,462
	2/27/2008	6,082	18,249		54.88	2/26/2018	5,467	249,295
	3/6/2009	0	47,380		23.68	3/5/2019	12,669	577,706

Richard Gershen	3/6/2009	0	44,964		23.68	3/5/2019	10,557	481,399

Christopher J. Warmuth	6/3/2002	25,000			53.66	6/2/2012
	6/4/2003	6,250			45.54	6/3/2013
	2/25/2004	5,689			60.93	2/24/2014
	3/11/2005	8,000			68.98	3/10/2015	500	22,800
	5/25/2005	20,000			70.85	5/24/2015
	3/3/2006	12,513	4,171		75.87	3/2/2016	2,086	95,122
	2/20/2007	9708	9708		74.79	2/19/2017	3641	166,030
	2/27/2008	7350	22,050		54.88	2/26/2018	6,606	301,234
	3/6/2009	0	57,251		23.68	3/5/2019	15,308	698,045

Michael B. Cahill	6/18/2001	25,000			42.61	6/17/2011
	2/27/2002	12,500			50.30	2/26/2012
	6/4/2003	7,500			45.54	6/3/2013
	2/25/2004	5,689			60.93	2/24/2014
	3/11/2005	6,756			68.98	3/10/2015	423	19,289
	4/3/2006	4,687	1,563		76.94	4/2/2016	857	39,079
	2/20/2007	4,162	4,162		74.79	2/19/2017	1,561	71,182
	2/27/2008	3041	9,125		54.88	2/26/2018	2,734	124,670
	3/6/2009	0	18,162		23.68	3/5/2019	4,856	221,434

(1)
Stock options vest at the rate of 25% per year, on each of the first four anniversaries of the grant date. 25% of the underlying shares for the stock options granted on 3/3/2006 will become exercisable on 3/3/2010. 25% of the underlying shares for the stock options granted on 4/3/2006 will become exercisable on 4/3/2010. 25% of the underlying shares for the stock options granted on 7/14/2006 will become exercisable on 7/14/2010. 25% of the underlying shares for the stock options granted on 2/20/2007 will become exercisable on each of 2/20/2010 and 2/20/2011. 25% of the underlying shares for the stock options granted on 7/25/2007 will become exercisable on each of 7/25/2010 and 7/25/2011. 25% of the underlying shares for the stock options granted on 2/27/2008 will become exercisable on each of 2/27/2010, 2/27/2011 and 2/27/2012. 25% of the underlying shares for the stock options granted on 7/23/2008 will become exercisable on each of 7/23/2010, 7/23/2011 and 7/23/2012. 25% of the underlying shares for the stock options granted on 3/6/2009 will become exercisable on each of 3/6/2010, 3/6/2011, 3/6/2012 and 3/6/2013. 25% of the underlying shares for the stock options granted on 7/22/2009 will become exercisable on each of 7/22/2010, 7/22/2011, 7/22/2012 and 7/22/2013. The amounts shown for option awards granted on 3/6/2009 are net of the TARP Option Forfeited Shares.

(2)
Restricted share units and restricted shares vest at the rate of 25% per year, beginning two years after the grant date. Vested restricted share units convert and are distributed at least six months after termination of employment. Restricted share units that have not vested at termination are subject to forfeiture as described in the Company Omnibus Plans. The market price of shares or units of stock that have not vested is calculated based on $45.60 per share, the closing price of the Company's stock on December 31, 2009, as reported on the NYSE.

(3)
25% of the underlying units and shares for the restricted share units and restricted shares granted on 3/11/2005 will vest on 3/11/2010. 25% of the underlying units for the restricted share units granted on 3/3/2006 will vest on 3/3/2010 and 3/3/2011. 25% of the underlying shares for the restricted shares granted on 4/3/2006 will vest on 4/3/2010, and 4/3/2011. 25% of the underlying units and shares for the restricted share units and restricted shares granted on 2/20/2007 will vest on 2/20/2010, 2/20/2011 and 2/20/2012. 25% of the underlying units and shares for the restricted share units and restricted shares granted on 2/27/2008 will vest on 2/27/2010, 2/27/2011, 2/27/2012 and 2/27/2013. 25% of the restricted shares granted on 3/6/2009 will vest on 3/6/2011, 3/6/2012, 3/6/2013 and 3/6/2014; provided that with regard to the restricted shares granted on 3/6/2009 to each of Christopher J. Carey, Christopher J. Warmuth and Michael B. Cahill, the shares could not vest more quickly than the repayment of the investment made by Treasury in preferred shares of the Company under TARP; as of March 3, 2010, the Company repurchased the preferred shares in full; therefore, the shares vest according to the normal vesting schedule.

2009 OPTION EXERCISES AND STOCK VESTED

        The following table contains information relating to the exercise of stock options and vesting of restricted stock and restricted stock units during fiscal year 2009.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)(2)	Value Realized on Vesting ($)(1)(2)

Russell Goldsmith	—	—	12,904	377,965

Christopher J. Carey	—	—	4,678	143,041

Richard Gershen	—	—	—	—

Christopher J. Warmuth	—	—	3,112	90,007

Michael B. Cahill	—	—	1,726	54,051

(1)
All of the restricted awards listed for Russell Goldsmith and Christopher J. Carey, and 2,256 of the restricted awards listed for Christopher J. Warmuth, are restricted stock units that vested in 2009. Receipt of the shares represented by the restricted stock units is deferred, and the vested units convert to shares and are distributable on a date that is at least six months after termination of employment.

(2)
The balance of the restricted awards listed for Christopher J. Warmuth, and all of the restricted awards listed for Michael B. Cahill are vested restricted shares which have been issued to these named executives without further restrictions.

2009 PENSION BENEFITS

        The following table provides information about benefits payable to Russell Goldsmith under the Supplemental Retirement Benefit Agreement (SERP). There are no other Company plans that provide for specified retirement payment and benefits, including tax-qualified defined benefit plans and supplemental executive retirement plans, to the named executives. (This table does not address tax-qualified defined contribution plans and nonqualified defined contribution plans.) The present value of accumulated benefit has been calculated using assumptions consistent with those used in the Company's financial statements.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Russell Goldsmith	Supplemental Retirement Benefit Agreement (Appendix A to Russell Goldsmith Employment Agreement)	14.22	4,006,243	0

Christopher J. Carey	N/A	N/A	N/A	N/A

Richard Gershen	N/A	N/A	N/A	N/A

Christopher J. Warmuth	N/A	N/A	N/A	N/A

Michael B. Cahill	N/A	N/A	N/A	N/A

        The cost to the Bank for the year ended December 31, 2009 for the SERP was $732,617. The SERP benefit equals 1.5432% per year of service, up to a maximum of 25.2% of final average pay (the average of the highest three years of Russell Goldsmith's final five years' salary and bonus). The form of benefit elected does not affect the amount of benefits paid under the SERP. Calculation of the SERP benefit would be modified under certain circumstances including (i) a reduction in the benefit if Mr. Goldsmith retires prior to February 14, 2012; (ii) three additional years of service credit, but no change in maximum benefit, if Mr. Goldsmith is terminated without good cause or in the case of disability or death; and (iii) five additional years of service credit, but no change in maximum benefit, in event of a change in control. Other key provisions of the SERP include (i) payment of vested benefits upon termination of employment for any reason; and (ii) full vesting upon eight years of service on October 16, 2003.

2009 NONQUALIFIED DEFERRED COMPENSATION

        Pursuant to City National Bank's 2000 Executive Deferred Compensation Plan (Executive DCP), colleagues who are senior vice presidents or above can elect to defer up to 85% of their salary, up to 100% of their commissions, and up to 100% of their annual non-equity incentive bonus compensation, instead of receiving these amounts as cash payments taxable in the year of receipt. The Executive DCP was amended to add a "profit sharing make-up contribution" for plan years beginning with 2008. The Bank can make a contribution to the account of each participant whose Profit Sharing Plan employer contribution was reduced as a result of deferrals to the Executive DCP. Any amount of base salary and/or commission that a colleague defers into the Executive DCP is not counted for purposes of calculating eligible compensation under the Profit Sharing Plan. If the Profit Sharing Plan employer contribution, either alone or together with the Executive DCP profit sharing make-up contributions, equals or exceeds the maximum aggregate limit allowed under the Profit Sharing Plan, then no (or partial) make-up contributions will be made to the Executive DCP. For 2009, the Company's Profit Sharing Plan did not pay an employer profit sharing contribution, so no profit sharing make-up contributions were made to the Executive DCP. Other than any profit sharing make-up contribution, contributions to the Executive DCP consist solely of colleague deferrals.

        Under the Executive DCP, colleagues may select from investment options approved by the Bank's Benefits Committee in which the deferred compensation is deemed to be invested. Beginning in 2008,

these investment options included the "CNC Stock Fund." Other than the CNC Stock Fund, the investment options are non-publicly traded mutual funds, and are only available through variable insurance products. Participants have no ownership interest in any of the investment options they select, as the investment options are used principally to measure gains or losses. In addition, share equivalents allocated to the CNC Stock Fund do not have voting rights. Investment experience is credited to the executives' accounts daily, net of all investment option related expenses. There is no guaranteed investment return on any deferred compensation amounts. Other than the CNC Stock Fund, executives may change investment allocation elections as often as daily. An executive will not subsequently be able to change his or her investment election (or diversify out of the CNC Stock Fund) for any amounts which the executive has designated to be invested in the CNC Stock Fund. The table below shows the fourteen funds in which more than 70% of the assets deferred to the Executive DCP have been allocated and their annual rate of return for the calendar year ended December 31, 2009, as reported by MullinTBG, the plan record keeper for the Executive DCP. These funds and the other investment options available to participants are used as the index for calculating investment returns on executives' deferrals under the Executive DCP.

NAME OF FUND	CAL YR ENDING DEC 2009 RATE OF RETURN
NVIT Money Market—Class V	-0.14%
PIMCO VIT Total Return—Admin Shares	13.80%
Fidelity VIP Overseas—Service Class	26.19%
T. Rowe Price Equity Income—Class II	25.00%
PIMCO VIT Low Duration—Admin Shares	13.09%
Goldman Sachs VIT Mid Cap Value	32.89%
Dreyfus Stock Index—Initial Shares	26.08%
Fidelity VIP II Contrafund—Service Class	35.39%
Oppenheimer Capital Appreciation VA—Non-Services Shares	44.23%
Oppenheimer Global Securities VA—Non-Service Shares	39.49%
AIM V. I. International Growth—Series I Shares	34.97%
T. Rowe Price New America Growth—Class II	49.47%
Gartmore NVIT Emerging Markets—Class I	62.99%
NVIT Inv Dest Aggressive—Class 2	26.95%

        The unfunded, non-qualified plan structure of the Executive DCP is required in order to preserve the beneficial tax deferral treatment for participating colleagues. Amounts in a colleagues' deferral account represent unsecured claims against our assets.

        Deferred amounts together with any credited investment returns are paid out to participating colleagues in accordance with their advance written election either (i) in a lump sum or in installments commencing at a specified date during the colleagues' employment for amounts other than those invested in the CNC Stock Fund, or (ii) upon termination of employment. No in-service distribution election may be made for any funds deemed invested in the CNC Stock Fund. Hardship distributions are permitted for reason of "unforeseeable emergencies" and are subject to approval by the Benefits Committee. Non-scheduled in-service withdrawals are permitted only with respect to deferrals not subject to Section 409A of the Code and are subject to forfeiture equal to 10% of the amount withdrawn. Separate distribution elections are made for each deferral year, prior to the end of the prior deferral year. Changes to distribution elections are allowed in accordance with Executive DCP plan provisions and for compliance with Section 409A with respect to deferrals made for calendar years 2005 and later.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(2)

Russell Goldsmith	0	0	801,370	0	4,353,137

Christopher J. Carey	47,000	0	(2,819)	0	309,371

Richard Gershen	0	0	0	0	0

Christopher J. Warmuth	97,000	0	138,257	(370,714)	1,862,524

Michael B. Cahill	30,000	0	177,582	0	655,441

(1)
Reflects the following amounts for each of the following named executives which is reported as compensation for fiscal year 2009 to that named executive in the Summary Compensation Table for fiscal year 2009: Russell Goldsmith—$0; Christopher J. Carey—$47,000; Christopher J. Warmuth—$97,000; Richard Gershen—$0 and Michael B. Cahill—$0.

(2)
Reflects the following amounts for each of the following named executives which was previously reported as compensation to that named executive in the Summary Compensation Table for fiscal years 2006, 2007 and 2008 in prior proxy statements: Russell Goldsmith—$1,000,000; Christopher J. Carey—$172,695; Christopher J. Warmuth—$608,396; Richard Gershen—$0 and Michael B. Cahill—$215,000. The information in this footnote is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than additional currently earned compensation.

        The Executive DCP provides a specified amount of life insurance coverage to eligible officers who used amounts under our prior executive deferred compensation plan to purchase split dollar life insurance arrangements beginning on the date the officer executed an "Agreement for Transfer of Policy and Termination of Split-Dollar Life Insurance Agreement" and ending on December 31, 2009. Russell Goldsmith is the only officer in the table listed above who has this type of life insurance arrangement under the Executive DCP.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The discussion below reflects the amount of compensation payable to each of our named executives in the event of termination of the officer's employment under a variety of scenarios, and in the event of termination of employment due to a change in control as defined in the applicable CIC Plan and the CEO CIC Agreement, with an assumed effective date of December 31, 2009. The amounts shown include amounts earned through that time and are estimates of the amounts that would be paid out to the named executives upon their termination. The actual amounts to be paid out can only be determined at the time of an actual change in control and the officer's separation from the Company.

Payments Made Upon Any Termination of Employment

        Regardless of the manner in which a named executive's employment terminates, the officer would be entitled to receive the following amounts earned during the officer's term of employment: (i) the balance of the executive's deferred compensation account, which includes only personal deferrals and related earnings and does not include a Company contribution as of December 31, 2009, with distributions delayed until at least 6 months after termination; and (ii) amounts accrued and vested through our Profit Sharing Plan. For each named executive, see the Nonqualified Deferred Compensation table for aggregate balances as of December 31, 2009, which balances would be distributed pursuant to the named executive's election made at enrollment, six months after termination.

        With regard to valuation of compensation payable in each termination scenario described below (other than termination for cause), the value of the in-the-money vested stock options for each of the named executives as of December 31, 2009 is as follows: Russell Goldsmith—$2,660,070; Christopher J. Carey—$0; Christopher J. Warmuth—$375; Michael B. Cahill—$75,200; and Richard Gershen—$0. Value is calculated as the difference between the aggregate exercise price of the options and the aggregate market value of the shares of underlying common stock as of the close of trading on December 31, 2009 based on the closing market price of our stock on that day ($45.60). There is no guarantee that, if and when these options are exercised, they will have this value. As of December 31, 2009, other than the stock options granted in 2009, the unexercisable options of the named executives were out of the money.

Payments Made Upon Retirement

        Retirement is treated as resigning from employment upon or after reaching age 65 for the named executives and age 62 for Russell Goldsmith under the terms of his employment agreement. Upon retirement: (i) unvested stock options granted prior to February 23, 2006 would vest immediately, and all accelerated stock options and vested stock options would have to be exercised within three years following retirement or they would be forfeited; (ii) unvested shares of restricted stock granted prior to February 23, 2006 would vest immediately and be delivered to the executive; (iii) unvested RSUs granted prior to February 23, 2006, would vest immediately and all vested RSUs would convert to shares and be delivered to the executive at least 6 months after termination; and (iv) unvested stock options, shares of restricted stock and RSUs granted on or after February 23, 2006 would be forfeited immediately. Russell Goldsmith and Richard Gershen each have an alternative arrangement for treatment of equity awards upon retirement. The following is the value of the accelerated vesting and delivery of restricted shares and restricted share units upon retirement as of December 31, 2009: Christopher J. Carey—$645,377; Christopher J. Warmuth—$173,189; Michael B. Cahill—$19,289. As of December 31, 2009, all of the unvested stock options granted prior to February 23, 2006 to the named executives were out of the money.

        Pursuant to the Gershen Agreement, upon retirement on or after age 65, Richard Gershen will not have to forfeit any unvested stock options or restricted stock. The following is the value of the unvested option awards and restricted stock awards as of December 31, 2009: $985,611.

        Assuming retirement as of December 31, 2009 under his employment agreement, Russell Goldsmith is entitled to receive a lump sum payment under his SERP in the amount of $4,006,243 and office space and secretarial support for three years valued at $841,023. With regard to equity compensation, (i) stock options granted prior to July 24, 2002 (all are vested), would have to be exercised within three years following retirement or be forfeited; (ii) vested stock options granted on or after July 24, 2002, would have to be exercised within 10 years of the grant date or they would be forfeited; (iii) unvested stock options granted prior to June 30, 2006 would vest immediately and be exercisable for 10 years following the grant date (all are out of the money as of December 31, 2009); (iv) unvested stock options granted as "Initial Awards" under his employment agreement would vest immediately and be exercisable for 10 years following the grant date (all are out of the money as of December 31, 2009); and (v) all other unvested options would be forfeited immediately upon retirement. With respect to RSUs, (i) vested RSUs would convert to shares and be delivered at least 6 months after retirement; (ii) unvested RSUs granted prior to June 30, 2006 would vest immediately, convert to shares and be delivered at least 6 months after retirement; (iii) unvested RSUs granted as "Initial Awards" under his employment agreement would vest immediately, convert to shares and be delivered at least 6 months after retirement; and (iv) all other unvested RSUs would be forfeited immediately. The value of accelerated vesting and delivery of restricted share units upon retirement as of December 31, 2009 is $3,512,842. The total of the foregoing amounts payable to Russell Goldsmith upon retirement at December 31, 2009 is $8,360,108.

Payments Made Upon Termination of Employment Without Cause or Resignation

        If a named executive is terminated without cause or resigns before reaching retirement age, the following would apply: (i) vested stock options would have to be exercised within 90 days following termination or resignation or they would be forfeited; (ii) vested RSUs would convert to shares and be delivered to the executive at least six months after termination or resignation; and (iii) unvested stock options, shares of restricted stock and RSUs would be forfeited immediately. The following is the value of delivery of vested RSUs upon termination without cause as of December 31, 2009: Christopher J. Carey—$599,777; Christopher J. Warmuth—$150,389. Other than Russell Goldsmith, as described below, the other named executives did not hold vested units as of December 31, 2009.

        Pursuant to the Gershen Agreement, if Richard Gershen's employment is terminated without cause within the first 24 months of his employment, he will receive as severance 150% of his annual base salary ($600,000 as of December 31, 2009) to be paid in a lump sum within 30 days following termination of employment without discount.

        Upon termination of employment without cause or retirement prior to age 62, Russell Goldsmith is entitled to the compensation and benefits that he would have been paid had his employment agreement been extended for three years from the effective date of his termination ($8,767,611—includes base and bonus for three years from December 31, 2009; bonus is calculated based on 149% of annual base compensation, the highest percentage previously used in determining any annual bonus payable), to receive life insurance benefits under our Executive DCP ($7,479—cost of premium for three years), to receive a lump sum payment under his SERP ($4,599,430), and to receive office space and secretarial support for three years ($841,023).

        With respect to Russell Goldsmith's stock options (i) stock options granted prior to July 24, 2002 (all are vested) would have to be exercised within 90 days of termination or they would be forfeited; (ii) vested stock options granted on or after, July 24, 2002, would have to be exercised within 10 years of the grant date or they would be forfeited; (iii) unvested stock options granted as "Initial Awards" under his employment agreement would vest immediately and be exercisable for 10 years following the grant date (all are out of the money as of December 31, 2009); and (iv) all other unvested stock options would be forfeited immediately. With respect to Russell Goldsmith's RSUs, (i) vested RSUs would convert to shares and be delivered at least six months after termination; (ii) unvested RSUs granted as "Initial Awards" under his employment agreement would vest immediately, convert to shares and be delivered at least six months after termination; and (iii) all other unvested RSUs would be forfeited immediately. The value of accelerated vesting and delivery of restricted share units upon termination without cause as of

December 31, 2009 is $2,983,198. The total of the foregoing amounts payable to Russell Goldsmith upon termination without cause at December 31, 2009 is $17,361,461.

Payments Made Upon Termination of Employment for Cause

        The consequences for equity awards of a termination for cause is (i) stock options, both vested and unvested, would be forfeited immediately; (ii) unvested shares of restricted stock and RSUs would be forfeited immediately; and (iii) vested RSUs would convert and be delivered at least 6 months after termination. Assuming a termination for cause as of December 31, 2009, the vested value of RSUs held by the following named executives is as follows: Russell Goldsmith—$2,100,382; Christopher J. Carey—$599,777; and Christopher J. Warmuth—$150,389. The other named executives did not hold vested RSUs as of December 31, 2009. Upon termination for cause, Russell Goldsmith would receive a lump sum payment under his SERP in the amount of $4,006,243.

Payments Made Upon Death or Disability

        Named Executives:     In the event of the termination of employment of a named executive due to the officer's death: (i) unvested stock options would vest immediately and all vested stock options would have to be exercised within one year following death or they would be forfeited; (ii) unvested shares of restricted stock would vest immediately and be delivered to the executive's estate; and (iii) unvested RSUs would vest immediately and all vested RSUs would convert to shares and be delivered to the executive's estate at least six months after death.

        Upon termination of a named executive's employment because of disability, including permanent and total disability as defined under the Internal Revenue Code: (i) unvested stock options would vest immediately and all vested stock options would have to be exercised within three years or they would be forfeited; (ii) unvested shares of restricted stock would vest immediately and be delivered to the executive; and (iii) unvested RSUs would vest immediately and all vested RSUs would convert to shares and be delivered to the executive at least 6 months after termination.

        The following is the value of the accelerated vesting and delivery of restricted shares, restricted share units and unvested in the money stock options upon death or total disability as of December 31, 2009: Christopher J. Carey—$2,718,974; Christopher J. Warmuth—$2,688,560; Michael B. Cahill—$873,765; and Richard Gershen—$1,467,010.

        Russell Goldsmith:     Upon death or disability, under his employment agreement, Russell Goldsmith (or his estate) is entitled to the same payments as summarized above for termination without cause, except (i) his spouse (if married at the time of death) would receive a lump sum payment under his SERP; (ii) his beneficiary would receive a $413,744 death benefit under an existing life insurance policy (this death benefit expired at 12/31/2009); (iii) stock options granted prior to July 24, 2002 (all are vested) would have to be exercised within one year of death (3 years of termination of employment due to disability) or they would be forfeited; (iv) unvested stock options would vest immediately and all vested options granted on or after July 24, 2002 would have to be exercised within 10 years of date of grant or they would be forfeited; and (v) unvested RSUs would vest immediately and all vested RSUs would convert to shares and be delivered to his estate at least 6 months after his death. The value of accelerated vesting and delivery of restricted share units and unvested in the money stock options upon death or disability at December 31, 2009 is $11,775,361. The total of the foregoing amounts payable to Russell Goldsmith upon death or disability at December 31, 2009 is $26,153,624.

Payments Made on Involuntary or Good Reason Termination of Employment in the Event of a Change in Control

        Named Executives:     In the event of an involuntary or good reason termination of a named executive's employment following a change in control, the named executive would be entitled to the payments and benefits described below. In general terms, and subject to specific exceptions and requirements included in the CIC Plans or CEO CIC Agreement, as applicable, a "change in control" event includes (i) the acquisition of 30% or more of the Company's outstanding common stock or voting power (other than by certain existing stockholders); (ii) a change of the majority of the existing Board; (iii) a transaction resulting in a change of 50% or more of the common stock and voting power of the Company; (iv) any entity acquiring 30% or more of the common stock or voting power, (v) a change of the majority of the Board approving the transaction; or (vi) liquidation or dissolution of the Company.

        The CIC Plans and CEO CIC Agreement provide that following a defined change in control event, cash severance payments are paid upon either voluntary termination of employment during a specified 30-day period (in the CIC Plans, the 30-day period immediately preceding the first anniversary of the change in control; and in the CEO CIC Agreement, the 30-day period immediately following the first anniversary of the change in control) deemed to be a termination for good reason, or involuntary termination for any reason other than cause, death or disability, or termination for "good reason" within 12 months (36 months for the CEO) of the occurrence of a change in control.

        Upon an involuntary or good reason termination following a change in control, the named executive would be entitled to the following benefits: (i) a lump sum payment of the named executive's annual base salary through the date of termination to the extent not already paid and the highest annual bonus paid to the named executive in the prior three years; (ii) a lump-sum payment of three times (2 times for Michael B. Cahill and Richard Gershen) all compensation and benefits, with the basis for the salary payout being 12 times the highest monthly base salary previously paid to the named executive, and the basis for the bonus payout being the highest annual bonus paid to the named executive in the prior three years; (iii) reimbursement for any excise tax applicable according to IRC Section 280G, plus the amount necessary to pay taxes on the excise tax reimbursement (commonly known as a "gross-up"); (iv) outplacement services and (v) subject to the discretion of our Compensation Committee, all unvested stock options would vest immediately at the time of change in control, all vested options would have to be exercised within 90 days or they would be forfeited, unvested shares of restricted stock would vest immediately at the time of change in control and be delivered to the officer, all unvested RSUs would vest immediately at the time of change in control, and all vested RSUs would convert to shares and be delivered to the executive at least six months after termination.

        In addition to the foregoing amounts, Russell Goldsmith also would be entitled to a lump sum payment under his SERP and office space and secretarial support for three years. With regard to equity compensation for Russell Goldsmith, in addition to the provisions set forth above for all named executives, all stock options granted prior to July 24, 2002 (all are vested) would have to be exercised within 90 days or they would be forfeited, and all vested options granted on or after July 24, 2002 would have to be exercised within 10 years of date of grant or they would be forfeited.

        The following table describes the payment upon a change in control of the Company, as of December 31, 2009, for each named executive.

Name	Cash Compensation ($)	Equity Compensation ($)	Deferred Compensation ($)	Benefits ($)	Excise Tax & Gross Up ($)	Total ($)

Russell Goldsmith	6,438,976	11,775,361	4,661,980	957,672	N/A	23,833,989

Christopher J. Carey	2,485,000	2,718,976	62,550	40,773	1,296,052	6,603,351

Richard Gershen	2,600,000	1,467,010	41,700	32,014	1,079,177	5,219,901

Christopher J. Warmuth	2,455,000	2,688,561	62,550	50,424	1,474,439	6,730,974

Michael B. Cahill	1,250,000	873,765	41,700	36,616	N/A	2,202,081

 STOCKHOLDER PROPOSAL

Proposal 5: Stockholder Proposal Regarding Declassification of Board of Directors

        We have received a stockholder proposal from a shareholder who beneficially owns of record 297 shares of our Common Stock and who has advised us that he plans to present the following proposal at the annual meeting. The proposal will be voted on only if properly presented at the annual meeting. The Board recommends that you vote AGAINST this proposal.

        In accordance with rules of the SEC, the text of the shareholder's resolution and supporting statement is printed verbatim from his submission and we take no responsibility for them. We will promptly provide the name and address of the proponent of the stockholder proposal above upon oral or written request for such information. Requests may be sent to Investor Relations, City National Corporation, City National Plaza, 555 S. Flower Street, 9th Floor, Los Angeles, California, 90071, or by calling (213) 673-7622.

Stockholder Proposal

RESOLUTION

        That the shareholders of CITY NATIONAL CORPORATION request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

STATEMENT

        Although a similar proposal was defeated last year, the proponent has heard from shareholders who now wish to support the proposal and believe that improved corporate governance and accountability would be beneficial after two reductions in dividends and weakness in our market share price.

        The current practice of electing only one-third of the directors for three-year terms is not in the best interest of the corporation of its shareholders. Eliminating this staggered system increases accountability and gives shareholders the opportunity to express their views on the performance of each director annually. The proponent believes the election of directors is the strongest way that shareholders influence the direction of any corporation and our corporation should be no exception.

        As a professional investor, the proponent has introduced the proposal at several corporations which have adopted it. In others, opposed by the board or management, it has received votes in excess of 70% and is likely to be reconsidered favorably.

        The proponent believes that increased accountability must be given our shareholders whose capital has been entrusted in the form of share investments expecially [sic] during these times of great economic challenge.

        Arthur Levitt, former Chairman of The Securities and Exchange Commission said, 'In my view, it's best for the investor if the entire board is elected once a year. Without annual election of each director, shareholders have far less control over who represents them.'

        While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

        The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders.

        In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect the need for change.

        If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote 'FOR' this proposal."

Board of Directors Recommendation and Statement in Opposition to Shareholder Proposal

        The Board of Directors unanimously recommends that stockholders vote AGAINST this proposal for the following reasons:

        Last year this proponent submitted the same proposal and a solid majority of you rejected it. Your Board of Directors believes that with continued turmoil in our economy there is, if anything, a greater need today for stable leadership with a proven long-term outlook, and accordingly, your Board of Directors believes that the reasons it gave last year for rejecting this proposal are even more compelling today.

        In April 1996 our stockholders considered and approved the implementation of our current classified board structure. At that time, our Board of Directors advised our stockholders that a classified board would be conducive to the careful, long-term planning our Corporation would require in order to ensure the continued creation of stockholder value.

        From April 1996 until December 31, 2009, our Corporation's stock price has increased 253%, significantly out-performing the S&P 500's increase of 71% over this same period of time. Even in today's challenging economic times, the Corporation has just completed its 17th consecutive year of profitability with assets and deposits at record levels. Our Corporation continues to have strong capital ratios, significant liquidity and be well reserved. In this past year, we have strengthened our balance sheet with the addition of new capital. With our strong, conservative balance sheet and rigorous cost control program, our Corporation continues to be well-positioned to profitably weather current economic conditions, remain profitable this year, return to increased profitability as conditions improve, and take advantage of future opportunities.

        Our directors believe the classified board structure has served the Corporation and its stockholders well, and should continue to do so. A vote against the proposal will promote the following priorities which are key to the future success of the Corporation:

1)
Stability and Continuity.    Three-year staggered terms of directors provide stability and continuity in the Corporation's leadership. At any given time, a majority of your directors will have served for several years, developing a deeper understanding of the breadth and nature of the Corporation's business. Directors who have considerable experience with and knowledge of the Corporation's business are better equipped to provide the oversight and make the decisions required by a Board of Directors, and are, correspondingly, more capable of engaging in the long-term strategic planning that has been, and will continue to be, critical to our Corporation's success. Declassification of the Board will likely result in high turnover of Board members. High turnover will result in instability and an impaired ability to pursue long-term strategic objectives.

2)
Experienced Leadership.    The classified Board structure also helps the Corporation attract highly qualified individuals to serve as directors and commit the time and resources necessary to understand the Corporation and the business environment in which the Corporation operates. As a bank holding company, it is particularly important to structure the election of our Board in a way that favors the ability to attract and retain experienced Board leaders as well as stability and continuity, and to send a strong signal of those values to our stockholders, the Company's depositors and the financial markets in which we operate.

3)
Long-term Outlook.    Your directors should remain strongly focused on the long-term interests of the Corporation's stockholders, and we believe three-year staggered terms facilitate this long-term thinking. This long-term thinking has provided, and will continue to provide, the best value to the

  Corporation's stockholders. The declassification of the Board may result in higher turnover of Board members, resulting in a Board focused only on short-term and not long-term success.

4)
Protection Against Unfair Takeover Proposals.    A classified Board of Directors can play an important role in protecting stockholders against an unsolicited takeover proposal at an unfair price. If our Board of Directors was not classified, a potential acquirer whose nominees receive a plurality of the votes cast at an annual meeting of the stockholders could replace all or a majority of the Directors with its own nominees, who could then approve the takeover proposal from that acquirer even if the price did not adequately value the Corporation. At times of great stock market volatility, such as we have experienced recently, our stock price is more likely to drop below its fair value. Classified board structures have been shown to be an effective means of protecting long-term shareholder interests from abusive tactics, particularly in times like these. A classified Board of Directors encourages a potential acquirer to negotiate with the Board of Directors on an arm's-length basis, and provides the Board of Directors with more time and leverage to evaluate the takeover proposal, negotiate the best result for all stockholders and consider alternatives available to the Corporation. Board classification can promote greater value maximization for shareholders in these contexts.

5)
Accountability to Stockholders.    We believe that a classified Board of Directors makes directors no less accountable to stockholders than a Board elected annually. The fiduciary duties of directors elected to three-year staggered terms are identical to those of directors elected annually, and the Corporation's directors believe that they are no less attentive to stockholder concerns as a result of having been elected to three-year staggered terms. In addition, since one-third of the directors stand for election each year, stockholders have the opportunity on an annual basis to express their opinion of the Board of Directors or management by conducting a proxy contest to replace, or withhold votes from, the directors up for election that year.

        For the foregoing reasons, the Board of Directors believes that this stockholder proposal is not in the best interests of the Corporation or its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THE STOCKHOLDER
PROPOSAL RELATING TO DECLASSIFICATION OF THE BOARD OF DIRECTORS

APPENDIX A

CITY NATIONAL CORPORATION
2008 OMNIBUS PLAN
(As Amended)

I. THE PLAN

        1.1.    Purpose.    The purpose of this Plan is to promote the success of the Corporation by providing an additional means through the grant of Awards to attract, motivate, retain and reward key employees, including officers, whether or not directors, of the Corporation with awards and incentives for high levels of individual performance and improved financial performance of the Corporation, and to link Non-Employee Director compensation to shareholder interests through equity grants.

        1.2.    Definitions.

        (a)   "Award" shall mean an award of any Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit, Performance Share or Performance Share Unit, Performance Unit, Dividend Equivalent, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

        (b)   "Award Agreement" shall mean any writing setting forth the terms of an Award that has been authorized by the Committee.

        (c)   "Award Date" shall mean the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award.

        (d)   "Beneficiary" shall mean the person, persons, trust or trusts entitled, by will or the laws of descent and distribution or pursuant to a designation of a beneficiary on a form acceptable to the Committee, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

        (e)   "Board" shall mean the Board of Directors of the Corporation.

        (f)    "Change in Control Event" shall mean:

          (1)   The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock of the Corporation (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this sub-section (1), the following acquisitions shall not constitute a Change in Control Event: (i) any acquisition directly from the Corporation; (ii) any acquisition by the Corporation; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this section (f), or (v) any acquisition by the Goldsmith Family or any director or partnership for the benefit of any member of the Goldsmith Family; or

          (2)   Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or contest by or on behalf of a person other than the Board; or

          (3)   Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination (i) all or substantially all of the individuals and entities who were the beneficial owners respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially owned, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

          (4)   Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

        (g)   "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        (h)   "Commission" shall mean the Securities and Exchange Commission.

        (i)    "Committee" shall mean the Compensation, Nominating & Governance Committee of the Board, or other Committee, regardless of name, that acts on matters of compensation for eligible employees, which Committee shall be comprised only of two or more directors or such greater number of directors as may be required under applicable law, each of whom shall be a Disinterested and Outside director.

        (j)    "Common Stock" shall mean the common stock of the Corporation, $1.00 par value per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 6.2 of this Plan.

        (k)   "Corporation" shall mean City National Corporation and its Subsidiaries.

        (l)    "Disinterested and Outside" shall mean a "Non-Employee Director" within the meaning of Rule 16b-3, and "outside" within the meaning of Section 162(m) of the Code.

        (m)  "Dividend Equivalent" shall mean an amount equal to the amount of cash dividends or other cash distributions paid (or such portion of such dividend or other distribution as may be designated by the Committee) with respect to each Share after the date of an Award of a Dividend Equivalent.

        (n)   "DRO" shall mean a valid domestic relations order under applicable state law, acceptable to the Corporation.

        (o)   "Eligible Employee" shall mean an officer at a level of Vice President or the equivalent (whether or not a director) of the Corporation, any other officer of the Corporation who performs substantial services for the Corporation, selected to participate in the Plan by the Committee, or any Other Eligible Person, as determined by the Committee in its discretion.

        (p)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        (q)   "Fair Market Value" shall mean, with respect to Common Stock, the price at which the Common Stock sold on the last normal transaction of the trading day on a specified date, or if no trading occurs on such specified date, on the most recent preceding business day on which trading occurred, as quoted on the New York Stock Exchange.

        (r)   "Incentive Stock Option" shall mean an Option which is designated as an incentive stock option within the meaning of Section 422 of the Code and which contains such provisions as are necessary to comply with that section.

        (s)   "Nonqualified Stock Option" shall mean an Option that is designated as a nonqualified stock option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an Incentive Stock Option shall be deemed to be designated a nonqualified stock option under this Plan and not an Incentive Stock Option under the Code.

        (t)    "Non-Employee Director" shall mean a member of the Board who is not an officer or employee of the Corporation, including, but not limited to, a member of the Board who qualifies as a "Non-Employee Director" within the meaning of Rule 16b-3.

        (u)   "Option" shall mean an option to purchase Shares under this Plan. The Committee shall designate any Option granted to an Eligible Employee as a Nonqualified Stock Option or an Incentive Stock Option.

        (v)   "Other Eligible Person" shall mean any other person (including significant agents and consultants) who performs or agrees to perform substantial services for the Corporation of a nature similar to those performed by employees, selected to participate in this Plan by the Committee from time to time; provided that in no event shall a Non-Employee Director be selected as an Other Eligible Person.

        (w)  "Participant" shall mean an Eligible Employee or Non-Employee Director who has been granted an Award under this Plan.

        (x)   "Performance Goals" means any performance goals established by the Committee in connection with the grant of an Award. In the case of Awards intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: revenues; earnings (including earnings before or after taxes, earnings before or after interest and taxes or earnings before or after interest, taxes, depreciation and amortization); earnings per share; operating income (including non-pension operating income); pre- or after-tax income (before or after allocation of corporate overhead and bonus); cash flow (before or after dividends); cash flow per share (before or after dividends); return on equity; return (including risk-adjusted return) on capital (including total capital or invested capital); return on assets; assets; assets under management and administration; economic value added (or an equivalent metric); stock price appreciation; total stockholder return (measured in terms of stock price appreciation and dividend growth); efficiency ratio; or non-interest income with respect to the Corporation or any one or more Subsidiaries, divisions, business units or business segments of the Corporation either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies, and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and the regulations promulgated thereunder.

        (y)   "Performance Period" means the period specified by the Committee during which any Performance Goals with respect to an Award are to be measured.

        (z)   "Performance Shares" shall mean an Award in the form of Shares made pursuant to the provisions, and subject to the terms and conditions, of Article V of the Plan.

        (aa) "Performance Share Units" shall mean an Award denominated in Shares made pursuant to the provisions, and subject to the terms and conditions, of Article V of the Plan and that will be paid in an amount in Shares, cash or a combination thereof, based upon the Fair Market Value of a specified number of Shares.

        (bb) "Performance Units" means any Award of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, Shares, cash or a combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

        (cc) "Personal Representative" shall mean the person or persons who, upon the Total Disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

        (dd) "Plan" shall mean this 2008 Omnibus Plan.

        (ee) "Restricted Stock" shall mean Shares awarded to a Participant subject to payment of such consideration, if any, and such conditions on vesting and transfer and other restrictions as are established in or pursuant to this Plan, for so long as such Shares remain unvested under the terms of the applicable Award Agreement.

        (ff)  "Restricted Stock Units" shall mean an Award denominated in Shares made pursuant to the provisions, and subject to the terms and conditions, of Article IV of the Plan and that will be paid in an amount in Shares, cash or a combination thereof, based upon the Fair Market Value of a specified number of Shares.

        (gg) "Retirement" shall mean retirement from active service as an employee or officer of the Corporation on or after attaining age 65.

        (hh) "Rule 16b-3" shall mean Rule 16b-3, as amended from time to time, as promulgated by the Commission pursuant to the Exchange Act.

         (ii)  "Section 16 Person" shall mean a person subject to Section 16(a) of the Exchange Act.

        (jj)   "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

        (kk) "Shares" shall mean shares of Common Stock of the Corporation.

        (ll)   "Stock Appreciation Right" shall mean a right to receive a number of Shares or an amount of cash, or a combination of Shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Shares, that is authorized under this Plan.

        (mm)  "Subsidiary" shall mean any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

        (nn) "Total Disability" shall mean a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

        1.3.    Administration and Authorization; Power and Procedure.

        (a)   Committee. This Plan shall be administered by, and all Awards to Eligible Employees and Non-Employee Directors shall be authorized by, the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by unanimous written consent of its members.

        (b)   Plan Awards; Interpretation; Powers of Committee. Subject to the express provisions of this Plan, the Committee shall have the authority:

            (i)  To determine, from among those persons eligible, the particular Eligible Employees and Non-Employee Directors who will receive any Awards;

           (ii)  To grant Awards to Eligible Employees and Non-Employee Directors, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion (if any) of such Awards;

          (iii)  To approve the forms of Award Agreements (which need not be identical either as to type of Award or among Participants);

          (iv)  To construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

           (v)  To cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate, any or all outstanding Awards held by Participants, subject to any required consent under Section 6.6;

          (vi)  To accelerate or extend the exercisability or vesting or extend the term of any or all outstanding Awards within the maximum ten-year term of Awards under Section 1.7; and

         (vii)  To make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

        (c)   Binding Determinations. Any action taken by, or inaction of, the Corporation, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation, shall be liable for any such action or inaction of the entity or body, or another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

        (d)   Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

        (e)   Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation.

        1.4.    Participation.    Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Employees or Non-Employee Directors. An Eligible Employee or

Non-Employee Director who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine.

        1.5.    Shares Available for Awards.    Subject to the provisions of Section 6.2, the capital stock that may be delivered under this Plan shall be Shares of the Corporation's authorized but unissued Common Stock. The Shares may be delivered for any lawful consideration.

        (a)   Number of Shares.

            (i)  The maximum number of Shares that may be subject to Awards granted to Eligible Employees and Non-Employee Directors under this Plan made after the action taken at the April 21, 2010 shareholder meeting, or any adjournment or postponement thereof, shall not exceed 500,000 of additional Shares approved by the shareholders plus all Shares which were remaining available pursuant to shareholder approval of the Plan on April 23, 2008 and those which become available for Awards under this Plan pursuant to Section 6.16(a) of this Plan, subject to the reissue of Awards pursuant to Sections 1.5(c), 6.13(b), 6.14(b), 6.15(b), 6.16(b) and the adjustments contemplated by Section 6.2. If a Stock Appreciation Right is exercised the number of Shares to which such exercise relates under the applicable Award shall be charged against the maximum amount of Shares that may be subject to Awards under this Plan and, if applicable, such Award. For every Share subject to Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units, or Performance Units (for Performance Units actually paid in Shares) under this Plan, the Shares available for grant hereunder shall be reduced by 3.3 Shares, for such Awards made prior to the shareholders approval of the amendment to the Plan, and shall be reduced by 2 shares for such Awards made subsequent to the shareholders approval of the amendment to the Plan.

           (ii)  The maximum number of Shares that may be granted pursuant to Awards of Incentive Stock Options shall not exceed 4,000,000 Shares, subject to the adjustments contemplated by Section 6.2.

          (iii)  The maximum Awards under this Plan that can be granted to any one Participant in any three calendar year period shall not exceed 2,400,000 Options or Stock Appreciation Rights, or in the case of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Share Units their equivalent at the ratio of 1:3.3 for such Awards made prior to the shareholders approval of the amendment to the Plan and 1:2 for such Awards made subsequent to the shareholders approval of the amendment to the Plan, subject to adjustment as contemplated in Section 6.2.

        (b)   Reservation of Shares. Common Stock subject to outstanding Awards shall be reserved for issuance. If the Corporation withholds Shares pursuant to Section 2.2(b) or 6.5, the number of Shares that would have been deliverable with respect to an Award (including, the number of Shares withheld) shall not be available for additional Awards under this Plan.

        (c)   Reissue of Awards. Subject to any restrictions under Rule 16b-3, the Shares which are subject to any unexercised, unvested or undistributed portion of any expired, canceled, terminated or forfeited Award, or any alternative form of consideration under an Award that is not paid in connection with the settlement of an Award or any portion of an Award, shall again be available for Award, provided the Participant has not received dividends or Dividend Equivalents during the period in which the Participant's ownership was not vested. If Shares are withheld or tendered as payment of the exercise price or for taxes in connection with an Award, however, such Shares may not be reissued or otherwise treated as available for additional Awards or issuance under the Plan. For Stock Appreciation Rights, the specified number of Shares underlying the Award shall be treated as being unavailable for other Awards or other issuances unless the Stock Appreciation Right is forfeited, terminated or cancelled without the delivery of Shares or cash.

        Every Share subject to Awards, granted prior to the shareholders' approval of the amendment to the Plan, of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units or Performance Units that becomes available for reissue of Awards pursuant to this Section 1.5(c) shall increase the number of Shares that may be subject to Awards granted under this Plan by 3.3 Shares (which corresponds to the reduction factor used for such Awards set forth in Section 1.5(a) above).

        Every Share subject to Awards, subsequent to the shareholders' approval of the amendment to the Plan, of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units or Performance Units that becomes available for reissue of Awards pursuant to this Section 1.5(c) shall increase the number of Shares that may be subject to Awards granted under this Plan by 2 Shares (which corresponds to the reduction factor used for such Awards set forth in Section 1.5(a) above).

        Every Share subject to Awards of restricted stock or restricted stock units that becomes available for reissue of Awards pursuant to Sections 6.13(b), 6.14(b), 6.15(b) or 6.16(b) shall increase the number of Shares that may be subject to Awards granted under this Plan by the same reduction factor (if any) set forth in the Corporation's plan under which such Shares were awarded.

        (d)   Interpretive Issues. Additional rules for determining the number of Shares authorized under the Plan may be adopted by the Committee as it deems necessary or appropriate; provided that such rules are consistent with Rule 16b-3.

        1.6.    Grant of Awards.    Subject to the express provisions of this Plan, the Committee shall determine the number of Shares subject to each Award, and the price (if any) to be paid for the Shares or the Award and, in the case of Performance Shares, Performance Share Units, Performance Units, or, in its discretion, any other Awards, in addition to matters addressed in Section 1.3(b), the Performance Goals and other specific objectives, goals and performance criteria that further define the terms of such Award. Each Award shall be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant.

        1.7.    Award Period.    Each Award and all executory rights or obligations under the related Award Agreement shall expire on such date (if any) as shall be determined by the Committee, but, in the case of Options or Stock Appreciation Rights, not later than ten (10) years after the Award Date.

        1.8.    Limitations on Exercise and Vesting of Awards.

        (a)   Provisions for Exercise. Except as may otherwise be provided in an Award Agreement or herein, no Award shall be exercisable or shall vest until at least six months after the initial Award Date. Once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award, unless the Committee otherwise provides.

        (b)   Procedure. Any exercisable Award shall be deemed to be exercised when the Controller's Office of the Corporation receives written notice of such exercise from the Participant or his or her broker, together with any required payment made in accordance with Section 2.2(b).

        (c)   Fractional Shares/Minimum Issue. Fractional share interests shall be disregarded, but may be accumulated. The Committee, however, may determine that cash, other securities or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 Shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

        1.9.    No Transferability.

        (a)   Awards may be exercised only by the Participant or, if the Participant has died, the Participant's Beneficiary or, if the Participant has suffered a Total Disability, the Participant's Personal Representative, if any, or if there is none, the Participant, or (to the extent permitted by applicable law and Rule 16b-3) a third party pursuant to such conditions and procedures as the Committee may establish. Other than upon death or pursuant to a DRO or other exception to transfer restrictions under Rule 16b-3 (except to the extent not permitted in the case of an Incentive Stock Option), no right or benefit under this Plan or any Award shall be transferable by the Participant or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to the Corporation), and any such attempted action shall be void. The Corporation shall disregard any attempt at transfer, assignment or other alienation prohibited by the preceding sentences and shall pay or deliver such cash or Shares in accordance with the provisions of this Plan.

        (b)   The restrictions on exercise and transfer above shall not be deemed to prohibit the authorization by the Committee of "cashless exercise" procedures with either affiliated persons or unaffiliated third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable legal restrictions and Rule 16b-3, nor, to the extent permitted by the Committee, transfers for estate and financial planning purposes, notwithstanding that the inclusion of such features may render the particular Awards ineligible for the benefits of Rule 16b-3, nor, in the case of Participants who are not Section 16 Persons, transfers to such other persons or in such other circumstances as the Committee may in the Award Agreement or other writing expressly permit.

II. OPTIONS

        2.1.    Grants.    One or more Options may be granted under this Article to any Eligible Employee or Non-Employee Director, subject to the provisions of Section 1.5. Each Option granted may be either an Option intended to be an Incentive Stock Option or an Option not so intended, and such intent shall be indicated in the applicable Award Agreement.

        2.2.    Option Price.

        (a)   Pricing Limits. Subject to Section 2.3(c), the purchase price per Share covered by each Option shall be determined by the Committee at the time the Option is granted, but shall not be less than 100% of the Fair Market Value of a Share on the Award Date.

        (b)   Payment Provisions. The purchase price of any Shares purchased on exercise of an Option granted under this Article shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Corporation; (iii) by notice and third party payment in such manner as may be authorized by the Committee; (iv) by the delivery of Shares already owned by the Participant, provided, however, that the Committee may in its absolute discretion limit the Participant's ability to exercise an Award by delivering such Shares; or (v) if authorized by the Committee or specified in the applicable Award Agreement, by reduction in the number of Shares otherwise deliverable upon exercise by that number of Shares which have a then Fair Market Value equal to such purchase price. Previously owned Shares used to satisfy the exercise price of an Option under clause (iv) shall be valued at their Fair Market Value on the date of exercise.

        2.3.    Limitations on Grant and Terms of Incentive Stock Options.

        (a)   $100,000 Limit. To the extent that the aggregate "fair market value" of Common Stock with respect to which Incentive Stock Options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Corporation, such options shall be treated as Nonqualified Stock Options. For this purpose, the "fair market value" of the Common Stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares of Common Stock are to be treated as Shares acquired pursuant to the exercise of an Incentive Stock Option.

        (b)   Other Code Limits. There shall be imposed in any Award Agreement relating to Incentive Stock Options such terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

        (c)   Limits on 10% Holders. No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) Shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option with respect to the Common Stock covered by the Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

        (d)   No Incentive Stock Options may be granted to an individual who is not an employee of the Corporation.

        2.4.    Option Period.    Subject to Section 2.3(c), each Option and all rights thereunder shall expire no later than ten years after the Award Date.

        2.5.    No Option Repricing.    Subject to Section 6.2 and Section 6.6, the Committee may not reduce the exercise price of any Option granted pursuant to the Plan following the date of the Award or accept the surrender of outstanding Options as consideration for the grant of a new Award with a lower per-share exercise price.

III. STOCK APPRECIATION RIGHTS

        3.1.    Grants.    In its discretion, the Committee may grant to any Eligible Employee or Non-Employee Director Stock Appreciation Rights either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or independently of any other Award. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

        3.2.    Exercise of Stock Appreciation Rights.

        (a)   Exercisability. A Stock Appreciation Right related to another Award shall be exercisable at such time or times, and to the extent, that the related Award shall be exercisable.

        (b)   Effect on Available Shares. In the event that a Stock Appreciation Right related to another Award is exercised, the number of Shares subject to the Award shall be charged against the number of Shares subject to the Stock Appreciation Right and the related Option of the Participant.

        (c)   Stand-Alone SARs. A Stock Appreciation Right granted independently of any other Award shall be exercisable pursuant to the terms of the Award Agreement, but, unless the Committee determines otherwise, in no event earlier than six months after the Award Date.

        (d)   Exercise Period. Each Stock Appreciation Right and all rights thereunder shall expire no later than ten years after the Award Date.

        3.3.    Payment.

        (a)   Pricing Limits. The exercise price per Share or the initial Share value covered by each Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted, but shall not be less than 100% of the Fair Market Value of a Share on the Award Date.

        (b)   Amount. Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment of an amount determined by multiplying:

            (i)  The difference obtained by subtracting the exercise price per Share under the Award or the initial Share value specified in the Award from the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right, by

           (ii)  The number of Shares with respect to which the Stock Appreciation Right shall have been exercised.

        Notwithstanding the above, the Committee may place a maximum limitation on the amount payable upon exercise of a Stock Appreciation Right. Such limitation, however, must be determined as of the Award Date and noted on the Award Agreement evidencing the Stock Appreciation Right granted hereunder.

        (c)   Form of Payment. The Committee, in its sole discretion, shall determine the form in which payment shall be made of the amount determined under paragraph (a) above, either solely in cash, solely in Shares (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such Shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or Shares (or a combination thereof) on such exercise, any such election shall be subject to such conditions as the Committee may impose and, in the case of any Section 16 Person, any election to receive cash shall be subject to any applicable limitations under Rule 16b-3.

        3.4.    No Stock Appreciation Right Repricing.    Subject to Section 6.2 and Section 6.6, the Committee may not reduce the exercise price of any Stock Appreciation Right granted pursuant to the Plan following the date of the Award or accept the surrender of outstanding Stock Appreciation Rights as consideration for the grant of a new Award with a lower per-share exercise price.

IV. RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

        4.1.    Grants.    The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee or Non-Employee Director. Each Restricted Stock Award Agreement shall specify the number of Shares to be issued, the date of such issuance, the consideration for such Shares (but not less than the minimum lawful consideration) to be paid, if any, by the Participant and the restrictions imposed on such Shares and the conditions of release or lapse of such restrictions.

        4.2.    Restrictions.

        (a)   Pre-Vesting Restraints. Except as provided in Section 1.9, restricted shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered either voluntarily or involuntarily, until such shares have vested.

        (b)   Dividend and Voting Rights. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award shall be entitled to cash dividends and voting rights for all Shares issued even though they are not vested, provided that such rights shall terminate immediately as to any restricted Shares which cease to be eligible for vesting. The Committee shall have the discretion, as evidenced in the applicable Award Agreement and subject to Section 4.5, to provide that (i) cash dividends on the Shares subject to the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (ii) subject to any adjustment pursuant to Section 6.2(a), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.

        (c)   Cash Payments. If the Participant shall have received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned (with or without an earnings factor) as to any restricted shares which cease to be eligible for vesting.

        (d)   Conditions of Release or Lapse of Restrictions. Except as otherwise provided in the applicable Award Agreement, the restrictions imposed on Restricted Stock as provided for in the Restricted Stock Award Agreements may not lapse with respect to any Award of Restricted Stock over a period of less than three (3) years following the date of the Award.

        4.3.    Return to the Corporation.    Unless the Committee otherwise expressly provides, shares of Restricted Stock that are subject to restrictions at the time of termination of employment or are subject to other conditions to vest that have not been satisfied by the time specified in the applicable Award Agreement shall not vest and shall be returned to the Corporation in such manner and on such terms as the Committee shall therein provide.

        4.4    Restricted Stock Units.

        (a)   Grants. The Committee may, in its discretion, grant to any Eligible Employee or Non-Employee Director an Award of Restricted Stock Units on such terms as the Committee may determine in its sole discretion, but subject to the vesting restrictions contained in Section 4.2(d) applicable to Restricted Stock Awards. All such Restricted Stock Unit Awards shall constitute Awards for all purposes of the Plan, and may be paid in Shares or cash (or in a combination of Shares and cash) as provided by the Committee in the applicable Award Agreement. The Committee may also grant Dividend Equivalents in connection with any such Award which is made under the Plan on such terms as the Committee may determine in its sole discretion.

        (b)   Dividend Equivalent Rights. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Unit Award shall be entitled to Dividend Equivalents for all Restricted Stock Units issued even though they are not vested, provided that such rights shall terminate immediately as to any Restricted Stock Units which cease to be eligible for vesting. The Committee shall have the discretion, as evidenced in the applicable Award Agreement and subject to Section 4.5, to provide that (i) Dividend Equivalents on the Shares subject to the Restricted Stock Unit Award shall be automatically deferred and reinvested in additional Restricted Stock Units, held subject to the vesting of the underlying Restricted Stock Units, and (ii) subject to any adjustment pursuant to Section 6.2(a), Dividend Equivalents payable in Common Stock shall be paid in the form of Restricted Stock Units of the same class as the Common Stock with which such Dividend Equivalent was paid, held subject to the vesting of the underlying Restricted Stock Units.

        4.5.    Limitation on Dividend Reinvestment and Dividend Equivalents.    Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to Dividend Equivalents to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 1.5 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for Dividend Equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 4.5

V. PERFORMANCE AWARDS

        5.1.    Grants of Performance Share Awards.

        (a)   Grants. The Committee may, in its discretion, grant Performance Share Awards to any Eligible Employee or Non-Employee Director based upon such factors as the Committee shall deem relevant in light of the specific type and terms of the Award. An Award Agreement shall specify the number of Shares to be issued subject to the Performance Share Award, the date of such issuance, the consideration for such

Shares (but not less than the minimum lawful consideration) to be paid, if any, by the Participant, the Performance Goals and Performance Period or any other conditions upon which vesting of the Award to the Participant shall be based. The Committee may provide for full or partial vesting, prior to completion of the Performance Period or the attainment of the Performance Goals specified in the applicable Award Agreement, in the event of the Participant's death, Retirement, or Total Disability, a Change in Control Event or in such other circumstances as the Committee, consistent with Section 6.10(c)(ii), if applicable, may determine.

        (b)   Dividend and Voting Rights. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Performance Share Award shall be entitled to cash dividends and voting rights for all Shares issued even though they are not vested, provided that such rights shall terminate immediately as to any Performance Shares which cease to be eligible for vesting. The Committee shall have the discretion, as evidenced in the applicable Award Agreement and subject to Section 5.3, to provide that (i) cash dividends on the Shares subject to the Performance Share Award shall be automatically deferred and reinvested in additional Performance Shares, held subject to the vesting of the underlying Performance Shares, and (ii) subject to any adjustment pursuant to Section 6.2(a), dividends payable in Common Stock shall be paid in the form of Performance Shares of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Performance Shares.

        5.2.    Performance Share Unit Awards.

        (a)   Grants. The Committee may, in its discretion, grant to any Eligible Employee or Non-Employee Director an Award of Performance Share Units based upon such factors as the Committee shall deem relevant in light of the specific type and terms of the Award. An Award Agreement shall specify the maximum number of Shares (if any) subject to the Performance Share Unit Award, the Performance Goals and Performance Period or any other conditions upon which payment of the Award to the Participant shall be based. All such Performance Share Unit Awards shall constitute Awards for all purposes of the Plan, and may be paid in Shares or cash (or in a combination of Shares and cash) as provided by the Committee in the applicable Award Agreement. The Committee may also grant Dividend Equivalents in connection with any such Award which is made under the Plan on such terms as the Committee may determine in its sole discretion.

        (b)   Dividend Equivalent Rights. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Performance Share Unit Award shall be entitled to Dividend Equivalents for all Performance Share Units issued even though they are not vested, provided that such rights shall terminate immediately as to any Performance Share Units which cease to be eligible for vesting. The Committee shall have the discretion, as evidenced in the applicable Award Agreement and subject to Section 5.4, to provide that (i) Dividend Equivalents on the Shares subject to the Performance Share Unit Award shall be automatically deferred and reinvested in additional Performance Share Units, held subject to the vesting of the underlying Performance Share Units, and (ii) subject to any adjustment pursuant to Section 6.2(a), Dividend Equivalents payable in Common Stock shall be paid in the form of Performance Share Units of the same class as the Common Stock with which such Dividend Equivalent was paid, held subject to the vesting of the underlying Performance Share Units.

        5.3.    Limitation on Dividend Reinvestment and Dividend Equivalents.    Reinvestment of dividends in additional Performance Shares at the time of any dividend payment, and the payment of Shares with respect to Dividend Equivalents to Participants holding Awards of Performance Share Units, shall only be permissible if sufficient Shares are available under Section 1.5 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Performance Share Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Performance Share Units shall provide for settlement in cash and for

Dividend Equivalent reinvestment in further Performance Share Units on the terms contemplated by this Section 5.3.

        5.4    Performance Units.    Performance Units may be issued hereunder to Eligible Employees, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Unit. The conditions for grant or vesting and the other provisions of Performance Units (including, without limitation, any applicable Performance Goals) need not be the same with respect to each recipient. Performance Units may be paid in cash, Shares, or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Units may be paid in a lump sum or in installments following the close of the Performance Period. The maximum value of the property, including cash or Shares, that may be paid or distributed to any Participant pursuant to a grant of Performance Units under this Plan with respect to any three calendar year period shall be $15.0 million dollars.

VI. OTHER PROVISIONS

        6.1.    Rights of Eligible Employees, Participants and Beneficiaries.

        (a)   Employment Status. Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Employee or to Eligible Employees generally.

        (b)   No Employment Contract. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Corporation or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Corporation to change such person's compensation or other benefits or to terminate the employment of such person, with or without cause, but nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

        (c)   Plan Not Funded. Awards payable under this Plan shall be payable in Shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Shares except as expressly otherwise provided) of the Corporation by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

        6.2.    Adjustments; Accelerations.

        (a)   Adjustments. If the outstanding Shares are changed into or exchanged for cash, other property or a different number or kind of shares or securities of the Corporation, or if additional shares or new or different securities are distributed with respect to the outstanding Shares, through a reorganization or merger in which the Corporation is the surviving entity, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation, dividend or distribution of cash or property to the shareholders of the Corporation, or a sale of substantially all the assets of the Corporation as an entirety, then the Committee shall (1) proportionately adjust any or all terms of outstanding Awards including, but not limited to, (A) the number and kind of shares of Common Stock or other consideration that is subject to or may be delivered under this Plan and pursuant to outstanding Awards, (B) the exercise price or consideration payable with respect to Awards granted prior to any such change, or (C) the performance standards appropriate to any outstanding Awards; or (2) in the case of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of Common Stock upon or in respect of such event; provided, however, in each case, that with respect to Awards of Incentive Stock Options and any Award subject to Section 409A of the Code, no such adjustment shall be made which would cause the Plan to violate Section 422 or 424(a) of the Code or any successor provisions thereto. Corresponding adjustments shall be made with respect to any Stock Appreciation Rights based upon the adjustments made to the Options to which they are related. In any of such events, the Committee may take such action sufficiently prior to such event if necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying Shares in the same manner as is available to shareholders generally. Unless the Committee determines otherwise, with respect to any Award which is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Corporation to be denied a tax deduction on account of Section 162(m) of the Code.

        (b)   Acceleration of Awards Upon Change in Control. Upon the occurrence of a Change in Control Event (i) each Option and Stock Appreciation Right shall become immediately exercisable, (ii) Restricted Stock (and Restricted Stock Units) shall immediately vest free of restrictions, and (iii) each Performance Share, Performance Share Unit and Performance Unit shall become vested to the extent provided in the Award Agreement. Notwithstanding the foregoing, prior to a Change in Control Event, the Committee may determine that, upon its occurrence, there shall be no acceleration of vesting of benefits under Awards or determine that only certain or limited vesting of benefits under Awards shall be accelerated and the extent to which they shall be accelerated, and/or establish a different time in respect of such event for such acceleration. In that event, the Committee will make provision in connection with such transaction for continuance of the Plan and the assumption of Options and Awards theretofore granted, or the substitution for such Options and Awards with new options and awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares, exercise prices and cash payments. In addition, the Committee may override the limitations on acceleration in this Section 6.2(b) by express provision in the Award Agreement and may accord any Participant a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards shall comply with applicable regulatory requirements, including without limitation Sections 409A and 422 of the Code.

        (c)   Possible Early Termination of Accelerated Awards. If any Option or other right to acquire Shares or cash under this Plan has not been exercised prior to (i) a dissolution of the Corporation, (ii) a reorganization event described in Section 6.2(a) that the Corporation does not survive, or (iii) the consummation of a reorganization event described in Section 6.2(a) that results in a Change in Control Event approved by the Board and no provision has been made for the survival, substitution, exchange or other settlement of such Option or right, such Option or right shall thereupon terminate.

        6.3.    Effect of Termination of Service.    The Committee shall establish in respect of each Award the effect of a termination of service on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination, e.g., Retirement, early Retirement, termination with or without cause, disability or death. Notwithstanding any terms to the contrary in an Award Agreement or this Plan, the Committee may decide in its complete discretion to extend the exercise period of an Award (although not beyond the period described in Sections 2.3(c) or 2.4, as applicable, in the case of Options and Section 3.2(d) in the case of Stock Appreciation Rights) and the number of Shares covered by the Award with respect to which the Award is exercisable or vested.

        6.4.    Compliance with Laws.    This Plan, the granting and vesting of Awards under this Plan and the offer, issuance and delivery of Shares and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements. The administration of the Plan and all determinations and discretionary actions by the Committee shall comply with all applicable federal and state laws, rules and regulations (including, but not limited to, the Sarbanes-Oxley Act of 2002), the New York Stock Exchange Corporate Governance Rules and other applicable listing standards and Section 6.17 hereof.

        6.5.    Tax Withholding.    Upon any exercise, vesting, or payment of any Award, the Corporation shall have the right at its option to (i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation may be required to withhold with respect to such transaction or (ii) deduct from any amount payable in cash the amount of any taxes which the Corporation may be required to withhold with respect to such cash amount. In any case where a tax is required to be withheld in connection with the delivery of Shares under this Plan, the Committee may grant (either at the time of the Award or thereafter) to the Participant the right to elect, or the Committee may require (either at the time of the Award or thereafter), pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of Shares to be delivered by the appropriate number of Shares, valued at their then Fair Market Value, to satisfy the minimum withholding obligation.

        6.6.    Plan Amendment, Termination and Suspension.

        (a)   Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan. Any suspension will not affect the expiration of the Plan set forth in Section 6.9.

        (b)   Shareholder Approval. If any amendment would materially increase the aggregate number of Shares or other securities that may be issued under this Plan or materially modify the requirements as to eligibility for participation in this Plan or would otherwise require shareholder approval to comply with any applicable federal or state law or applicable New York Stock Exchange listing standard, then to the extent then required by Rule 16b-3 to secure benefits thereunder or to avoid liability under Section 16 of the Exchange Act (and Rules thereunder) or required under Section 424 of the Code or any other applicable law or New York Stock Exchange listing standard, or deemed necessary or advisable by the Board, such amendment shall be subject to shareholder approval.

        (c)   Amendments to Awards. Without limiting any other express authority of the Committee under, but subject to the express limits of, this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards that the Committee in the prior exercise of its discretion has imposed, without the consent of the Participant, and may make and changes to the terms and conditions of Awards which are necessary to comply with Section 409A of the Code and any other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant his or her rights and benefits under an Award.

        (d)   Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of the Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change, except as may be required to comply with Section 409A of the Code. Changes contemplated by Section 6.2 shall not be deemed to constitute changes or amendments for purposes of this Section 6.6.

        6.7.    Privileges of Stock Ownership.    Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any Shares not actually delivered to and held of record by him or her. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

        6.8.    Effective Date of the Plan.    This Plan shall be effective as of March 5, 2008, the date of Board and Committee approval, subject to shareholder approval within 12 months thereafter. If shareholder approval for this Plan is not obtained prior to March 5, 2009, this Plan shall have no force or effect, and the Amended and Restated 2002 Omnibus Plan shall continue in effect under the terms which were previously approved by the shareholders and which were in effect prior to the adoption of this Plan.

        6.9.    Term of the Plan.    No Award shall be granted more than ten years after the effective date of this Plan (the "termination date"). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and all authority of the Committee with respect to Awards hereunder shall continue during any suspension of this Plan and in respect of outstanding Awards on such termination date.

        6.10.    Governing Law; Construction; Severability.

        (a)   Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed within such State, except as such laws may be supplanted by the laws of the United States of America, which laws shall then govern its effect and its construction to the extent they supplant California law.

        (b)   Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

        (c)   Plan Construction.

            (i)  It is the intent of the Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner that in the case of Participants who are or may be subject to Section 16 of the Exchange Act satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award or any prior action by the Committee would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such persons in the circumstances, such provision shall be deemed void.

           (ii)  It is the further intent of the Corporation that Options, Stock Appreciation Rights, Performance Shares, Performance Share Units and Performance Units that are granted to or held by a Covered Person, as such term is defined in Section 162(m) of the Code, or other persons designated by the Committee, shall qualify as performance-based compensation under Section 162(m) of the Code, and this Plan shall be interpreted consistent with such intent.

        6.11.    Captions.    Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        6.12.    Non-Exclusivity of Plan.    Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority, except as provided in Sections 6.13, 6.14, 6.15 and 6.16.

        6.13.    Relation to 1999 Omnibus Plan.

        (a)   No New Awards. Notwithstanding any other provisions to the contrary in this Plan, no new awards will be granted under the Corporation's 1999 Omnibus Plan.

        (b)   Reissue of Awards. Any unexercised, unvested or undistributed portion of any expired, cancelled, terminated or forfeited awards under the Corporation's 1999 Omnibus Plan, with respect to any such expirations, cancellations, terminations or forfeitures which occur after stockholder approval of this Plan pursuant to Section 6.8 and filing a Form S-8 registration statement with the Securities and Exchange Commission for this Plan, shall be added to the number of Shares available and shall be available for Awards under this Plan, in the same manner and to the same extent as provided for reissue of Awards under this Plan pursuant to Section 1.5(c).

        6.14.    Relation to 1995 Omnibus Plan.

        (a)   No New Awards. Notwithstanding any other provisions to the contrary in this Plan, no new awards will be granted under the Corporation's 1995 Omnibus Plan.

        (b)   Reissue of Awards. Any unexercised, unvested or undistributed portion of any expired, cancelled, terminated or forfeited awards under the Corporation's 1995 Omnibus Plan, with respect to any such expirations, cancellations, terminations or forfeitures which occur after stockholder approval of this Plan pursuant to Section 6.8 and filing a Form S-8 registration statement with the Securities and Exchange Commission for this Plan, shall be added to the number of Shares available and shall be available for Awards under this Plan, in the same manner and to the same extent as provided for reissue of Awards under this Plan pursuant to Section 1.5(c).

        6.15.    Relation to 2001 Stock Option Plan.

        (a)   No New Awards. Notwithstanding any other provisions to the contrary in this Plan, no new awards will be granted under the Corporation's 2001 Stock Option Plan.

        (b)   Reissue of Awards. Any unexercised, unvested or undistributed portion of any expired, cancelled, terminated or forfeited awards under the Corporation's 2001 Stock Option Plan, with respect to any such expirations, cancellations, terminations or forfeitures which occur after stockholder approval of this Plan pursuant to Section 6.8 and filing a Form S-8 registration statement with the Securities and Exchange Commission for this Plan, shall be added to the number of Shares available and shall be available for Awards under this Plan, in the same manner and to the same extent as provided for reissue of Awards under this Plan pursuant to Section 1.5(c).

        6.16.    Relation to Amended and Restated 2002 Omnibus Plan.

        (a)   No New Awards. Notwithstanding any other provisions to the contrary in this Plan, upon shareholder approval of this Plan pursuant to Section 6.8, and filing a Form S-8 registration statement with the Securities and Exchange Commission for this Plan, no new awards will be granted under the Corporation's Amended and Restated 2002 Omnibus Plan. Shares which remain available for awards under the Amended and Restated 2002 Omnibus Plan at the time of shareholder approval of the this Plan and filing a Form S-8 registration statement with the Securities and Exchange Commission for this Plan will become available for Awards under this Plan.

        (b)   Reissue of Awards. Any unexercised, unvested or undistributed portion of any expired, cancelled, terminated or forfeited awards under the Corporation's Amended and Restated 2002 Omnibus Plan, with respect to any such expirations, cancellations, terminations or forfeitures which occur after stockholder approval of this Plan pursuant to Section 6.8 and filing a Form S-8 registration statement with the Securities and Exchange Commission for this Plan, shall be added to the number of Shares available and shall be available for Awards under this Plan, in the same manner and to the same extent as provided for reissue of Awards under this Plan pursuant to Section 1.5(c).

        6.17.    Compliance with Section 409A of the Code.

        (a)   Awards Subject to Code Section 409A. Any Award that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a "Section 409A Award") shall satisfy the requirements of Section 409A of the Code, the Treasury Regulations thereunder, and this Section 6.17, to the extent applicable. The Award Agreement with respect to a Section 409A Award shall incorporate the terms and conditions required by Section 409A of the Code, the Treasury Regulations thereunder, and this Section 6.17.

        (b)   Distributions Under a Section 409A Award.

            (i)  Subject to paragraph (ii) below, any Shares, cash, or other property or amounts to be paid or distributed upon the grant, issuance, vesting, exercise, or payment of a Section 409A Award shall be distributed in accordance with the requirements of Section 409A(a)(2) of the Code, and shall not be distributed earlier than: (A) the Participant's separation from service, as determined pursuant to the Treasury Regulations, (B) the date the Participant becomes disabled within the meaning of Section 409A(a)(2)(C) of the Code, (C) the Participant's death, (D) a specified time (or pursuant to a fixed schedule) specified under the Award Agreement at the date of the deferral of such compensation, (E) a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation, to the extent permitted under Section 409A of the Code and Treasury Regulation Section 1.409A-3(i)(5), or (F) the occurrence of an unforeseeable emergency with respect to the Participant.

           (ii)  In the case of a Participant who is a "Specified Employee," the requirement of clause (A) of paragraph (i) above shall be met only if the distributions with respect to the Section 409A Award may not be made before the date which is six months after the Participant's separation from service (or, if earlier, the date of the Participant's death). For purposes of this paragraph (ii), a Participant shall be a Specified Employee if such holder is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock in which is publicly traded on an established securities market or otherwise, as determined under Section 409A(a)(2)(B)(i) of the Code.

          (iii)  The requirement of paragraph (i)(F) above shall be met only if, as determined under Section 409A(a)(2)(B)(ii) of the Code, the amounts distributed with respect to the unforeseeable emergency do not exceed the amounts necessary to satisfy such unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

          (iv)  For purposes of this Section 6.17, the terms specified herein shall have the respective meanings ascribed thereto under Section 409A of the Code and the Treasury Regulations thereunder.

        (c)   Prohibition on Acceleration of Benefits. The time or schedule of any distribution or payment of any Shares, cash, or other property or amounts under a Section 409A Award shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code.

        (d)   Elections Under Section 409A Awards.

            (i)  Any deferral election provided under or with respect to an Award to any Participant shall satisfy the requirements of Section 409A(a)(4)(B) of the Code, to the extent applicable, and, except as otherwise permitted under sub-paragraph (A) or (B) below, any such deferral election with respect to compensation for services performed during a taxable year shall be made not later than the close of the preceding taxable year, or at such other time as provided in Treasury Regulations.

        (A)  In the case of the first year in which a Participant becomes eligible to participate in the Plan, any such deferral election may be made with respect to services to be performed subsequent to the election within thirty (30) days after the date the Participant becomes eligible to participate in the Plan, as provided under Section 409A(a)(4)(B)(ii) of the Code.

        (B)  In the case of any performance-based compensation based on services performed by a Participant over a period of at least twelve (12) months, any such deferral election may be made no later than six (6) months before the end of the period, as provided under Section 409A(a)(4)(B)(iii) of the Code.

           (ii)  In the event that a Section 409A Award permits, under a subsequent election by the Participant, a delay in a distribution or payment of any Shares, cash, or other property or amounts under such Section 409A Award, or a change in the form of distribution or payment, such subsequent election shall satisfy the requirements of Section 409A(a)(4)(C) of the Code, and:

        (A)  such subsequent election may not take effect until at least twelve (12) months after the date on which the election is made,

        (B)  in the case such subsequent election relates to a distribution or payment not described in clauses (B), (C), or (F) of paragraph (b)(i) above, the first payment with respect to such election must be deferred for a period of not less than five (5) years from the date such distribution or payment otherwise would have been made, and

        (C)  in the case such subsequent election relates to a distribution or payment described in clause (D) of paragraph (b)(i) above, such election may not be made less than twelve (12) months prior to the date of the first scheduled distribution or payment under clause (D) of paragraph (b)(i).

        (e)   Compliance in Form and Operation. A Section 409A Award, and any election under or with respect to such Section 409A Award, shall comply in form and operation with the requirements of Section 409A of the Code and the Treasury Regulations thereunder.

        (f)    Plan Construction.

            (i)  Except to the extent specifically provided otherwise by the Committee, it is intended that the Plan and Awards issued thereunder will comply with Section 409A of the Code (and any Treasury Regulations and other guidance issued thereunder) to the extent the Awards are subject thereto, and the Plan and such Awards shall be interpreted on a basis consistent with such intent. The Plan and any Award Agreements issued thereunder may be amended in any respect deemed by the Committee to be necessary in order to seek to preserve compliance with Section 409A of the Code.

           (ii)  Except to the extent specifically provided otherwise by the Committee, Awards under the Plan which are subject to Section 409A of the Code are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department Regulations and other guidance issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Section 409A of the Code. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

        (g)   No Representations or Covenants with Respect to Tax Qualification. Although the Corporation may endeavor to (i) qualify an Award for favorable tax treatment (e.g., incentive stock options under Section 422 of the Code) or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Corporation makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment.

APPENDIX B

CITY NATIONAL CORPORATION
AMENDED AND RESTATED 2010 VARIABLE BONUS PLAN

1.
Purpose.

        The purpose of the City National Corporation Amended and Restated 2010 Variable Bonus Plan (the "Plan") is to provide annual cash awards to top management that recognize and reward the achievement of corporate performance goals.

2.
Effective Date of Plan.

        The Plan shall be effective as of January 1, 2010, upon approval of the Plan by the shareholders of City National Corporation (the "Corporation").

3.
Plan Administration.

        The Plan shall be administered by the Compensation, Nominating & Governance Committee ("Committee") of the Board of Directors, which shall consist of members appointed from time to time by the Board of Directors. Each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended ("the Code"). The Committee shall have full power and authority, subject to the provisions of the Plan and applicable law, to (a) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems necessary or advisable for the proper administration of the Plan, (b) construe, interpret and administer the Plan and any instrument or agreement relating to the Plan, and (c) make all other determinations and take all other actions necessary or advisable for the administration of the Plan, except that the Committee (but not the Board of Directors) shall have no authority to take any action that would cause any Award to any Participant to fail to qualify as "performance-based compensation" under Section 162(m) of the Code. Unless otherwise expressly provided in the Plan, each determination made and each action taken by the Committee pursuant to the Plan or any instrument or agreement relating to the Plan (a) shall be within the sole discretion of the Committee, (b) may be made at any time, and (c) shall be final, binding and conclusive for all purposes on all persons, including, but not limited to, Participants in the Plan, their legal representatives and beneficiaries and employees of the Corporation and its subsidiaries.

4.
Eligibility.

        The Chief Executive Officer and all other officers of the Corporation and its subsidiaries are eligible to participate in the Plan, if designated by the Committee.

5.
Awards.

        Prior to or within 90 days after the commencement of each calendar year (the "Plan Year"), the Committee shall designate the following:

5.1    The officers who will participate (the "Participants") in the Plan for the Plan Year.

5.2    The Corporate Financial Criteria, as defined herein, which will apply to awards for the Plan Year.

5.3    The Performance Goals, as defined herein, to be met by the Corporation for Participants to earn awards for the Plan Year and a payout matrix or formula for such Corporate Financial Criteria and Performance Goals.

5.4    The award will be a bonus payment in an amount obtained by multiplying the following amounts: (1) a Participant's annualized base salary as of the date of the Committee's designation and (2) a specified percentage (expressed as a decimal or fixed by a formula which will determine such percentage)

determined by the Committee to apply to the Participant for the Plan Year based on the payout matrix or formula for the Corporate Financial Criteria and Performance Goals established for the Plan Year.

        The Committee may, after the 90th day of the Plan Year, designate additional officers to participate in the Plan for the Plan Year (also "Participants" for purposes hereof); provided, however, that: (i) any awards earned by any such Participant for participation for such partial Plan Year will be pro-rated based on the number of days during the Plan Year in which the Participant participated in the Plan, and (ii) the Performance Goals for such additional Participants will be established prior to or before the expiration of 25% of the days remaining in such partial Plan Year.

        A Participant (other than one who is party to an employment agreement with the Corporation providing for a partial year bonus) who terminates employment, either voluntarily or involuntarily, before the payment date for awards for the Plan Year is thereby ineligible for an award under the Plan.

5.5.    Anything in this Plan to the contrary notwithstanding, no provisions of this Plan may be used to reduce any amounts due to any Participant who is a party to an employment agreement with the Corporation which provides for the payment of cash or other benefit in the event of the Participant's death or disability below the amounts so provided in the employment agreement.

        Awards under the Plan shall be paid to the Participants in cash.

6.
Corporate Financial Criteria.

        For each Plan year, the Committee shall designate one or more of the corporate financial criteria (the "Corporate Financial Criteria") set forth in this Section 6 for use in determining an award for a Participant for such Plan Year. Corporate Financial Criteria shall consist of one or more, or a combination of, the following financial measures: net income; net operating income; revenues; earnings (including earnings before or after taxes, earnings before or after interest and taxes or earnings before or after interest, taxes, depreciation and amortization); earnings per share; operating income (including non-pension operating income); pre- or after-tax income (before or after allocation of corporate overhead and bonus); cash flow (before or after dividends); cash flow per share (before or after dividends); return on equity; return (including risk-adjusted return) on capital (including total capital or invested capital); return on assets; assets; assets under management and administration; economic value added (or an equivalent metric); stock price appreciation; total stockholder return (measured in terms of stock price appreciation and dividend growth); efficiency ratio; or non-interest income with respect to the Corporation or any one or more Subsidiaries, divisions, business units or business segments of the Corporation either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies, provided, however, that the Committee retains the discretion to determine whether an award will be paid under any one or more of such Corporate Financial Criteria.

7.
Performance Goals.

        For each Plan Year, the Committee shall establish one or more specific, objective performance goals (the "Performance Goals"), the outcome of which are substantially uncertain at the time so established, for each of the Corporate Financial Criteria designated by the Committee for the Plan Year, against which actual performance is to be measured to determine the amount of awards. Performance Goals established by the Committee may be described by means of a matrix or formula, providing for goals resulting in the payment of awards under the Plan.

8.
Determination & Payment of Awards.

8.1.    As soon as practicable after the end of the Plan Year, the Committee will determine the amount of the award earned by each Participant, based on the application of the criteria specified in Section 6; provided however that, except for Participants who have entered into an employment agreement with the Corporation, the Committee may, in its sole discretion, reduce the amount which would otherwise be payable under the Plan. As to those Participants who have entered into employment agreements with the Corporation, the Committee will not have the discretion to reduce any earned bonus below any minimum amount provided in such agreement. Payments will be made promptly after determination of the awards by the Committee (but in no event later than the fifteenth day of the third month following the end of the Plan Year), unless payment of an award has been deferred pursuant to Section 10.6 hereof. Such Committee determination must include a certification in writing that the Performance Goals and any other material terms of the award were in fact satisfied; provided that minutes of the Committee meeting (or any action by written consent) shall satisfy the written certification requirement.

8.2.    Notwithstanding anything herein to the contrary, the maximum dollar amount that may be awarded under this Plan for any Plan Year to any Participant may not exceed $3 million.

9.
Termination, Suspension or Modification of the Plan.

        The Board of Directors may at any time, with or without notice, terminate, suspend, or modify the Plan in whole or in part, except that the Board of Directors shall not amend the Plan in violation of the law or in contravention of Treasury Regulation Section 1.162-27, promulgated under the Code, unless the Board of Directors finds that such amendment is in the best interest of the Corporation. The Committee is expressly permitted to make any amendments to the Plan, which are not in violation of the law, that are required to conform the Plan to the requirements of Section 162(m). The Committee may also correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry the Plan into effect.

10.
Miscellaneous.

10.1.    No Assignments.    No award under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of a Participant prior to actually being received by the Participant or his/her designated beneficiary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge encumber, charge, or otherwise dispose of any right to such award shall be void.

10.2.    No Right of Employment.    Neither the adoption of the Plan, the determination of eligibility to participate in the Plan, nor the granting of an award under the Plan shall confer upon any Participant any right to continue in the employ of the Corporation or any of its subsidiaries or to interfere in any way with the right of the Corporation or the subsidiary to terminate such employment at any time.

10.3.    Tax Withholding.    The Corporation shall have the right to withhold the amount of any tax attributable to amounts payable under the Plan.

10.4.    Governing Law.    The Plan and all determinations under the Plan shall be governed by and construed in accordance with the laws of the State of California.

10.5.    Other Plans.    Nothing in this Plan shall be construed as limiting the authority of the Committee, the Board of Directors, the Corporation or any subsidiary of the Corporation to establish any other compensation plan, or as in any way limiting its or their authority to pay bonuses or supplemental compensation to any persons employed by the Corporation or a subsidiary of the Corporation, whether or not such person is a Participant in this Plan and regardless of how the amount of such compensation or bonuses is determined.

10.6.    Deferrals of Awards.    A Participant may elect to defer payment of his/her cash award under the Plan if deferral of an award under the Plan is permitted pursuant to the terms of a deferred compensation program of the Corporation existing at the time the election to defer is permitted to be made, and the Participant complies with the terms of such program.

10.7.    Section 162(m).    It is the intention of the Corporation that all payments made under the Plan shall fall within the "performance-based compensation" exception contained in Section 162(m) of the Code. Thus, unless the Board of Directors expressly determines otherwise, if any Plan provision is found not to be in compliance with such exception, that provision shall be deemed to be amended so that the provision does comply to the extent permitted by law, and in every event, the Plan shall be construed in favor of its meeting the "performance-based compensation" exception contained in Section 162(m) of the Code.

10.8    Compliance With Section 111 of EESA.    Solely to the extent, and for the period, required by the provisions of Section 111 of the Emergency Economic Stabilization Act of 2008 ("EESA") applicable to participants in the Capital Purchase Program under EESA and the regulation issued by the Department of the Treasury as published in the Federal Register on October 20, 2008: (a) each "Senior Executive Officer" within the meaning of Section 111 of EESA and the regulation issued by the Department of the Treasury as published in the Federal Register on October 20, 2008 who participates in this Plan or is a party to any agreement which includes benefits under this Plan shall be ineligible to receive compensation hereunder to the extent that the Compensation, Nominating & Governance Committee of the Board of Directors of the Company determines this Plan includes incentives for the Senior Executive Officer to take unnecessary and excessive risks that threaten the value of City National Corporation or City National Bank; (b) each Senior Executive Officer who participates in this Plan shall be required to forfeit any bonus or incentive compensation paid to the Senior Executive Officer hereunder during the period that the Department of the Treasury holds a debt or equity position in the Company based on statements of earnings, gains, or other criteria that are later proven to be materially inaccurate; and (c) the Company shall be prohibited from making to each Senior Executive Officer who participates in this Plan, and each such Senior Executive Officer shall be ineligible to receive hereunder, any "golden parachute payment" in connection with the Senior Executive Officer's "applicable severance from employment," in each case, within the meaning of Section 111 of EESA and the regulation issued by the Department of the Treasury as published in the Federal Register on October 20, 2008.

10.9    Section 409A of the Code.    The Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, shall in all respects be administered in accordance with Section 409A of the Code. If a Participant dies following the Date of Termination and prior to the payment of the any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant's estate, or if the Participant has entered into an employment agreement with the Corporation pursuant to such agreement, within 30 days after the date of the Participant's death.

APPENDIX C

DIRECTOR INDEPENDENCE STANDARDS

(Excerpt from Corporate Governance Guidelines)

        The Board of Directors (the "Board") will consist of a majority of non-employee directors who satisfy the criteria for independence established by the Board as set forth below. For purposes of these director independence criteria, the term "Corporation" shall include all of the Corporation's consolidated subsidiaries.

        i)     Business Relationships:    Any payments by the Corporation to any independent director's primary business affiliation or the primary business affiliation of an independent director's immediate family member (collectively, "Director Entities"), or by a Director Entity to the Corporation, for goods or services, or other contractual arrangements, must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

        All lending relationships between the Corporation, on the one hand, and any independent director or a Director Entity, on the other hand, must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. Any loans or extensions of credit by the Corporation or its subsidiaries to such individual or entity or its subsidiaries must comply with applicable banking law, including Regulation O of the Federal Reserve and FDIC guidelines.

        Any business or banking relationship involving payments made to, or received from, the Corporation, by an independent director, or a Director Entity, for property or services must be in an amount which in the present year or for any of the last three years does not exceed a) 1% of the Corporation's consolidated gross revenues or, b) the greater of $1 million or 2% of the Director Entity's consolidated gross revenues.

        ii)    Charitable Contributions:    Neither an independent director nor any immediate family member may be an officer, director, or trustee of a foundation, university, or other non-profit organization that receives from the Corporation, contributions in an amount which exceeds the greater of $50,000 or 10% of the total annual receipts received by the entity.

        iii)   Interlocking Directorates:    No employee-director or executive officer of the Corporation shall serve as a director of a company where an independent director is an executive officer.

        iv)   Employment:

          1)    An independent director shall not:

            (a)   be or have been an employee of the Corporation within the last three years;

            (b)   be part of, or within the past three years have been part of, an interlocking directorate in which an executive officer of the Corporation serves or has served on the compensation committee of a company that concurrently employs or employed the independent director; or

            (c)   be or have been affiliated with or employed by a present or former auditor of the Corporation within the three year period following the end of the affiliation or the employment or auditing relationship.

          2)    An independent director may not have a family member who:

            (a)   is a member of senior management of the Corporation or has been within the last three years;

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            (b)   is part of an interlocking directorate in which an executive officer of the Corporation serves on the compensation committee of a company that concurrently employs such family member; or

            (c)   is or has been affiliated with or employed by a present or former auditor of the Corporation within the three year period following the end of the affiliation or the employment or auditing relationship.

        v)     Direct Compensation:    Neither an independent director nor his or her immediate family member may receive or have received more than $120,000 per year in direct compensation from the Corporation (other than director and committee fees and pension or other forms of deferred compensation that is not contingent on continued services) within the past three years.

        vi)   Other Transactions:    Subject to applicable laws, rules, regulations and listing standards, after taking into account all relevant facts and circumstances, the Board shall reserve the right to determine that any particular transaction or relationship between an independent director and the Corporation may, in the Board's judgment, be deemed not to be material, or would not impair the director's exercise of independent judgment, and the independent director will continue to be deemed independent.

        vii)  Definitions:    For purposes of these independence standards, (a) immediate family members of a director include the director's spouse and other "family members" (including children) who share the director's home or who are financially dependent on the director, (b) the term "primary business affiliation" means an entity of which the director is a principal/executive officer or in which the director holds at least a 5% equity interest, and (c) the term "family member" means any of the director's spouse, parents, children, brothers, sisters, mother- and father-in law, sons- and daughters-in-law, and brothers and sisters-in-law and anyone (other than domestic employees) who shares the director's home. When looking back three years in applying these standards, "family members" do not include individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

        Each of the above standards which contain a three year "look-back" provision is subject to the same phase in provisions for the three year "look-back" set forth in NYSE listing standard 303A.02.

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APPENDIX D

EMPLOYEE COMPENSATION PLANS

        Set forth below is a list of the Company employee incentive plans in each of the Company's divisions that were reviewed in connection with the risk assessment report prepared for the Committee by Frederic W. Cook & Co., Inc. In addition to these plans, the review included the Company's change-in-control arrangements and incentive compensation features in individual employment contracts.

Banking & Investment Services
    Discretionary Plan
    Key Officer Incentive Plan
    Loss Prevention Plan

Business & Technology Services
    Discretionary Plan
    Key Officer Incentive Plan

Credit Administration
    Appraisal Plan
    CLC Production and Service Plan
    Discretionary Plan
    Key Officer Incentive Plan

Entertainment
    Key Officer Incentive Plan
    Relationship Team Plan
    Support Staff Team Incentive Plan
    Team Leader/Manager and Relationship Manager Plan

Executive Management
    Executive Management Plan
    Discretionary Plan

Finance, Human Resources, Legal & Compliance, Marketing, Risk Management, Treasury Services
    Discretionary Plan
    Key Officer Incentive Plan

Management Consultant Group
    Key Officer Incentive Plan

Nevada
    Key Officer Incentive Plan
    Nevada Discretionary Plan

Real Estate
    Discretionary Plan
    IPG Plan
    Key Officer Incentive Plan
    Relationship Team Plan

Residential Lending
    Key Officer Incentive Plan
    Team Plan

Wealth Management
    Discretionary Plan
    Investment Management Plan
    Investment Officer Plan
    Customer Service Officer Plan
    Investment Trust Associate Plan
    Investment Trust Consultant Plan
    Key Officer Incentive Plan
    Portfolio Manager Plan
    Securities Sales Trade Manager Plan
    Trader Plan
    Business Trust Officer Plan
    Trust Manager Plan
    Personal Trust Officer Plan

CA Commercial Banking Services
    Business Development Officer Plan
    Business Development Sales Manager Plan
    CBS Manager Incentive Plan
    CBS Regional Incentive Plan
    CBS Relationship Manager Incentive Plan
    Discretionary Plan
    Equipment Leasing Commission Plan
    Front Line Sales Manager Plan
    Key Officer Incentive Plan
    Nevada Corporate Lending Manager Plan
    Nevada Discretionary Plan
    Nevada Relationship Manager Plan
    Nevada Team Manager Plan
    Support Staff Team Incentive Plan

CA Private Client Services
    Business Development Officer Plan
    Discretionary Plan
    Investment and Trust Associate Plan
    Key Officer Incentive Plan
    Nevada Discretionary Plan
    PCS Manager Plan
    PCS Relationship Manager/Private Client Advisor Plan
    Support Staff Team Incentive Plan

Core Banking
    Branch Manager Plan
    Client Services Manager Plan
    Core Team Plan
    Discretionary Plan
    Financial Sales Manager/Financial Sales Advisor Plan
    Financial Sales Officer Plan
    Key Officer Incentive Plan
    Nevada Branch RM Plan
    Nevada CSM Plan
    Nevada Discretionary Plan
    Preferred Banking Advisor Plan
    Regional Branch Manager Plan
    SBA Development Officer Plan

Specialty Banking
    Agribusiness Plan
    Corporate Banking Plan
    Discretionary Plan
    Foreign Exchange Plan
    Franchise Finance Plan
    Global Markets Plan
    Interest Rate Derivatives Plan
    Key Officer Incentive Plan
    Relationship Team Plan
    Trade Services Plan

Affiliate Plans
    Ambs Investment Counsel, LLC
        Discretionary Bonus Pool
    CCM Advisors LLC
        Discretionary Bonus Pool
    Clifford Swan Investment Counsel LLC
        Discretionary Bonus Pool
    Convergent Capital Management LLC
        Discretionary Bonus Pool
    Convergent Wealth Advisors, LLC
        Discretionary Bonus Pool
        Business Development Officer Compensation Plan
        CRM Compensation Plan
    Lee Munder Capital Group, LLC
        General Bonus Program
        Investment Team Incentive Plan
    Mid-Continent Capital, L.L.C.
        Discretionary Bonus Pool
    Reed, Conner & Birdwell, LLC
        Discretionary Bonus Pool
    SKBA Capital Management, LLC
        Discretionary Bonus Pool

PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS CITY NATIONAL CORPORATION The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, each dated March 15, 2010, and hereby appoints Christopher J. Carey, Michael B. Cahill and Olga Tsokova, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the common stock of City National Corporation held of record by the undersigned at the close of business on February 22, 2010 at the Annual Meeting of Stockholders of CITY NATIONAL CORPORATION on April 21, 2010, at 4:30 p.m., PDT and any adjournments or postponements thereof. Important Notice Regarding Availability of Proxy Materials for Shareholder Meeting to be held on April 21, 2010: The Notice of Annual Meeting and Proxy Statement is available at www.cnb.com/ir/ir-kit.asp. (Continued, and to be marked, dated and signed as instructed, on the other side) . FOLD AND DETACH HERE AND READ THE REVERSE SIDE . ANNUAL MEETING OF STOCKHOLDERS of CITY NATIONAL CORPORATION CITY NATIONAL PLAZA 555 S. FLOWER STREET, THIRTEENTH FLOOR LOS ANGELES, CALIFORNIA AT 4:30 P.M., PDT APRIL 21, 2010 Upon arrival, please present this admission ticket and photo identification at the registration desk. Please tear off this Admission Ticket. If you plan to attend the Annual Meeting of Stockholders, you will need this ticket to gain entrance to the meeting. This ticket is valid to admit the stockholder to the Annual Meeting. You should send in your proxy even if you plan to attend the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CITY NATIONAL CORPORATION. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED AND THE PROXY IS SIGNED, WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS AS FOLLOWS: . FOLD AND DETACH HERE AND READ THE REVERSE SIDE . PROXY FOR CITY NATIONAL CORPORATION ANNUAL MEETING OF STOCKHOLDERS APRIL 21, 2010 Please mark your votes like this X COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: Signature Signature Date NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. 1. ELECTION OF CLASS II DIRECTORS: RUSSELL GOLDSMITH ROBERT H. TUTTLE RONALD L. OLSON (To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) 4. APPROVAL OF CITY NATIONAL CORPORATION AMENDED AND RESTATED 2010 VARIABLE BONUS PLAN THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 AND 4: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM 5: FOR WITHHOLD AUTHORITY FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 3. AMENDMENT OF THE 2008 OMNIBUS PLAN 6. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof. FOR AGAINST ABSTAIN 5. STOCKHOLDER PROPOSAL – DECLASSIFICATION OF BOARD OF DIRECTORS FOR AGAINST ABSTAIN 2. RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM